Exhibit 10.1

EXECUTION VERSION

SECOND AMENDED AND RESTATED

DEVELOPMENT AND LICENSE AGREEMENT

dated as of August 31, 2011

by and between

BIOSPECIFICS TECHNOLOGIES CORP.

(a Delaware corporation)

And

AUXILIUM PHARMACEUTICALS, INC.

(a Delaware corporation)

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXECUTION VERSION

SCHEDULES

Schedule 1.9	BTC Patents
Schedule 1.23	Cost of Goods
Schedule 1.57	Partner Territory
Schedule 2.2(d)	Cellulite Protocols
Schedule 3.1	Additional Indication Review Process
Schedule 3.1(b)(1)	Canine Lipoma Protocol
Schedule 3.1(b)(2)	Human Lipoma Protocols
Schedule 3.1(b)(3)	Research Proposal Template
Schedule 3.2	Clinical Trials
Schedule 13.1	Joint Press Release

i

EXECUTION VERSION

SECOND AMENDED AND RESTATED DEVELOPMENT AND LICENSE

AGREEMENT

This SECOND AMENDED AND RESTATED DEVELOPMENT AND LICENSE AGREEMENT (this “Agreement”) dated August 31, 2011 is by and between BioSpecifics Technologies Corp., a corporation organized and existing under the laws of Delaware and having its principal office at 35 Wilbur Street, Lynbrook, New York 11563, and its Affiliates (“BTC”), and Auxilium Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware and having its principal office at 40 Valley Stream Parkway, Malvern, PA 19355 (“Auxilium”). BTC and Auxilium shall sometimes be referred to herein individually as a “Party” and collectively as “Parties.”

INTRODUCTION

WHEREAS, BTC controls certain BTC Patents and BTC Know-How (each as defined below) related to the Enzyme and the Product (each as defined below), and has the right to grant certain rights and licenses thereunder as set forth herein, and

WHEREAS, Auxilium has certain expertise in the development, manufacture and commercialization of pharmaceutical products, and Auxilium wishes to obtain certain licenses and options to develop, manufacture and commercialize the Product for certain therapeutic uses in animals and humans, and

WHEREAS, BTC wishes to convey such licenses to Auxilium, and

WHEREAS, BTC and Auxilium previously entered into that certain Development and License Agreement dated June 3, 2004, as amended by that certain Amendment No. 1 to Development and License Agreement dated May 10, 2005 and that certain letter agreement dated December 15, 2005 (the “Original Agreement”) involving, among other things, the licensing of intellectual property by BTC to Auxilium, and

WHEREAS, BTC and Auxilium amended and restated, effective as of December 17, 2008, the Original Agreement in its entirety and replaced the Original Agreement (the “Amended and Restated Agreement”);

WHEREAS, contemporaneously with the execution of this Agreement, BTC and Auxilium shall execute a settlement agreement to settle all disagreements between the Parties existing as of the Amendment Effective Date (the “Settlement Agreement”); and

WHEREAS, BTC and Auxilium now desire to amend and restate the Amended and Restated Agreement and to replace the Amended and Restated Agreement with this Agreement.

EXECUTION VERSION

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the Parties to this Agreement mutually agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following initially capitalized terms in this Agreement, whether used in the singular or plural, shall have the following meanings:

1.1 “Additional Indication” shall mean any Indication for a Product outside of the Field.

1.2 “Additional Indication Option” has the meaning set forth in Section 2.2(b).

1.3 “Adverse Drug Experience” shall mean any of the following as such terms are defined at either 21 C.F.R. § 312.32 or 21 C.F.R. § 314.80 (or veterinary counterpart, 21 C.F.R. § 514.3): an “adverse drug experience,” a “life-threatening adverse drug experience,” a “serious adverse drug experience,” or an “unexpected adverse drug experience” and the foreign counterparts thereof.

1.4 “Affiliate” shall mean any corporation, company, partnership, joint venture or firm which controls, is controlled by, or is under common control with a specified person or entity. For purposes of this Section 1.4, “control” shall be presumed to exist if one of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such cases such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. For purposes of clarity, Advance BioFactures Corporation of New York is an Affiliate of BTC and each of Auxilium International Holdings, LLC and Auxilium US Holdings, Inc. is an Affiliate of Auxilium and such Affiliates are parties to this Agreement. Advance BioFactures of Curacao, NV was an Affiliate of BTC on June 3, 2004 and May 10, 2005 and was a party to the Original Agreement.

1.5 “Amendment Effective Date” has the meaning set forth in Section 13.1.

1.6 “Auxilium Remaining Indication” shall mean an Additional Indication for a Product that Auxilium believes has a reasonable probability of obtaining Regulatory Approval and achieving commercial success, but for which BTC does not wish to undertake Stage I Development.

1.7 “Auxilium Territory” shall mean the Territory excluding (1) the Partner Territory, (2) the Japan Territory and (3) such countries that become part of the Partner II Territory; provided, however, that, regardless of whether Auxilium Commercializes the Product in the United States itself or through a Sublicensee, the Auxilium Territory will always include the United States.

EXECUTION VERSION

1.8 “BTC Know-How” shall mean any proprietary information or materials related to the Manufacture, preparation, formulation, use or development of the Enzyme or the Product Controlled by BTC during the Term and shall include formulations, processes, techniques, formulas, biological, chemical, assay control and manufacturing, technical, pre-clinical, clinical or other data, methods, know-how, and trade secrets.

1.9 “BTC Patents” shall mean those Patents Controlled by BTC with at least one claim directed to the Enzyme or the Product (or processes, improvements, uses, intermediates, variants or derivatives for the foregoing) including those listed on Schedule 1.9 attached hereto as it may be amended from time to time. For the sake of clarity, BTC Patents includes U.S. Patent Application Nos. 11/699,302, 60/763,470, 60/784,135 and International Patent Application No. PCT/07/02654, any applications claiming priority to such applications and any patents issuing or granting therefrom.

1.10 “BTC Product” shall mean any pharmaceutical product that includes Enzyme as an active ingredient and is under development for an Indication (or is indicated for use) outside the Field.

1.11 “Business Day” shall mean any day on which banking institutions in New York, New York are open for business.

1.12 “Category I Additional Indication” has the meaning set forth in Section 3.1(b)(iii)(A).

1.13 “Category II Additional Indication” has the meaning set forth in Section 3.1(b)(iii)(B).

1.14 “Category III Additional Indication” has the meaning set forth in Section 3.1(b)(iii)(C).

1.15 “Cellulite” has the meaning set forth in Section 2.2(d).

1.16 “Clinical Product Supply Price” has the meaning set forth in Section 6.2.

1.17 “Clinical Trials” shall mean tests and studies in human subjects or patients that are required to obtain, maintain, or sustain Regulatory Approval in a country in the Territory.

1.18 “Commercialization” or “Commercialize” shall mean activities directed to marketing, promoting, co-promoting, distributing, importing, exporting, offering for sale and selling the Product. When used as a verb, “Commercialize” means to engage in Commercialization.

1.19 “Commercially Reasonable Efforts” means, with respect to a Party, the efforts and resources which would be used by that Party relating to a certain activity or activities, consistent with its normal business practices, which are consistent with the general level of effort and resources in the pharmaceutical industry for a company similar in size and scope.

EXECUTION VERSION

1.20 “Competing Product” shall mean a product that contains Enzyme and is sold in a country by a Person (other than Auxilium, its Affiliate, Sublicensee or sub-Sublicensee) in an Indication for which Auxilium, its Affiliate, Sublicensee or sub-Sublicensee is marketing a Product in such country.

1.21 “Confidential Information” has the meaning set forth in Section 10.1.

1.22 “Controlled” or “Controls”, when used in reference to intellectual property, shall mean for a Party to have an ownership interest in, or the legal authority, or right of a Party hereto (or any of its Affiliates) to grant a license or sublicense of intellectual property rights to another Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party, infringing upon the intellectual property rights of a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.23 “Cost of Goods” shall mean the total cost of Product in Final Packaging as calculated in accordance with Schedule 1.23.

1.24 “Cover(ed)” shall mean , with respect to any Patent and the subject matter at issue, that, but for a license granted under a Valid Claim of such Patent, the manufacture, development, use, sale, offer for sale or importation of the subject matter at issue would infringe such Valid Claim, or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

1.25 “Develop” or “Development” shall mean Stage I Development and Stage II Development. When used as a verb, “Developing” means to engage in Development. For purposes of clarity, in no event shall Development include Manufacture.

1.26 “Development Costs” shall mean costs associated with Development activities.

1.27 “Development Plan” shall mean the written plan established by the Parties for Development of an Additional Indication as contemplated by Schedule 3.1.

1.28 “Effective Date” shall mean June 3, 2004.

1.29 “Enzyme” shall mean [**].

1.30 “European Union” shall mean the countries of the European Union, as it is constituted as of the Effective Date and as it may be expanded from time to time.

1.31 “Exercised Indication” has the meaning set forth in Section 2.2(c).

1.32 “Exercised Indication Date” has the meaning set forth in Section 2.2(c).

1.33 “Exercise Period” has the meaning set forth in Section 2.2(c).

1.34 “FDA” shall mean the U.S. Food and Drug Administration or its successor agency.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXECUTION VERSION

1.35 “Field” shall mean, subject to expansion pursuant to Section 2.2, the prevention or treatment of Dupuytren’s Disease, Peyronie’s Disease and Adhesive Capsulitis (otherwise known as “Frozen Shoulder”).

1.36 “Final Packaging” means the labeling and packaging to be used in connection with the Product labeled for use in the Field in the Territory, including the packaging of package inserts and components reasonably necessary for sale of the finished Product to the ultimate consumer.

1.37 “Indemnified Party” has the meaning set forth in Section 12.3.

1.38 “Indemnifying Party” has the meaning set forth in Section 12.3.

1.39 “Indication” shall mean a pharmaceutical application for the Product.

1.40 “Infringement Claim” has the meaning set forth in Section 8.2(a).

1.41 “Japan Partner” shall mean Asahi Kasei Pharma Corporation, a Japanese corporation, and its Affiliates.

1.42 “Japan Territory” shall mean Japan.

1.43 “Law” shall mean any applicable statute, law, ordinance, regulation, order, or rule of any federal, state, local, foreign, or other governmental agency or body or of any other type of regulatory body (including common law) or securities exchange, including those covering pharmaceutical sales, environmental, pollution, energy, safety, health, transportation, bribery, record-keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

1.44 “Licensed Technology” shall mean the BTC Patents and the BTC Know-How.

1.45 “Lipomas” shall mean mesenchymal, benign, fatty tumors.

1.46 “Loss” has the meaning set forth in Section 12.1.

1.47 “Major Market Country” shall mean [**].

1.48 “MAA” shall mean an application seeking Regulatory Approval of the Regulatory Authority in the European Union to market and sell a Product in the Field in the European Union.

1.49 “MAA Acceptance” shall mean the written notification by the applicable Regulatory Authority that the MAA has met all the criteria for filing acceptance.

1.50 “Manufacture” or “Manufacturing” shall mean manufacturing, filling, processing, testing, engineering, designing, redesigning, packaging, storing, quality control, quality assurance, releasing, disposing, handling, shipping, and all other activities undertaken or required to be undertaken in order to manufacture and supply the Product in its Final Packaging

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXECUTION VERSION

and related devices and apparatus for administration thereof, in the case of commercial supplies, or packaged in accordance with Laws, in the case of clinical supplies, or the Enzyme, as the case may be.

1.51 “NDA” or “New Drug Application” shall mean a new drug application filed with the FDA pursuant to 21 C.F.R. §314, seeking permission to market the Product for a particular Indication in the Field in interstate commerce in the United States, including any similar or analogous application to be filed with the FDA for biologic products and/or veterinary products.

1.52 “NDA Filing Acceptance” shall mean the written notification by the FDA that the NDA has met all the criteria for filing acceptance.

1.53 “Net Sales” shall mean the gross amount invoiced by Auxilium and its Affiliates or Sublicensees on account of sales of the Product in Final Packaging to Third Parties in the Territory, less the total of: (a) trade, cash or quantity discounts not already reflected in the amount invoiced; (b) excise, sales and other consumption taxes and customs duties to the extent included in the invoice price; (c) freight, insurance and other transportation charges to the extent specifically included in the invoice price; (d) returns or retroactive price reductions; and (e) compulsory payments and rebates directly related to the sale of the Product accrued, paid or deducted pursuant to governmental regulations. For the sake of clarity, the gross amount will be determined by the amount invoiced by Auxilium, its Affiliates or Sublicensees to Third Parties (other than Sublicensees or their Affiliates or sublicensees thereof) and will exclude any sales between Auxilium and its Affiliates and Auxilium and its Sublicensees.

1.54 “Orphan Drug Designation” shall mean the special designation of Product by FDA’s Orphan Product Division which provides the Product with the opportunity to obtain additional market exclusivity from the date the drug receives FDA approval and also possible tax and regulatory approval benefits. The term “Orphan Drug Designation” shall include any foreign counterparts of the foregoing as well as any veterinary counterparts.

1.55 “Partner” shall mean Pfizer, Inc., a Delaware corporation, and its Affiliates.

1.56 “Partner II” shall mean one or more Persons (excluding any Auxilium Affiliates), from time to time, to whom Auxilium sublicenses any of the rights granted by BTC hereunder to research, Develop, use, Manufacture, Commercialize, market, sell or distribute the Product in the Field in one or more countries of the Partner II Territory.

1.57 “Partner Territory” shall mean those countries in the Territory to which Auxilium has granted Partner rights hereunder and which are set forth on Schedule 1.57 as the same may be amended by mutual agreement of BTC and Auxilium.

1.58 “Partner II Territory” shall mean such country(ies) in the Territory (other than those countries comprising the Partner Territory, the Japan Territory and the United States of America) as Auxilium may notify BTC from time to time that are or become subject to a sublicense agreement between Auxilium and a Partner II, at which time such country(ies) where such sublicense agreement is in effect shall no longer be part of the Auxilium Territory and shall become part of the Partner II Territory.

EXECUTION VERSION

1.59 “Patents” shall mean any patents or patent applications and any continuations, continuations-in-part, divisions, provisionals, substitutions, patents of addition, reissues, reexamination, renewals or extensions thereof (including any supplemental patent certificates) and any confirmation patent or registration patent and all foreign counterparts of any of the foregoing.

1.60 “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.61 “Phase II Clinical Trials” shall mean a Clinical Trial or Veterinary Trial for the Product on a number of subjects, no fewer than the number required to allow for the detection of statistical differences between the control and treated subjects, for the purposes of determining dose and evaluating safety and efficacy in the proposed therapeutic indication, conducted in accordance with current good clinical practices and in accordance with a protocol that has been reviewed to the extent required by the FDA or other Regulatory Authority and reflects any comments or concerns raised by the same.

1.62 “Placebo” shall mean the placebo to be used in each of the relevant protocols.

1.63 “Placebo Supply Price” has the meaning set forth in Section 6.2.

1.64 “Product” shall mean pharmaceutical product containing Enzyme as an active ingredient and any reformulation, improvement, enhancement, combination, refinement, or modification thereof; provided however, Product shall specifically exclude dermal formulations labeled for topical administration.

1.65 “Product Data” shall mean the physical embodiment, to the extent available of: (a) the know-how, including relevant laboratory notebook information, screening data and synthesis schemes, including descriptions in any form, data and other information, and (b) all other data including Regulatory Data and any other pre-clinical and clinical data and information, technical, chemical, safety and scientific data, information and know-how, obtained or generated in connection with Development of the Product in the Field.

1.66 “Regulatory Approval” shall mean, with respect to a country or group of countries in the Territory, all authorizations by the appropriate governmental entity or entities necessary for commercial sale of the Product in the Field for a particular Indication in that country or group of countries including, where applicable, approval of labeling, price, reimbursement and manufacturing.

1.67 “Regulatory Authority” shall mean the FDA or any foreign counterpart or additional governmental or regulatory agencies in the Territory responsible for applicable Regulatory Approvals.

1.68 “Regulatory Data” shall mean any and all research data, pharmacology data, chemistry, manufacturing, and control data, preclinical data, clinical data or all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with regulatory filings for the Product in the Field (including any Drug Master Files (DMFs), Chemistry, Manufacturing and Control (“CMC”) data, or similar documentation).

EXECUTION VERSION

1.69 “Remaining Indication” shall mean an Additional Indication for which Auxilium has not exercised an Additional Indication Option within the Exercise Period.

1.70 “Stage I Development” shall mean pre-clinical and clinical drug development activities reasonably necessary to completing all development activities up to and including the completion of Phase II Clinical Trials for the Product in an Indication, including pre-clinical studies, test method development, statistical analysis, Clinical Trials, Veterinary Trials, regulatory affairs, and activities directed to seeking Regulatory Approvals.

1.71 “Stage I Development Costs” shall mean costs associated with Stage I Development activities.

1.72 “Stage II Development” shall mean non-clinical and clinical drug development activities reasonably necessary to the development and submission of Regulatory Data to a Regulatory Authority for the purpose of achieving Regulatory Approval, including non-clinical studies, test method development, statistical analysis, Clinical Trials, Veterinary Trials, regulatory affairs, and activities directed to seeking Regulatory Approvals.

1.73 “Stage II Development Costs” shall mean costs associated with Stage II Development activities.

1.74 “Sublicense Income” shall mean (a) the upfront payment, if any, received from a Sublicensee by Auxilium upon execution of an agreement with such Sublicensee, and (b) any milestone payments received from a Sublicensee by Auxilium in consideration for the grant of a sublicense to such Sublicensee under the Licensed Technology in the Field; provided, however, that Sublicense Income shall not include any such consideration received by Auxilium from any such Sublicensee in return for, as payment for or otherwise in respect of: (i) equity or debt of Auxilium (provided, however, that the exclusion contained in this sub-clause (i) shall not apply to transactions between Auxilium and its Affiliates), (ii) the manufacture or supply of ingredients or products, (iii) the performance of services (including research and development services other than screening services performed on behalf of a Sublicensee) or other similar payments, (iv) reimbursement of Auxilium’s out of pocket costs and expenses, including patent expenses, or (v) the sale of Auxilium in whole or in part. For the sake of clarity, Sublicense Income will not be reduced by, and Auxilium will be deemed to have received, any amount(s) for which a Sublicensee is entitled to a deduction or setoff under the agreement between Auxilium and the Sublicensee and for which BTC is not responsible under the terms of this Agreement. For the sake of further clarity, Sublicense Income will include any sublicense income received by Auxilium from its Sublicensee pursuant to a sub-sub license agreement entered into by Auxilium’s Sublicensee with a Person in the Territory.

1.75 “Sublicensee” shall mean a Person to whom Auxilium grants any right or license to use the Licensed Technology to make, use or sell the Product in the Field in the Territory, including the Partner, the Japan Partner and Partner II.

1.76 “Term” has the meaning set forth in Section 11.1(a).

EXECUTION VERSION

1.77 “Territory” shall mean all the countries and territories of the world.

1.78 “Third Party” shall mean any Person or other entity other than Auxilium, BTC or their respective Affiliates.

1.79 “Valid Claim” shall mean a claim of an issued and unexpired patent, or a pending patent application, included within the Licensed Technology, which has not been held permanently revoked, unenforceable or invalid by a decision of a governmental agency or court of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

1.80 “Veterinary Trial” shall mean tests or studies in non-human animal subjects that are required to obtain, maintain or sustain Regulatory Approval for treatment of such non-human animal subjects in a country in the Territory.

1.81 “Vial” shall mean a single dose unit of Product or Placebo, as specified in the provision in which such defined term is used, and in each case, diluent.

ARTICLE 2

LICENSE AND OPTION

2.1 License Grant to Auxilium.

(a) Subject to the terms and conditions of this Agreement, on the Effective Date, BTC hereby grants to Auxilium an exclusive license under the Licensed Technology to research, Develop, use, Commercialize, market, sell and distribute the Product in the Field in the Territory.

(b) Subject to the terms and conditions of this Agreement, BTC hereby grants to Auxilium (i) an exclusive right and license under the Licensed Technology to Manufacture or have Manufactured the Product (A) in the Field, (B) for Stage I Development excluding in vitro research and Development subject to (B)(2) below, and (C) for any Auxilium Remaining Indication, and (ii) a non-exclusive right and license under the Licensed Technology to Manufacture or have Manufactured the Product for supply to BTC (A) for in vitro Development and (B) for Stage II Development of Remaining Indications and Commercialization of Remaining Indications. Notwithstanding the foregoing, BTC may exercise its retained right to Manufacture only with respect to (A) the Enzyme for purposes of (1) use as a reagent for tissue disassociation and (2) performing in vitro research and Development unless Product is supplied by Auxilium for such purposes in accordance with the terms hereof and (B) the Product for purposes of (1) performing Development of any Remaining Indication and Commercialization of any Remaining Indication and (2) any Stage I Development that BTC conducts for Additional Indications if Auxilium fails to supply Product, diluent or Placebo in accordance with Section 6.2 (provided that the conduct of any such Stage I Development shall be subject to the provisions of Section 3.1(b)(iii)). Notwithstanding anything to the contrary contained in this Agreement, BTC shall not grant any right or license under the Licensed Technology to any Third Party to Manufacture the Enzyme or the Product; provided, however, that BTC may engage a Third Party to perform the permitted Manufacture for BTC’s account.

EXECUTION VERSION

(c) The licenses granted to Auxilium under Sections 2.1(a) and 2.1(b) shall include the right to grant sublicenses (and in the case of Section 2.1(a), distribution rights); provided, however, that all such sublicenses shall contain terms and conditions which are consistent with the terms and conditions contained in this Agreement.

2.2 Option to License Additional Indications.

(a) Development of Additional Indications for Products. The Parties shall cooperate in good faith in generating ideas and concepts for Additional Indications for Products in accordance with the process set forth in Section 3.1. For the sake of clarity, tissue disassociation performed by BTC shall not be considered an Additional Indication for purposes of this Agreement and shall not be subject to the process set forth in Section 3.1.

(b) Option Grant. Subject to the terms and conditions of this Agreement, BTC hereby grants to Auxilium an exclusive option to an exclusive license to Products in the Territory for each Additional Indication on the same terms and conditions as provided for Indications in the Field (each, an “Additional Indication Option”).

(c) Exercise Period; Exercise of Option. The period during which Auxilium may exercise an Additional Indication Option (the “Exercise Period”) shall commence on the date on which BTC submits a Phase II Clinical Trial report to Auxilium for the Product for such Additional Indication and ends one hundred and twenty (120) days thereafter. BTC shall provide Auxilium with a copy of a Phase II Clinical Trial report and any additional data or results in its control. Auxilium may exercise the Additional Indication Option at any time during the Exercise Period by delivering to BTC a written notice of exercise with regard to such Additional Indication (each, an “Exercised Indication”) that sets forth the effective date of the exercise (the “Exercised Indication Date”), which must be within the Exercise Period. Upon receipt, BTC shall counter-sign the exercise notice which shall then be appended to and incorporated by reference into this Agreement effective the Exercised Indication Date.

(d) Option for Cellulite. Notwithstanding the foregoing or anything to the contrary herein, Auxilium shall be responsible for the Stage I Development of Edematous fibrosclerotic panniculopathy, otherwise known as cellulite (“Cellulite”), including for the costs associated with such Stage I Development in accordance with the protocols attached hereto (Schedule 2.2(d)) . BTC hereby grants Auxilium an exclusive license under the Licensed Technology to research, Develop, Manufacture and use the Product for purposes of conducting such Stage I Development. Upon the earlier of (i) the initiation of Stage II Development activities with respect to Cellulite or (ii) the date which is one hundred and twenty (120) days from the completion of the attached protocols for Cellulite, Auxilium shall pay BTC the amount of Five Hundred Thousand Dollars ($500,000) as a one-time license fee in satisfaction of Section 7.4(a). The date of payment by Auxilium to BTC of such amount shall be the Exercised Indication Date for Cellulite. If Auxilium fails to pay BTC such amount on or prior to such date due, then Cellulite shall become a Remaining Indication and such license with respect to Cellulite granted pursuant to this Section 2.2(d) shall terminate.

EXECUTION VERSION

(e) License Grant Upon Exercise of Option. Effective on the Exercised Indication Date, the Field definition shall be amended and expanded to include the relevant Exercised Indication.

(f) Auxilium Remaining Indications. Auxilium shall have the right to Develop and Commercialize Auxilium Remaining Indications at its sole cost and expense. Upon notification to BTC of Auxilium’s intent to Develop and Commercialize an Auxilium Remaining Indication, the Field definition shall be amended and expanded to include such Auxilium Remaining Indication.

2.3 Remaining Indications. BTC may offer Third Parties the right under the Licensed Technology to research, Develop, use, Commercialize, market, sell and distribute the Product for any Remaining Indication in the Auxilium Territory (the “Remaining Indication Rights”), provided that, prior to executing a definitive agreement with a Third Party for one or more Remaining Indications, BTC must (a) provide Auxilium with a written summary of the material terms of the proposed agreement (the “Offer Terms”), and (b) grant Auxilium an option, exercisable for seventy-five (75) days after Auxilium’s receipt of the written summary, to agree to equivalent terms, in which case the Parties shall negotiate in good faith an exclusive license agreement on such terms as promptly as possible thereafter. In the event that Auxilium does not exercise an option to license a Remaining Indication within such seventy-five (75) day period, the Remaining Indication Rights may be licensed to such Third Party on terms and conditions no less favorable to BTC than the Offer Terms; provided, that [**].

2.4 Transfer of BTC Know-How. Within forty-five (45) days of the Effective Date, BTC shall, or shall cause its Affiliates to, transfer to Auxilium all material Product Data relating to Dupuytren’s Disease and Peyronie’s Diseases, including preclinical, clinical data, clinical trial protocols, study data tabulations, reports, the right of cross-reference and permission to use in Auxilium Regulatory Data and regulatory filings, investigator-generated data granted by the owners of such data, etc., in reasonably satisfactory form. Promptly, but in no event more than thirty (30) days, after the Exercised Indication Date, BTC shall, or shall cause its Affiliates to, transfer to Auxilium all Product Data relating to such Exercised Indication, in reasonably satisfactory form.

2.5 Exclusivity. During the Term and any extension thereof, and for two years thereafter, neither BTC nor any of its Affiliates shall, except as otherwise set forth and provided in this Agreement, (a) directly or indirectly develop, manufacture, market, sell, detail or promote any Competing Product or (b) encourage off-label use of a Competing Product that could affect labeled usage of the Product in the Field. In addition, in the event that BTC markets a BTC Product outside the Field within a country in the Territory where Auxilium is promoting the Product within the Field, BTC shall promote the BTC Product under a trademark different from the Auxilium Trademark, and will not knowingly market, ship, distribute, promote, sell or otherwise put into circulation the BTC Products within the Field in such country or in any other country within the Territory. In the event that BTC enters into any agreements with its distributors or wholesalers for the BTC Products in a country in the Territory, it shall include in any and all said agreements appropriate provisions providing, to the extent not prohibited by Law, that the BTC Products must be distributed and sold solely outside the Field within such country in the Territory. In the event that Auxilium enters into any agreements with its

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXECUTION VERSION

distributors or wholesalers for the Product in the Field, it shall include in any and all said agreements appropriate provisions providing, to the extent not prohibited by Law, that the Product must be distributed and sold solely within the Field within such country in the Territory.

ARTICLE 3

PRODUCT DEVELOPMENT

3.1 Joint Development Committee.

(a) Formation. As soon as practicable after the Amendment Effective Date, BTC and Auxilium will establish the JDC made up of two (2) representatives designated by each Party hereto to assist in coordinating scientific interactions and resolving potential disagreements between BTC and Auxilium during the course of the Development of Product. The JDC Chair will be appointed by Auxilium from among the members of the committee designated by Auxilium.

(b) Process.

(i) General. The process set forth in this Section 3.1(b) is intended to help the Parties identify proposed Additional Indications for which there is reasonable probability of technical success and commercial potential, and to rule out areas where the probability is too low to justify the necessary resources. Given that the investments in early stage development are relatively low, the criteria are inclusive and aim not to make false negative recommendations, rather than ruling out options too quickly. In preparation for the submission of a Development Plan to pursue Development of an Additional Indication, subject to Auxilium’s decision-making authority as provided in Section 3.1(c), the Parties shall engage in the process set forth in Schedule 3.1 with respect to preparing and reviewing such Development Plans; provided, however, that the Development Plan process set forth in this Section 3.1(b) shall not apply to (i) the protocols for Category I Additional Indications attached hereto as Schedule 2.2(d), Schedule 3.1(b)(1) and Schedule 3.1(b)(2), (ii) tissue disassociation, or (iii) in vitro Development work conducted by BTC.

(ii) In Vitro Development by BTC. Prior to commencement of in vitro Development work by BTC, BTC shall submit to Auxilium a research proposal substantially in the form attached here to as Schedule 3.1(b)(3). Such research proposals may be submitted by BTC to Auxilium on a rolling basis without regard to the quarterly JDC meetings. Auxilium shall have sixty (60) days to review and comment on such research proposal, but shall not have the right to veto such research proposal. In the event that Auxilium presents any questions to BTC during the first forty-five (45) days of such sixty (60) day period, BTC shall respond to such questions within fourteen (14) days; provided, that, in the event that BTC’s response takes longer than fourteen (14) days, such sixty (60) day period shall be extended by such number of days in excess of fourteen (14). Auxilium shall have the right, at its option, to supply Product to BTC for

EXECUTION VERSION

such in vitro Development under Section 6.2, which right shall not be exercised so as to delay the prompt initiation of the research proposal following the end of such sixty (60) day review period. BTC agrees that it shall not use any such Product for any purpose other than performance of research activities in accordance with such research proposal. In the event that Auxilium elects not to supply Product to BTC for such research proposal on a timely basis, BTC may proceed with such in vitro Development proposal using Enzyme Manufactured by BTC.

(iii) Additional Indications. Prior to commencement of any Development activity by BTC with respect to an Additional Indication other than Category I Additional Indications, the Parties shall consult with respect to creation of a Development Plan for such Additional Indication, and BTC shall submit such Development Plan for review by and approval of the JDC. The Parties will cooperate and assist each other in the preparation of such Development Plans, with each Party bearing its own expense in connection therewith. For all Development activities, including the Category I Additional Indications but excluding in vitro Development for which Auxilium is not supplying Product, BTC shall purchase Product, diluent and Placebo solely from Auxilium in accordance with Section 6.2, and BTC agrees that it shall not use any such Product, diluent or Placebo for any purpose other than performance of Development activities in accordance with the protocols in the case of Category I Additional Indications and the Development Plans in the case of Category II Additional Indications and Category III Additional Indications approved by the JDC hereunder. The three (3) categories of Additional Indications are as follows:

(A) Category I Additional Indications. The protocols for (1) Lipomas in canines or (2) Lipomas in humans (together, the “Category I Additional Indications”) have been pre-approved by the Parties as set forth on Schedule 3.1(b)(1) and Schedule 3.1(b)(2), respectively. The Parties agree to work on a Development Plan for each of the Category I Additional Indications but the creation of such a Development Plan shall not be a condition to the initiation or continuation of Development activity under such pre-approved protocols.

(B) Category II Additional Indications. Any such Development Plan for (1) keloids, (2) capsular contraction after breast augmentation, (3) arthrofibrosis following total joint replacement in humans and (4) equine suspensory ligament desmitis (together, the “Category II Additional Indications”) shall be prepared by the Parties and submitted by BTC to the JDC in accordance with this Section 3.1; provided, that, notwithstanding any requirements to the contrary contained herein, BTC shall have no obligation to submit a marketing study with respect to equine suspensory ligament desmitis.

(C) Category III Additional Indications. Any such Development Plan for any Additional Indication other than Category I Additional Indications and Category II Additional Indications (“Category III Additional Indications”) shall be prepared by the Parties and submitted by BTC to the JDC in accordance with this Section 3.1.

EXECUTION VERSION

(c) Decision Making.

(i) General. Each of BTC and Auxilium shall have one vote on the JDC and, in the event of a deadlock with respect to any action, the vote of Auxilium, rendered after reasonable and open discussion among the members of the JDC, shall be final and controlling. For the sake of clarity, this Section 3.1(c) shall not apply to activities conducted by BTC with respect to tissue disassociation or in vitro Development.

(ii) Additional Indications. In the event of a deadlock regarding the approval, or performance by BTC, of a Development Plan for an Additional Indication, such final and controlling vote of Auxilium may be exercised to withhold such approval or to prohibit continued Development activities only as follows:

(A) Category I Additional Indications.

(1) With respect to Category I Additional Indications, the protocols attached as Schedule 3.1(b)(1) and Schedule 3.1(b)(2) may be modified by BTC as may be reasonably necessary; provided, however, that any modification relating to increased dosing, increased frequency of dosing, increased total dosing, change in route of administration, safety concerns raised by the FDA (including placement of the study on clinical hold) or additional immunogenicity tests requested by the FDA, in each case shall be subject to additional JDC approval under Section 3.1(c)(i), which approval may only be withheld based on reasonable safety concerns (including scientific, technical or regulatory issues, but for the sake of clarity, excluding any efficacy concerns or commercial concerns). In the event that Auxilium has any such safety concerns, it shall identify such concerns to BTC and provide BTC the opportunity to present additional information in response to such concerns and Auxilium will give due consideration to such additional information; provided, however, that Auxilium shall not be required to modify its final and controlling vote. In the event that Auxilium raises in good faith safety concerns that BTC determines in good faith are not reasonable, then BTC may invoke the dispute resolution procedures set forth in Section 13.2; provided, however, that the decision of the JDC shall govern unless and until such dispute resolution procedures have been exhausted.

(2) Following the initiation of a study or trial for a Category I Additional Indication, the JDC shall have the right to stop such study or trial only in the following circumstances: In the case of a controlled study or trial, if the rate of serious adverse events considered by the investigator to be definitely or probably related to Product is statistically significantly higher in the Product treatment group than the placebo group at an unadjusted alpha level of 0.05, the JDC may vote to suspend such study or trial following a review of the clinical data because of safety concerns. In the event that the JDC suspends such study or trial, it shall identify such safety concerns to BTC and provide BTC the opportunity to present additional information in response to such concerns and the JDC will give due consideration to such additional information; provided, however, that the JDC shall not be required to modify its final and controlling vote. The JDC shall have the right following such due consideration of any additional information to either halt or restart such study or trial. In the case of an open label study or trial, if there are fifteen percent (15%) or more of subjects with one or more serious adverse events considered by the investigator to be definitely or probably

EXECUTION VERSION

related to Product, the JDC may vote to suspend such study or trial following a review of the clinical data because of safety concerns. In the event that the JDC suspends such study or trial, it shall identify such safety concerns to BTC and provide BTC the opportunity to present additional information in response to such concerns and the JDC will give due consideration to such additional information; provided, however, that the JDC shall not be required to modify its final and controlling vote. The JDC shall have the right following such due consideration of any additional information to either halt or restart such study or trial.

(3) If BTC completes such study or trial in accordance with the applicable protocols, subject to any permitted modifications in accordance with this Section 3.1(c)(ii)(A), BTC shall produce a final study report and provide such report to Auxilium within one hundred and twenty (120) days after completion of such study or trial and such final study report shall qualify as a Phase II Clinical Trial report for purposes of Section 2.2(c).

(B) Category II Additional Indications. With respect to Category II Additional Indications, Auxilium may exercise such final and controlling vote in the event that Auxilium has determined in good faith that there are reasonable safety concerns (including scientific, technical or regulatory issues, but for sake of clarity, excluding efficacy concerns or commercial concerns). In the event that Auxilium has any such safety concerns, it shall identify such concerns to BTC and provide BTC the opportunity to present additional information in response to such concerns and Auxilium will give due consideration to such additional information; provided, however, that Auxilium shall not be required to accept such additional information and modify its final and controlling vote. In the event that Auxilium raises in good faith safety concerns that BTC determines in good faith are not reasonable, then BTC may invoke the dispute resolution procedures set forth in Section 13.2; provided, however, that the decision of the JDC shall govern unless and until such dispute resolution procedures have been exhausted.

(C) Category III Additional Indications. Auxilium may exercise such final and controlling vote in the event that Auxilium has safety concerns (including scientific, technical or regulatory issues) or commercial concerns (including commercial viability or adverse impact on the Product in the Field) with respect to any Development Plan relating to a Category III Additional Indication.

(d) Market Research. With respect to any Category III Additional Indication proposed by BTC, if the JDC determines that it would be beneficial to conduct market research with respect to a given Additional Indication, the Parties shall share equally the Third Party costs associated with such market research up to an aggregate limit of Fifty Thousand Dollars ($50,000) (or Twenty-Five Thousand ($25,000) for each Party) per Indication; provided, that Auxilium shall be solely responsible for any costs exceeding the aggregate limit with respect to such market research to the extent conducted by Auxilium or by a Third Party or BTC, in each case at Auxilium’s written request.

(e) Remaining Indications. BTC shall not take any action with respect to Remaining Indications that would be detrimental to the Product or damaging to Auxilium.

EXECUTION VERSION

Notwithstanding the foregoing, BTC will advise the JDC of all Development and Commercialization of Remaining Indications. The JDC shall have the right to discuss and comment on such activities but shall not have the final vote with respect to such activities as they relate to Remaining Indications.

(f) Quarterly Meetings. While a Product is under Development, the JDC shall meet formally at least quarterly, or with such other frequency, and at such time and location, as may be established by the JDC, for the following purposes, among others: (i) to oversee and coordinate Development activities of the Parties for Products; (ii) to receive and review reports by the Parties with respect to each Party’s Development activities and in vitro Development activities; (iii) to review generally the commercial activities for the Product (including for Remaining Indications); and (iv) to discuss matters relating to Patents related to the Product, including issues of inventorship and decisions relating to the filing, prosecution and maintenance of such Patents, provided, however, that the JDC shall not have a final and controlling vote with respect to inventorship of Patents, which will be determined in accordance with applicable law as provided in Section 13.4. Meetings of the JDC may be held in person or by teleconference, as may be determined by the JDC.

3.2 Auxilium’s Stage II Development Activities.

(a) Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder. Auxilium has assumed all responsibility for (including financial responsibility), and has sole discretion over, all continuing Development of the Product for Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder, including all Clinical Trials listed on Schedule 3.2 and underway as of June 3, 2004 in regards to Dupuytren’s Disease and Peyronie’s Disease, and as of December 15, 2005 in regards to Frozen Shoulder. Auxilium shall not have financial responsibility for Development Costs or any other costs incurred in connection with Development related to Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder prior to June 3, 2004 in regards to Dupuytren’s Disease and Peyronie’s Disease, and prior to December 15, 2005 in regards to Frozen Shoulder. Notwithstanding the foregoing or any other term or condition hereunder, BTC acknowledges and agrees that, as of the Amendment Effective Date, Auxilium has satisfied all of its diligence obligations with respect to Frozen Shoulder.

(b) Exercised Indications. On each Exercised Indication Date, Auxilium shall be entitled to assume responsibility for, and have sole discretion over, all continuing Development activities for the Product for each such Exercised Indication. In furtherance of the foregoing, (i) Auxilium shall have one (1) year after the relevant Exercised Indication Date to initiate Stage II Development for any Exercised Indication for which the Clinical Trial(s) or Veterinary Trial(s) included in the Phase II Clinical Trial report delivered pursuant to Section 2.2(c) relating to such Exercised Indication met the primary endpoint(s) with statistical significance (provided, however, that such obligations shall not be binding upon Auxilium to the extent that BTC fails to deliver material Product Data to Auxilium in accordance with Section 2.4) and (ii) Auxilium shall have no obligation to initiate Stage II Development or to perform any other Development or Commercialization activity with respect to any Exercised Indication for which the Clinical Trial(s) or Veterinary Trial(s) included in the Phase II Clinical Trial report delivered pursuant to Section 2.2(c) relating to such Exercised Indication did not meet the primary endpoint(s) with statistical significance.

EXECUTION VERSION

(c) Cooperation. The Parties agree to cooperate with respect to the transfer of Development activities from BTC to Auxilium including transferring Clinical Trials and Veterinary Trials and making introductions of Auxilium to clinical and veterinarian investigators and opinion leaders.

(d) Stage II Development Costs.

(i) Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder. Auxilium shall be responsible for all the Development Costs related to the Product for Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder incurred by Auxilium after June 3, 2004 in regards to Dupuytren’s Disease and Peyronie’s Disease, and after December 15, 2005 in regards to Frozen Shoulder; provided, however, that BTC shall continue to be responsible for all Development Costs which are incurred prior to June 3, 2004 in regards to Dupuytren’s Disease and Peyronie’s Disease, and prior to December 15, 2005 in regards to Frozen Shoulder.

(ii) Other Exercised Indications. In the event Auxilium assumes responsibility for Stage II Development of the Product for an Exercised Indication, Auxilium shall be responsible for all Development Costs related to the Product for such Exercised Indication and incurred by Auxilium after the Exercised Indication Date; provided, however, that BTC shall continue to be responsible for all Development Costs which are incurred prior to the Exercised Indication Date.

(iii) Right of Set-Off. To the extent that Auxilium pays any Stage I Development Costs resulting from additional Stage I Development that is requested or required by a Regulatory Authority after assuming responsibility for Development of the Product for any Indication, Auxilium shall be entitled to set-off the amount of such Stage I Development Costs against any amounts due to BTC pursuant to Section 7.1. For clarity, this Section 3.2(d)(iii) shall not apply to costs associated with Stage I Development activities for Cellulite that are performed by Auxilium pursuant to Section 2.2(d), which costs shall be borne solely by Auxilium.

EXECUTION VERSION

3.3 Data and Records.

(a) Ownership of Data. Auxilium shall retain ownership of all Product Data, information and results related to Development activities for the Product, provided, however, that Auxilium hereby grants to BTC a right of reference with respect to Remaining Indications and permitted Stage I Development to the Regulatory Data contained in Regulatory Approvals Controlled by Auxilium for the Product in the Field. For the sake of clarity, such right of reference shall include the right of BTC to reference any drug master file (DMF), any biologics license application (BLA), any investigational new drug (IND) and any investigational new animal drug (INAD) for any Indication of the Product; provided, that such right of reference may only be exercised with respect to those Development activities of BTC that (i) are approved by Auxilium or the JDC, including the pre-approved protocols attached hereto with respect to Lipomas in canines and Lipomas in humans, and (ii) require such right of reference as a matter of Law. Notwithstanding the foregoing, (a) if Auxilium’s license rights to the Product terminate with respect to an Indication within the Field, Auxilium shall assign BTC its right, title and interest in and to the Product and Regulatory Data for that Indication, and (b) if Auxilium’s license rights to a Product hereunder terminate entirely, Auxilium shall, assign BTC its right, title and interest in and to all such Product and Regulatory Data; provided, however, that Auxilium may maintain a copy of such Regulatory Data for legal and archival purposes.

(b) Development Records. Each Party shall each maintain records in sufficient detail and in good scientific manner appropriate for patent purposes and as will properly reflect all work done and results achieved in the performance of Development activities hereunder (including all Regulatory Data in the form required to be maintained under any applicable governmental regulations). Such records shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Development activities. Subject to the terms and conditions of Article 10 below, each Party shall provide the other the right to inspect (no more than once a year) such records, to the extent Controlled by such Party, upon reasonable request and during normal business hours, and shall provide copies of all requested records, to the extent Controlled by such Party and reasonably required for the performance of the requesting Party’s obligations under this Agreement. For the sake of clarity, BTC shall have the right to inspect and receive copies of records of any Sublicensee described in this Section 3.3(b) to the extent Controlled by Auxilium. The Parties agree that Auxilium will be the single point of contact with respect to records and audit rights provided that BTC shall have the right to cause Auxilium to conduct an audit or request records on its behalf to the extent that Auxilium has not already requested such records or conducted such audit subject to Auxilium’s right to conduct such audit once per calendar year.

ARTICLE 4

REGULATORY MATTERS

4.1 Efforts. Within twelve (12) months of filing for Regulatory Approval in any Major Market Country, Auxilium will file for Regulatory Approval in all the Major Market Countries; provided, that such obligation shall not apply with respect to Frozen Shoulder or any other Exercised Indication in any country(ies) in the Partner Territory. Notwithstanding the

EXECUTION VERSION

foregoing, if a different dossier is required for any such other Major Market Country(ies), Auxilium will exercise Commercially Reasonable Efforts to seek Regulatory Approval with respect to such country(ies). Auxilium may develop additional formulations, dosage forms or delivery systems for the Product in the Field as may be commercially practicable at its own expense. For the sake of clarity, Remaining Indications shall not be subject to this Article 4; provided, however, that BTC shall not conduct Development or Commercialization of Product in such Remaining Indications in a manner that jeopardizes Auxilium’s Development or Commercialization of Product in the Field.

4.2 Regulatory Matters in the Territory. As between the Parties, Auxilium shall be responsible in the Territory for ensuring compliance with all regulatory requirements relating to the Product labeled for use in the Field (i.e., obtaining, maintaining, and updating all required any Regulatory Approvals). Without limiting the foregoing, Auxilium shall (i) file all regulatory filings and supporting documentation; (ii) serve as the designated regulatory official for purposes of receiving communications from the Regulatory Authority; and (iii) report any Adverse Drug Experience to Regulatory Authorities.

4.3 Ownership. All Regulatory Approvals relating to the Products labeled for use in the Field shall be the property of Auxilium, and held in the name of Auxilium, or its designee. BTC shall promptly take whatever steps necessary to transition any existing regulatory filings to Auxilium. In accordance with this provision, BTC has transferred to Auxilium the Investigational New Drug relating to each of Dupuytren’s Disease, Peyronie’s Disease and Frozen Shoulder.

4.4 Regulatory Interactions for Product.

(a) Communications with Regulatory Authority; Advice of Counsel.

(i) BTC shall not communicate with Regulatory Authorities, or take any action regarding an investigation or a request by a Regulatory Authority with respect to a Product in the Field, except (i) with the prior written consent of Auxilium, or (ii) upon the advice of legal counsel that such communication is required by Law. BTC shall cooperate with Auxilium and provide all reasonable assistance and take all actions reasonably requested by Auxilium that are necessary to comply with any Law applicable to a Product in the Field. If BTC is advised by its legal counsel that it must communicate with any Regulatory Authority, then BTC shall promptly, but in no event more than two (2) Business Days after receipt of such advice of legal counsel, advise Auxilium of the same and provide Auxilium in advance with a copy of any proposed written communication with such Regulatory Authority and comply with any and all reasonable requests of Auxilium concerning any such communication with such Regulatory Authority.

(ii) In the event that BTC communicates with Regulatory Authorities regarding the Product outside of the Field (i.e., with respect to an Additional Indication or a Remaining Indication), Auxilium shall cooperate with BTC, at Auxilium’s own cost, with respect thereto and Auxilium shall be provided an opportunity to participate in all such communications with respect to the Manufacture of the Product; provided, however,

EXECUTION VERSION

that, in the event Auxilium has Manufactured and supplied such Product to BTC, then Auxilium shall be responsible for and conduct all such communications with respect to the Manufacture of the Product.

(b) Receipt of Correspondence; Inspections. Each Party shall promptly, but in any event within three (3) Business Days, (i) provide to the other copies of any material documents or correspondence sent to or received from any Regulatory Authority related to Development activities for a Product and (ii) inform the other Party of any inspections, proposed regulatory actions, investigations or requests for information or a meeting by any Regulatory Authority with respect to a Product. In the event BTC does not have advance notice of an inspection by a Regulatory Authority, it shall immediately notify Auxilium of such inspection and it shall cooperate with such Regulatory Authority.

(c) Recalls and Withdrawals. Auxilium shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawals or any other corrective action related to the Products labeled for use in the Field in the Territory; provided however, (i) Auxilium shall immediately notify BTC of any decision to initiate a recall or withdrawal of such Product; (ii) all costs and expenses with respect to a recall, market withdrawal or other corrective action for such Product shall be borne by Auxilium unless such recall, market withdrawal or other corrective action was due to the negligence, willful misconduct or material breach of this Agreement by BTC; and (iii) BTC shall immediately notify Auxilium of any decision to initiate a recall or withdrawal of a Product outside of the Field. Each Party shall provide the other Party with recall information received by it in sufficient detail to allow the Parties to comply with Law.

(d) Notice. Each Party shall provide the other Party with notice, in a sufficiently timely basis to enable the other Party to comply in all material respects with Laws, of notification or other information which it receives (directly or indirectly) from, any Regulatory Authority (and providing, as soon as reasonably possible, copies of any associated written requests) that (i) raises any material concerns regarding the safety or efficacy of a Product; (ii) indicates or suggests a claim of a Third Party arising in connection with a Product, or (iii) is reasonably likely to lead to a recall or market withdrawal of a Product, provided that neither Party shall be obliged to disclose information in breach of any contractual restriction which it could not reasonably have avoided or which disclosure would waive any legal privilege.

4.5 Inquiries, Adverse Events, etc. As between the Parties, Auxilium shall be responsible for the surveillance, receipt and evaluation of product complaints for Product labeled for use in the Field in the Territory and reporting to Regulatory Authorities Adverse Drug Experiences for the Products in the Field. As between the Parties, BTC shall be responsible for the surveillance, receipt and evaluation of product complaints for Product labeled for use outside the Field and reporting to Regulatory Authorities Adverse Drug Experiences for the Products outside the Field. Each Party shall ensure that, in the Development or Commercialization of the Product, it will record, investigate, summarize, notify, report and review all Adverse Drug Experiences in accordance with Law. Each Party shall (i) adhere to all requirements of Laws which relate to the reporting and investigation of Adverse Drug Experiences, and (ii) keep the Parties informed of such events.

EXECUTION VERSION

(a) Each Party shall submit reports of all Adverse Drug Experiences associated with the use of the Product and other required safety information (e.g., PSUR’s or annual safety reports) to the Regulatory Authorities in accordance with Law. Each Party shall submit a copy of each such report to the other Party in advance of such submission to permit the other Party to comply with legal requirements applicable to it and comment on such reports.

(b) Each Party shall submit reports of all Adverse Drug Experiences associated with the use of Product for which Regulatory Approval has not been achieved and other required safety information to the Regulatory Authorities in accordance with Law. Each Party shall submit a copy of each such report to the other Party in advance of such submission to permit the other Party to comply with legal requirements applicable to it and comment on such reports.

4.6 Approval of Labeling and Promotional Materials. Auxilium shall be responsible to seek or obtain any necessary Regulatory Authority approvals of any label, labeling, package inserts or outserts, monographs and packaging, and promotional materials for use in connection with the Products labeled for use in the Field and for determining whether the same requires approval from any Regulatory Authority. The Parties shall cooperate in such efforts to seek and obtain such approvals.

4.7 Cooperation. The Parties shall cooperate to provide each other all reasonable assistance and take all actions reasonably requested that are necessary to comply with Laws, including safety updates, amendments, annual reports, pharmacovigilance filings, investigator notifications, facility inspections, and certifications and maintenance and updates for regulatory filings and Regulatory Approvals. Unless otherwise provided under the terms of this Agreement, the Parties will cooperate, communicate and provide reasonable assistance to each other with regard to all CMC matters related to the Product.

ARTICLE 5

COMMERCIALIZATION

5.1 Commercialization. Auxilium shall use Commercially Reasonable Efforts to Commercialize the Product in the Field in each country in the Territory in which Regulatory Approval of the Product has been obtained; provided, that [**]. Auxilium shall be responsible for and have sole discretion over all aspects of Commercialization of the Product for use in the Field in the Territory.

5.2 Orders, Booking Sales. Auxilium shall have the sole right and responsibility for Product in the Field in each country in the Territory to (a) receive, accept, and fill orders for such Product, (b) control invoicing, order processing, and collection of accounts receivable for such Product sales, and (c) record such Product sales in its books of account. If, for any reason, BTC receives orders for such Product, BTC shall forward such orders to Auxilium (or, if directed by Auxilium, to Auxilium’s wholesalers) as soon as practicable. If any quantities of such Product are returned to BTC, BTC shall immediately notify Auxilium and ship them to the facility designated by Auxilium.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXECUTION VERSION

ARTICLE 6

MANUFACTURE AND SUPPLY

6.1 Development and Scale-Up. Auxilium shall, at its own cost and expense, develop the formulation and the finished dosage form and scale up the Manufacture for clinical supply of the Enzyme and the Product for each Indication for use in the Field, including the lyophilized injection formulation, to be registered with Regulatory Authorities in accordance with Law and in sufficient time prior to anticipated commercial launch of a Product to provide for sufficient supply of Product for use in the Field in the Territory. Auxilium will have the sole right and responsibility for selecting the finished dosage form and presentation for the Product in the Field.

6.2 BTC Non-Commercial Supplies. BTC shall purchase from Auxilium, and Auxilium shall sell to BTC, such supplies of Product, diluent and Placebo as BTC may require for Clinical Trials and Veterinary Trials approved or pre-approved by the JDC, as well as for in vitro Development to the extent Auxilium has agreed to supply Product, diluent and Placebo in accordance with Section 3.1(b)(ii). From time to time after the Amendment Effective Date, BTC may place purchase orders for, and Auxilium will use Commercially Reasonable Efforts to provide Vials of Product and Vials of Placebo for Clinical Trials and Veterinary Trials for delivery to a clinical site designated by BTC within sixty (60) days of BTC’s purchase order request; provided, however, that if BTC requests that Auxilium deliver such Vials to such clinical site after such sixty (60) day period, then Auxilium shall make such delivery within two (2) Business Days after such request and notice by BTC to make such delivery (or, in the case of in vitro Development, to BTC). There shall be no minimum quantity required for any such BTC purchase order and all Product, diluent and Placebo supplied by Auxilium to BTC shall have a minimum shelf life sufficient for purposes of conducting such Clinical Trial or Veterinary Trial or in vitro Development, as the case may be, including as necessary to address reasonable delays. Auxilium will supply such Product, Placebo and diluent at Auxilium’s Cost of Goods plus [**] percent ([**]%); provided, that such clinical Product, Placebo and diluent supply price shall be no less than [**] dollars ($[**]) per Vial and no more than [**] dollars ($[**]) per Vial (the “Clinical Product Supply Price”). For example, if Auxilium’s cost to Manufacture a Vial plus [**] percent ([**]%) is less than [**] dollars ($[**]), then such Clinical Product Supply Price shall be deemed to be [**] dollars ($[**]), and if Auxilium’s cost to Manufacture a Vial plus [**]% is greater than [**] dollars ($[**]), then such Clinical Product Supply Price shall be deemed to be [**] dollars ($[**]). Auxilium will supply Placebo at a cost of [**] dollars ($[**]) per Vial (the “Placebo Supply Price”). Auxilium will invoice BTC for the Clinical Product Supply Price and Placebo Supply Price associated with each given shipment of such supplies, which invoices will be payable by BTC within sixty (60) days of receipt.

6.3 BTC Commercial Supplies. In the event of a Remaining Indication that enters Stage II Development, the Parties will, unless BTC exercises its right to Manufacture Product for any Remaining Indications, negotiate in good faith to enter into a commercial supply agreement with respect to such Product pursuant to which Auxilium shall supply, and BTC shall purchase, all of BTC’s requirements for such Product in accordance with forecasting and purchase order mechanisms to be set forth therein and at Auxilium’s Cost of Goods plus [**] percent ([**]%). In the event that BTC does not request to purchase all such requirements from Auxilium, BTC may Manufacture such Product itself or through a subcontractor.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXECUTION VERSION

ARTICLE 7

PAYMENTS

7.1 Royalties.

(a) Royalty. Auxilium will pay BTC on a country-by-country and Product-by-Product basis a royalty payment for the Term equal to (i) [**] percent ([**]%) of Net Sales of Product in the Field in the Auxilium Territory, the Partner Territory and the Japan Territory, and (ii) [**] ([**]) of the royalty received by Auxilium (it being understood that such royalty for purposes of this Section 7.1 shall be the royalty unaffected by any royalty adjustment, set off or credit provision in any sublicense agreement with such Partner II) from each Partner II on Net Sales of Products in the Field for any country(ies) in the Partner II Territory, but such amount shall be capped at, and in no event shall BTC be entitled to receive more than, [**]percent ([**]%) of Net Sales of Products in the Field in any country(ies) in the Partner II Territory. For the sake of clarity, no royalty shall be due under this Section 7.1(a) with respect to Net Sales of Products in any country in the Territory in the event that there is a sublicense agreement for the Product in effect in such country and the Sublicensee in such country is, in accordance with the provisions of such sublicense agreement, no longer obligated to pay royalties to Auxilium (or its successor or assign if such royalties have been sold or otherwise transferred by Auxilium) with respect to Net Sales of Products in such country, provided, that, in such event and where Auxilium receives from such Sublicensee consideration under such sublicense agreement in the form of a cross license or the acquisition of intellectual property or other product development rights, then BTC shall be entitled to receive within thirty (30) Business Days following the receipt or deemed receipt by Auxilium of such consideration an amount calculated by applying the applicable royalty provision of this Section 7.1(a) to the fair market value of such other consideration. For the further sake of clarity, the provisions of Section 7.1(a)(ii) shall not apply to any direct sales by Auxilium or its Affiliates in the Partner II Territory. For the further sake of clarity, if the royalty paid by Partner II is reduced in accordance with the terms of the sublicense agreement because of competing product sales or payments of royalties to Third Parties, then BTC shall bear a proportionate amount of such reduction. By way of example, if Auxilium receives a [**] percent ([**]%) royalty from Partner II, Auxilium would pay BTC a [**] percent ([**]%) royalty, but, if such royalty from Partner II is reduced in accordance with the terms of the applicable sublicense agreement because of competing product sales or payments of royalties to Third Parties to [**] percent ([**]%), then Auxilium would pay BTC a [**] percent ([**]%) royalty.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXECUTION VERSION

(b) Royalty Rate Reductions. Notwithstanding the provisions of Section 7.1(a)(i) but only with respect to the countries in the Territories covered by Section 7.1(a)(i), any such royalty payable to BTC shall be reduced as follows:

(i) Competing Product Sales. If a Competing Product is sold in a country in the Territory with a unit based market share of [**] percent ([**]%) or greater, then the royalty due for sales in that country in the Territory shall be reduced to: [**] percent ([**]%) of Net Sales of Products in such country in the Territory covered by Section 7.1(a)(i).

(ii) Third Party Royalties. If the Manufacturing, Development or Commercialization of the Product by the Parties in accordance with this Agreement would, but for a license from a Third Party, infringe on any Patent owned or controlled by such Third Party, and if there are any royalties or other payments owed by Auxilium to such Third Party pursuant to a license or other arrangement, then the royalty payable to BTC under this Agreement may be reduced by up to [**] percent ([**]%) of such royalty to compensate for payments to such Third Parties but in no event shall the royalty rate payable to BTC be reduced by more than [**] percentage points; provided, that the royalty rate shall not be reduced below [**] in any case. Auxilium hereby represents and warrants to BTC that, as of the Amendment Effective Date, to the best of its knowledge, information and belief, there are no such royalty or other payments due to Third Parties.

(c) Payment of Royalties. Royalties under this Agreement shall be paid within thirty (30) days in the case of no sublicense and sixty (60) days in case of royalties received from a Sublicensee, following the last day of the calendar quarter in which the royalties and other amounts are received or deemed received by Auxilium.

(d) Reporting on Royalties. With respect to Auxilium Territory, Auxilium shall report to BTC Net Sales of Products on a country-by-country basis and where such information is available, on an Indication-by-Indication basis. With respect to Partner Territory, Japan Territory and Partner II Territory, as the case may be, Auxilium shall use Commercially Reasonable Efforts to obtain Net Sales of Products on a country-by-country basis and where such information is available, on an Indication-by-Indication basis. Such reporting shall be made (1) in the case of royalties in respect of Net Sales of Product in the first, second and third calendar quarters, on the date that is forty-five (45) days after the last day of each such quarter, and (2) in the case of royalties in respect of Net Sales of Product in the fourth calendar quarter, on the date that is seventy-five (75) days after the last day of each such quarter. To the extent available, such reports shall contain gross sales less any specifically allowable deductions on a line item by line item basis as provided under the defined term “Net Sales”.

7.2 Additional Payment Related to Cost of Goods.

(a) In addition to the royalty payments to be made to BTC under Section 7.1, Auxilium shall pay to BTC an amount equal to (i) a [**] percent ([**]%) mark-up of Cost of Goods in respect of any sale of Product in the Field in the Auxilium Territory, the Partner Territory and the Japan Territory, and (ii) an amount equal to [**] ([**]) of the mark-up of Cost of Goods received by Auxilium from each Partner II on Product in the Field for any country(ies)

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.	EXECUTION VERSION

in the Partner II Territory pursuant to a sublicense agreement, supply agreement or similar arrangement then in effect, but such amount shall be capped at, and in no event shall BTC be entitled to receive an amount equal to more than, a [**] percent ([**]%) mark-up of Cost of Goods in respect of any sale of Product in the Field in any country(ies) in the Partner II Territory.

(b) In the case (i) where Product is Manufactured by or on behalf of Auxilium and sold by Partner in the Partner Territory, the Japan Partner in the Japan Territory or Partner II in the Partner II Territory, the aforementioned mark-up shall be paid only once and shall be based on Auxilium’s Cost of Goods for sales in the Auxilium Territory unaffected by any cap in any sublicense agreement with a Sublicensee, and (ii) where Product is Manufactured by a Sublicensee the aforementioned mark-up shall be paid only once and shall be based on Sublicensee’s Cost of Goods for sales in such Sublicensee’s Territory.

(c) The payment described in this Section 7.2 shall be paid within thirty (30) days in the case of no Sublicensee and sixty (60) days in case of such payments received or deemed received from a Sublicensee, in each case following the last day of the calendar quarter in which such payments are received or deemed received by Auxilium.

(d) With respect to Auxilium Territory, Auxilium shall report to BTC such payments on a country-by-country basis and where such information is available, on an Indication-by-Indication basis. With respect to Partner Territory, Japan Territory and Partner II Territory, as the case may be, Auxilium shall use Commercially Reasonable Efforts to obtain such payment information on a country-by-country basis and where such information is available, on an Indication-by-Indication basis. Such reporting shall be made (1) in the case of such payments in respect of Product in the first, second and third calendar quarters, on the date that is forty-five (45) days after the last day of each such quarter, and (2) in the case of such payments in respect of Product in the fourth calendar quarter, on the date that is seventy-five (75) days after the last day of each such quarter.

7.3 Milestone Payments by Auxilium.

(a) Amount of Milestone Payments.

#	Milestone	United States Dollars
1	The Effective Date		$2.5 million
2	The delivery to Auxilium of the Product Data relating to Dupuytren’s Disease and Peyronie’s Disease in accordance with Section 2.4 of this Agreement.		$2.5 million
3	The one (1) year anniversary of the Effective Date		$3.0 million
4	Upon first of either NDA Acceptance or MAA Acceptance for the following Indications on an Indication by Indication basis:	Dupuytren’s Disease Peyronie’s Disease	$0.5 million [**]
5	Receipt by Auxilium, its Affiliate or Sublicensee of first Regulatory Approval in the United States or three or more of the United Kingdom, Spain, Germany, France or Italy with labeling approved for the following Indications on an Indication by Indication basis:	Dupuytren’s Disease Peyronie’s Disease	$1.0 million [**]

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.	EXECUTION VERSION

(b) Timing of Milestone Payments. The Parties hereby acknowledge and agree that as of the Amendment Effective Date, Auxilium has satisfied its payment obligations to BTC for Milestones 1, 2 and 3. Auxilium has also satisfied its payment obligations to BTC for Milestones 4 and 5 with respect to Dupuytren’s Disease. For milestones 4 and 5, payment shall be made within thirty (30) days after the occurrence of the event giving rise to a payment obligation hereunder. All payments shall be made by wire transfer in United States Dollars to the credit of such bank account as may be designated, from time to time, by BTC in writing.

7.4 Payments for Exercised Indications.

(a) Upon Exercise of Option. Within ten (10) Business Days of the inclusion of an Exercised Indication in the Field in accordance with Section 2.2(c) and subject to Section 2.2(d), Auxilium shall make a one-time license fee payment to BTC on a per Indication basis in the amount of Five Hundred Thousand ($500,000).

(b) Upon Approval. Within ten (10) Business Days of receipt by Auxilium, its Affiliate or Sublicensee of the first Regulatory Approval from the FDA for an Exercised Indication, Auxilium shall make the following milestone payments to BTC on a per Indication basis:

Amount	Labeling Approved for the following Indication
[**]	[**]

(c) The Parties hereby acknowledge and agree that as of the Amendment Effective Date, Auxilium has satisfied its payment obligations to BTC for the exercise of its option for Frozen Shoulder under Section 7.3(a) above.

7.5 Payments Related to Sublicense Income. Within thirty (30) Business Days of receiving Sublicense Income, Auxilium shall make a payment to BTC in the following amount and shall provide to BTC a report showing the basis for the calculation of such amount:

(a) In the case of Sublicense Income from Partner, the Parties agree that Auxilium will remit eight and one half percent (8.5%) of the Sublicense Income received from Partner.

(b) In the case of Sublicense Income from the Japan Partner, the Parties agree that Auxilium will remit the following amounts:

(i) with respect to milestones specifically related to Dupuytren’s Disease, [**] percent ([**]%) of the Sublicense Income;

(ii) with respect to milestones specifically related to Peyronie’s Disease, [**] percent ([**]%) of the Sublicense Income; and

** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.	EXECUTION VERSION

(iii) with respect to Sublicense Income related to sales based milestones, (1) [**] percent ([**]%) of such Sublicense Income if the only approved indication in the Japan Territory is Dupuytren’s Disease, or (2) [**] percent ([**]%) of such Sublicense Income if the only approved indication in the Japan Territory is Peyronie’s Disease, or (3) a weighted annual average of the foregoing based on the estimation of the Japan Partner with respect to the allocation of sales in the Japan Territory attributable to each such Indication.

The Parties acknowledge and agree that the payments described in this sub-clause 7.5(b) are the only payments related to Sublicense Income in the Japan Territory that remain outstanding as of the Amendment Effective Date (i.e., upfront payments received from Japan Partner have already been paid by Auxilium to BTC). For clarity, this Section 7.5(b) is without limitation of amounts due from Auxilium to BTC under Sections 7.1 and 7.2.

(c) In the case of Sublicense Income from each Partner II, the Parties agree that Auxilium will remit the following amounts:

(i) [**] percent ([**]%) of the Sublicense Income relating to Dupuytren’s Disease and/or Peyronie’s Disease; and

(ii) with respect to each given Indication other than Dupuytren’s Disease and Peyronie’s Disease, (1) [**] percent ([**]%) of the Sublicense Income if Auxilium has not conducted a Clinical Trial or Veterinary Trial for Product in the relevant Indication prior to the effective date of the agreement with a Sublicensee in the Partner II Territory; (2) [**] percent ([**]%) of the Sublicense Income if Auxilium has conducted a Clinical Trial or Veterinary Trial for Product in the relevant Indication prior to the effective date of the agreement with a Sublicensee in the Partner II Territory sublicense but Regulatory Approval for Product in the relevant Indication has not been obtained prior to the effective date of the agreement with a Sublicensee in the Partner II Territory; or (3) [**] percent ([**]%) of the Sublicense Income if Regulatory Approval for such Indication has been obtained prior to the effective date of the agreement with a Sublicensee in the Partner II Territory;

provided, that any upfront payment that constitutes Sublicense Income included in a Sublicensee agreement involving multiple Indications shall be allocated on a proportionate basis among the multiple Indications. For example, if Auxilium licenses (A) ten (10) Indications for the Product to a Third Party and one (1) such Indication is Dupuytren’s Disease, (B) two (2) such Indications are ones for which Auxilium has not conducted a Clinical Trial prior to such sublicense, (C) three (3) such Indications are ones for which Auxilium has conducted a Veterinary Trial but Regulatory Approval has not been received prior to such sublicense, and (D) four (4) such Indications are ones for which Auxilium has received Regulatory Approval, then BTC shall receive the sum of (W) [**] ([**]%) of [**] ([**]) of such upfront amount, (X) [**] percent ([**]%) of [**] ([**]) of such upfront amount, (Y) [**] percent ([**]%) of [**] ([**]) of such upfront amount and (Z) [**] percent ([**]%) of [**] ([**]) of such upfront amount (which sum equals [**] ([**]%) of such upfront amount).

7.6 Currency. All payments shall be payable in United States Dollars.

EXECUTION VERSION

7.7 Books and Records. Auxilium agrees to maintain and retain, in accordance with generally accepted accounting practices, complete and accurate records showing all transactions and information relating to this Agreement for a period of three (3) years from the date of entry to which they pertain.

7.8 Audit Rights. Upon the written request of BTC and not more than once in each calendar year, Auxilium shall permit an independent certified public accounting firm (other than on a contingency fee basis) selected by BTC and acceptable to Auxilium (which acceptance by Auxilium shall not be unreasonably withheld) to have access during normal business hours to such records of Auxilium as may be reasonably necessary to verify Auxilium’s compliance with the payment terms of Article 7 of this Agreement or any other payment required by Auxilium under this Agreement. The accounting firm shall enter into an acceptable and customary confidentiality agreement with Auxilium obligating the accounting firm to retain in confidence all information of Auxilium which it obtains in performing such audits hereunder, and such audit shall be subject to Auxilium’s Third Party confidentiality obligations. Any audit under this Section 7.8 shall be at the expense of BTC, unless a particular audit reveals an underpayment of five percent (5%) or more of the amount that should have been paid to BTC for the period audited, in which case, Auxilium shall bear the expense of such audit. The Parties agree that Auxilium will be the single point of contact with respect to the audit rights provided in this Section 7.8 and that BTC shall have the right to cause Auxilium to conduct an audit on its behalf to the extent that Auxilium has not already conducted such audit subject to Auxilium’s right to conduct such audit once per calendar year.

7.9 Taxes. Auxilium shall be entitled to deduct from its payments to BTC the amount of any withholding taxes required to be withheld by Auxilium or its Affiliates or Sublicensees to the extent Auxilium or its Sublicensees pay to the appropriate governmental authority on behalf of BTC such taxes. Auxilium shall deliver to BTC, upon BTC’s request, proof of payment of all such taxes together with copies of all relevant back up documentation evidencing such payment. Each Party shall provide assistance to the other Party in seeking any benefits available to such Party with respect to government tax withholdings by any relevant law or double tax treaty.

7.10 Interest. Any payments payable by either Party which are not paid on or before the date such payments are due under this Agreement (other than such payments which are the subject of a good faith dispute between the Parties) shall bear interest at the prime rate of interest plus 1%, calculated on the number of days that payment is delinquent.

7.11 Blocked Payments. In the event that, by reason of Laws or regulations in any country, it becomes impossible or illegal for Auxilium or an Affiliate or Sublicensee of Auxilium, to transfer, or have transferred on its behalf, distribution fees or other payments to BTC, Auxilium shall promptly notify BTC of the conditions preventing such transfer and such distribution fees or other payments shall be deposited in local currency in the relevant country to the credit of BTC in a recognized banking institution designated by BTC or, if none is designated by BTC within a period of thirty (30) days, in a recognized banking institution selected by Auxilium or its Affiliate or Sublicensee, as the case may be, and identified in a notice given to BTC.

EXECUTION VERSION

ARTICLE 8

INTELLECTUAL PROPERTY

8.1 BTC Patentable Inventions and Know-How.

(a) Patent Prosecution.

(i) During the term of the Agreement, Auxilium shall, on behalf of BTC and in the reasonable exercise of its commercial discretion, prepare, file, prosecute, maintain, renew and defend BTC Patents in the countries where such BTC Patents are filed as of the Effective Date and any new patents directly relating to the Enzyme or Product.

(ii) BTC shall provide such documentation and assistance as is necessary or reasonably useful to enable Auxilium to determine whether it wishes to prepare, file, prosecute, or maintain any proposed or existing BTC Patent, and, if Auxilium does not intend to file for patent protection or does not wish to continue preparation, prosecution, or maintenance of a BTC Patent, then Auxilium shall give at least thirty (30) days advance notice to BTC of such decision, and in no event less than a reasonable period of time for BTC to decide to undertake responsibility for such BTC Patent.

(A) In such case, BTC may elect at its sole discretion to continue preparing, filing, prosecuting, or maintaining the discontinued BTC Patent at its sole expense.

(B) Discontinuance may be elected on a country-by-country basis or for a patent application or patent series in total.

(b) Cooperation. BTC will cooperate with Auxilium and provide Auxilium with all necessary assistance and documentation in connection with the filing, prosecution and maintenance of BTC Patents. Auxilium will consult with BTC and will keep BTC informed of all matters relating to such filing, prosecution and maintenance of BTC Patents and Auxilium’s Patents covering an Enzyme; provided, however, that such obligation to inform shall not in any manner alter Auxilium’s rights under this Article 8. Auxilium will provide BTC with copies of intended filings in advance and will consider BTC’s comments in good faith.

(c) Fees and Expenses.

(i) Fees and Expenses which Auxilium incurs while filing, prosecuting and/or maintaining BTC Patents as provided in section 8.1.(a) shall be handled as follows:

(A) Auxilium shall pay one hundred percent (100%) of fees and expenses in connection with patents for the Product in the Field and/or in connection with Additional Indications for which Auxilium has exercised the Additional Indication Option pursuant to Section 2.2; provided, however, that fifty percent (50%) of such fees and expenses will be credited against future royalties payable by Auxilium on Net Sales of the Product.

EXECUTION VERSION

(B) In the event Auxilium declines to exercise the Additional Indication Option with respect to any Additional Indication and BTC either by itself or pursuant to an Agreement with a Third Party (a “Partner Agreement”) pursues such Remaining Indication, BTC shall reimburse Auxilium for one hundred percent (100%) of fees and expenses in connection with the filing, prosecution and/or maintenance of all Patents pertaining to each such Remaining Indication as follows:

(1) In the event BTC pursues any such Remaining Indication pursuant to a Partner Agreement, BTC shall reimburse Auxilium in full upon execution of such Partner Agreement.

(2) In the event BTC pursues any such Remaining Indication itself, BTC shall reimburse Auxilium in full on the date BTC first initiates further development activity with respect to any such Additional Indication.

(3) Notwithstanding the foregoing, in the event that any such Patent Covers the Product in the Field as well as in the Remaining Indication, then BTC shall reimburse Auxilium on a pro-rata basis measured by the number of Remaining Indication(s) covered by the Patent as compared with the number of Exercised Indication(s) (which, for the purposes hereof, shall include Dupuytren’s Disease and Peyronie’s Disease and any other Indications in the Field) covered by the Patent. For the sake of clarity such cost-sharing shall be in addition to Auxilium’s right to credit its costs under Section 8.1(c)(i)(A) above.

8.2 Infringement Claims by Third Parties.

(a) Notice. If the manufacture, use or sale of the Product under the BTC Patents results in a claim or a threatened claim by a Third Party against a Party hereto for patent infringement or for inducing or contributing to patent infringement (“Infringement Claim”), the Party first having notice of an Infringement Claim shall promptly notify the other in writing. The notice shall set forth the facts of the Infringement Claim in reasonable detail.

(b) Third Party Licenses. In the event that practicing under the BTC Patents in connection with manufacture, use or sale of the Product in a country would infringe a Third Party Patent and a license to such Third Party Patent is available and Auxilium in its sole discretion seeks such a license, the Parties agree:

(i) Auxilium will be responsible for all costs associated with acquiring any Third Party license to the extent required for Auxilium to continue to make, use and sell the Product and the Enzyme, provided however, Auxilium may offset such costs against the Royalty, with a minimum floor of [**] percent ([**]%) in accordance with Section 7.1(b)(ii), and prior to commercial launch, offset such costs against any milestones due to BTC pursuant to Article 7; and

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

EXECUTION VERSION

(ii) Auxilium will use Commercially Reasonable Efforts to obtain any such required licenses under the Third Party’s Patents with a right to sublicense to BTC and if requested by BTC will grant such sublicense, under reasonable sublicense terms mutually acceptable to both BTC and Auxilium.

(c) Litigation. In the event of the institution of any suit by a Third Party against Auxilium as a result of Auxilium’s Development or Commercialization of the Product or the Enzyme, Auxilium, shall have the right but, not the obligation, to defend such suit at its expense; BTC shall cooperate and assist Auxilium in any such litigation at Auxilium’s expense. In the event of the institution of any suit by a Third Party against BTC as a result of BTC’s Manufacture of the Product or manufacture of the Enzyme, BTC shall have the right but, not the obligation, to defend such suit at its expense. Auxilium shall cooperate and assist BTC in any such litigation at BTC’s expense. For purposes of clarity, notwithstanding anything to the contrary in Article 12, to the extent applicable, Auxilium will be entitled to seek indemnification from BTC for Losses arising in connection with such suit.

8.3 Infringement Claims Against Third Parties.

(a) Cooperation. BTC and Auxilium each agree to take reasonable actions to protect BTC Patents from infringement. If one Party brings any such action or proceeding, the second Party may be joined as a Party plaintiff if necessary for the action or proceeding to proceed and, in case of joining, the second Party agrees to give the first Party reasonable assistance and authority to file and to prosecute such suit.

(b) Notice. If any BTC Patents are infringed by a Third Party, the Party to this Agreement first having knowledge of such infringement, or knowledge of a reasonable probability of such infringement, shall promptly notify the other in writing. The notice shall set forth the facts of such infringement in reasonable detail.

(c) Institution of Proceedings. Auxilium shall have the primary right, but not the obligation, to institute, prosecute, and control with its own counsel at its own expense any action or proceeding with respect to infringement of the claims of such BTC Patents and BTC shall have the right, but not the obligation at its own expense, to be represented in such action by its own counsel.

(d) Failure to Institute Proceedings. If Auxilium fails to institute, prosecute, and control such action or prosecution and fails to do so within a period of one hundred twenty (120) days after receiving notice of the infringement, BTC shall have the right to bring and control any such action by counsel of its own choice, and Auxilium shall have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(e) Division of Damages Award. Any recovery made in connection with such infringement claim shall be divided as follows:

(i) the Party that initiated and prosecuted such action shall recoup all of its costs and expenses (including reasonable attorney’s fees) incurred in connection with such action, whether the recovery is by settlement or otherwise;

EXECUTION VERSION

(ii) the other Party then shall, to the extent possible, recover its costs and expenses (including reasonable attorney’s fees) incurred in connection with such action;

(iii) if BTC initiated and prosecuted the action, the amount of any recovery remaining shall be retained by BTC; and

(iv) if Auxilium initiated and prosecuted the action, the amount of any recovery remaining shall be retained by Auxilium, except that BTC shall receive a portion equivalent to the amount it would have received in accordance with the terms of Section 7.1 as if such amount were Net Sales of Auxilium.

(f) Settlement. The Parties shall keep each other informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning Product; provided, however, that no settlement or consent judgment or other voluntary final disposition of a suit under this Section may be undertaken without the consent of the other Party if such settlement would require the other Party to be subject to an injunction or to make a monetary payment or would otherwise adversely affect the other Party’s rights under this Agreement or the validity of BTC Patents.

8.4 Notice of Certification. BTC and Auxilium each shall immediately give notice to the other of any certification filed under the “U.S. Drug Price Competition and Patent Term Restoration Act of 1984” (or its foreign equivalent) claiming that a BTC Patent is invalid or that infringement will not arise from the manufacture, use or sale of any Product by a Third Party.

(a) If Auxilium decides not to bring infringement proceedings against the entity making such a certification Auxilium shall give notice to BTC of its decision not to bring suit within twenty one (21) days after receipt of notice of such certification. For clarity, if Auxilium does bring such infringement proceedings against the entity making such a certification the costs incurred by Auxilium in connection with such suit shall be creditable against milestone payments payable by Auxilium in accordance with Article 7.

(b) BTC may then, but is not required to, bring suit against the Party that filed the certification.

(c) Any suit by Auxilium or BTC shall either be in the name of Auxilium or in the name of BTC, or jointly in the name of Auxilium and BTC, as may be required by law.

(d) For this purpose, the Party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the Party bringing suit.

8.5 Patent Term Extensions. As between Auxilium and BTC, Auxilium shall control the right to file for patent term extensions wherever applicable to BTC Patents covering Enzyme or Product.

8.6 Trademarks.

(a) Each Party and its Affiliates shall retain all right, title and interest in and to its and their respective corporate names and logos.

EXECUTION VERSION

(b) Auxilium shall be solely responsible for selecting a trademark (the “Auxilium Trademark”) to use for each country in the Territory. The Product shall be promoted and sold, in accordance with the provisions of this Agreement, in the Territory under the Auxilium Trademark. Auxilium (or its local Affiliates, as appropriate) shall own and retain all rights to Auxilium Trademark, and all goodwill associated therewith throughout the Territory. Auxilium shall also own rights to any internet domain names incorporating the Auxilium Trademark or any variation or part of Auxilium Trademark as its URL address or any part of such address.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1 BTC Represents and Warrants. BTC hereby represents and warrants to Auxilium that:

(a) This Agreement has been duly executed and delivered by BTC and constitutes the valid and binding obligation of BTC, enforceable against BTC in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of BTC, its officers and directors;

(b) As of the Effective Date, BTC is the owner or licensee of BTC Patents and BTC Know How and all other rights necessary to make, use and sell all technology covered by the BTC Patents. BTC has the full right power and authority to grant the licenses and other rights granted to Auxilium and the granting of the licenses and other rights to Auxilium hereunder does not violate any right known to BTC of any Third Party;

(c) BTC represents that to the best of its knowledge, as of the Effective Date it is not aware that the development, manufacture, use or sale of the Enzyme or the Product pursuant to this Agreement may infringe or conflict with any Third Party right or Patent, and BTC is not aware of any pending patent application that, if issued, would be infringed by the development, manufacture, use or sale of the Enzyme or the Product pursuant to this Agreement;

(d) The execution, delivery and performance of this Agreement by BTC does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, and, to the best of its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it;

(e) BTC has disclosed to Auxilium all material information in its control pertaining to the suitability of Enzyme as a pharmaceutical candidate;

EXECUTION VERSION

(f) The Product has valid and effective Orphan Drug Designation under the applicable FDA statutes, rules or regulations, effective, May 23, 1996, and March 12, 1996. As of June 3, 2004, BTC had no reason to believe such Orphan Drug Designation would be terminated prior to such date.

(g) BTC is not currently a Party to, and during the Term will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement;

(h) BioSpecifics Technologies Corp. is duly organized and validly existing under the laws of the state of Delaware and its Affiliates are validly existing under the laws of the jurisdiction of their respective incorporation and have full legal power and authority to enter into this Agreement; and

(i) BTC is not subject to any order, decree or injunction by a court of competent jurisdiction which prevents or materially delays the consummation of the transactions contemplated by this Agreement.

9.2 Auxilium Represents and Warrants. Auxilium hereby represents and warrants to BTC that:

(a) The execution, delivery and performance of this Agreement by Auxilium does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, and, to the best of its knowledge, does not violate any material law or regulation of any court, governmental body or administrative or other agency having authority over it;

(b) Auxilium is not currently a Party to, and during the Term will not enter into, any agreements, oral or written, that are inconsistent with its obligations under this Agreement;

(c) Auxilium is duly organized and validly existing under the laws of the state of Delaware and has full legal power and authority to enter into this Agreement; and

(d) Auxilium is not subject to any order, decree or injunction by a court of competent jurisdiction which prevents or materially delays the consummation of the transactions contemplated by this Agreement.

9.3 Disclaimer of Warranties. THE LIMITED WARRANTIES CONTAINED IN THIS ARTICLE ARE THE SOLE WARRANTIES GIVEN BY THE PARTIES AND ARE MADE EXPRESSLY IN LIEU OF AND EXCLUDE ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, INFRINGEMENT OR OTHERWISE, AND ALL OTHER EXPRESS OR IMPLIED REPRESENTATIONS AND WARRANTIES PROVIDED BY COMMON LAW, STATUTE OR OTHERWISE ARE HEREBY DISCLAIMED BY BOTH PARTIES.

EXECUTION VERSION

ARTICLE 10

CONFIDENTIALITY

10.1 Confidentiality. During the Term, and for a period of five (5) years thereafter, each Party hereto will maintain in confidence all information disclosed, and reasonably believed by the other Party to be confidential whether orally or in writing, by the other Party hereto (“Confidential Information”). Neither Party shall use, disclose or grant use of such Confidential Information except as required under this Agreement. Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates’ employees, agents, consultants, and clinical investigators only make use of Confidential Information for the purpose of this Agreement and do not disclose or make any unauthorized use of such Confidential Information. Each Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of Confidential Information. Confidential Information shall not include any information which and to the extent:

(a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the other Party;

(c) becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the other Party not to disclose such information; or

(e) was independently developed by the receiving Party without reference to the disclosure by the other Party, as documented by written records.

10.2 Terms of Agreement. The Parties agree that the material financial terms of the Agreement shall be considered the Confidential Information of both Parties.

10.3 Permitted Disclosure. Each Party may disclose the Confidential Information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, or complying with any applicable statute or governmental regulation provided such Party has given the disclosing Party prompt written notice in advance allowing it to limit such disclosure. In addition, either Party may disclose Confidential Information to its Affiliates and to its Sublicensees; provided, however, in connection with any such disclosure the disclosing Party shall secure confidential treatment of such Confidential Information.

10.4 Employee Obligations. The Parties shall undertake to ensure that all their employees who have access to Confidential Information of the other Party are under obligations of confidentiality fully consistent with those provided in this Article.

EXECUTION VERSION

10.5 Publication. No Party may publish confidential or proprietary information of the other Party, without the consent of the other Party. The reviewing Party shall have thirty (30) days from receipt of the proposed oral disclosure or written publication to provide comments or proposed changes to the disclosing Party. The review period may be extended for an additional two (2) months to permit the reviewing Party to file one or more patent applications as it deems appropriate. This Section 10.5 shall be inapplicable to the publication of information presented in substantially the same form in which was previously published or disclosed to the public, and to any other disclosures which, on the advice of counsel, are required by Law to be disclosed. In addition, BTC shall provide to Auxilium a thirty (30) day right to review any publication relating to BTC’s in vitro research and/or Development activities using the Product or the Enzyme, regardless of whether such publication includes any confidential or proprietary information of Auxilium; provided, that, in the event such publication includes any confidential or proprietary information of Auxilium, such review period may be extended for an additional two (2) months to permit Auxilium to file one or more patent applications as it deems appropriate.

10.6 Prior Agreements. The obligations of confidentiality and nondisclosure set forth in this Section 10 supersede any and all prior and contemporaneous communications, representations, agreements or understandings, whether oral or written concerning the subject matter of this Section 10.

ARTICLE 11

TERM AND TERMINATION

11.1 Term.

(a) Term. Unless earlier terminated as provided herein, the Term shall commence as of the Effective Date and shall remain in full force and effect on a Product by Product and country by country basis until the later of (i) the last to expire Valid Claim of a Patent that Covers such Product, (ii) the expiration of the regulatory exclusivity period conveyed by Orphan Drug Designation with respect to such Product, and (iii) twelve (12) years from the Effective Date or June 3, 2016 (the “Term”). For the sake of clarity, with respect to clause (i) of this Section 11.1(a), the term “Patent” shall include any Patents owned or Controlled by Auxilium or BTC and, notwithstanding the absence of a Valid Claim in the country of sale, the Term shall continue for so long as there is a Valid Claim Covering the Product or the method of Manufacture in the country of Manufacture.

(b) Accrued Obligations. Except where explicitly provided elsewhere herein, termination of this Agreement for any reason, or expiration of this Agreement, will not affect: (i) obligations, including the payment of any royalties or other sums which have accrued as of the date of termination or expiration, and (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement.

11.2 Termination for Insolvency. Either Party may terminate this Agreement immediately upon delivery of written notice to the other Party (a) upon the institution by or against the other Party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the other Party’s debts; provided, however with respect to

EXECUTION VERSION

involuntary proceedings, that such proceedings are not dismissed within one hundred and twenty (120) days; (b) upon the other Party’s making an assignment for the benefit of creditors; or (c) upon the other Party’s dissolution or ceasing to do business.

11.3 Material Breach. Either Party may terminate this Agreement upon ninety (90) days prior written notice to the other Party upon the material breach by the other Party of any of its obligations under this Agreement; provided, however, that in the case of a material breach by Auxilium, BTC shall only have the right to terminate this Agreement on a territory-by-territory basis, such that BTC may only terminate this Agreement for (a) the Auxilium Territory as a result of a material breach by Auxilium with respect to the Auxilium Territory and/or (b) the Partner Territory as a result of a material breach by Auxilium with respect to the Partner Territory and/or (c) the Partner II Territory as a result of a material breach by Auxilium with respect to the Partner II Territory; provided, further, that such termination shall become effective only if the other Party shall fail to remedy or cure the breach within such ninety (90) day period. For the sake of clarity, neither Party may claim material breach for conduct prior to the Amendment Effective Date, including conduct described in section 1.3 of the Settlement Agreement, regardless of whether such claim is released pursuant to the Settlement Agreement. Notwithstanding the foregoing, (1) (i) in the event of a material breach by Auxilium with respect to the Partner Territory, BTC shall simultaneously provide the aforementioned written notice to Partner pursuant to Section 11.3 hereof and, (ii) in the further event that Auxilium has not cured such breach in such ninety (90) day period, such Partner shall have the right to step-in and, within the ninety (90) day period, remedy or cure such breach for purposes of this Section 11.3; and (2) (i) in the event of a material breach by Auxilium with respect to the Partner II Territory, BTC shall simultaneously provide the aforementioned written notice to Partner II pursuant to Section 11.3 hereof and, (ii) in the further event that Auxilium has not cured such breach in such ninety (90) day period, such Partner II shall have the right to step-in and, within the ninety (90) day period, remedy or cure such breach for purposes of this Section 11.3. In the event that (3) (x) Partner is the entity remedying or curing such breach, (y) Partner is not at fault with respect to such material breach, and (z) Partner so requests of BTC in writing in connection with such remedy or cure, BTC shall promptly grant to Partner a license under the Licensed Technology and otherwise on the same economic and other terms as are contained in this Agreement covering the Partner Territory in substitution for Auxilium; or (4) (x) Partner II is the entity remedying or curing such breach, (y) Partner II is not at fault with respect to such material breach, and (z) Partner II so requests of BTC in writing in connection with such remedy or cure, BTC shall promptly grant to Partner II a license under the Licensed Technology and otherwise on the same economic and other terms as are contained in this Agreement covering the Partner II Territory in substitution for Auxilium. For clarity, in the case of a material breach with respect to the Auxilium Territory, any termination of this Agreement shall be related solely to the Auxilium Territory and this Agreement shall remain in full force and effect with respect to the Partner Territory and the Partner II Territory.

11.4 Termination by Auxilium. Auxilium may terminate this Agreement in its entirety or on a country-by-country basis or on an Indication by Indication basis or on a Product by Product basis at any time upon ninety (90) days prior written notice to BTC.

EXECUTION VERSION

11.5 Effect Of Termination.

(a) Effect On License. Upon the expiration or earlier termination of this Agreement, the rights licensed under this Agreement shall be treated as follows:

(i) Upon the expiration of the Term or the termination of this Agreement by Auxilium pursuant to Section 11.2 or Section 11.3, Auxilium shall have a fully paid-up, perpetual, irrevocable, royalty-free, transferable, worldwide, non-exclusive right and license under the Licensed Technology existing as of the date of such expiration to make, have made, use, offer to sell, and sell the Product in the Territory; provided, however, that, in the event of termination of this Agreement by Auxilium pursuant to Section 11.3, then such right and license shall be exclusive with respect to the ‘560 Patent (as defined in the Settlement Agreement) and its patent family, unless it has been determined by the Panel (as defined in the Settlement Agreement) that Bo Yu and/or Thomas Wegman are joint inventors of the ‘560 Patent in which case such right and license shall remain non-exclusive notwithstanding this proviso; and

(ii) Upon termination of this Agreement by BTC pursuant to Section 11.2 or 11.3, or by Auxilium pursuant to Section 11.4, all rights to Product shall revert to BTC.

(b) Ongoing Obligations.

(i) Upon expiration or termination of this Agreement for any reason, each Party shall no later than thirty (30) days after such termination return to the other Party or destroy any Confidential Information disclosed by the other Party, except for one copy which may be retained in its confidential files.

(ii) Upon termination of this Agreement by BTC pursuant to Sections 11.2 or 11.3 or by Auxilium pursuant to Section 11.4, Auxilium shall assign and deliver to BTC all Regulatory Data and information (including registration dossiers) obtained for or in pursuing Regulatory Approvals, and all Regulatory Approvals (e.g., to BTC; designee in the Territory as permitted under the Law) for Product in the Territory received as of such termination date.

11.6 Inventory. Notwithstanding the foregoing, upon early termination of this Agreement pursuant to Section 11.2, 11.3 or 11.4, Auxilium shall have the right to sell all remaining Product in its inventory within six (6) months after the date of termination, but shall be bound to the royalty payments provided by Section 7.1 herein. Thereafter, Auxilium agrees to destroy any remaining supply of Product or return it to BTC at BTC’s request and direction.

ARTICLE 12

INDEMNIFICATION

12.1 Auxilium. Auxilium shall defend BTC at Auxilium’s cost and expense, and will indemnify and hold BTC and their respective directors, officers, employees, consultants, contractors, representatives, and agents harmless from and against any and all losses, costs, damages, fees, or expenses (including reasonable attorney’s fees and expenses) (“Losses”)

EXECUTION VERSION

incurred in connection with or arising out of any Third Party claim (a “Third Party Claim”) directly relating to (i) any material breach by Auxilium of its representations or warranties or obligations pursuant to this Agreement, (ii) any gross negligence or willful misconduct of Auxilium, its Affiliates, or their respective directors, officers, employees, contractors, consultants, agents, representatives, or Sublicensees in the exercise of any of Auxilium’ rights or the performance of any of Auxilium’ obligations under this Agreement, and (iii) the handling, packaging, storage, or Commercialization by Auxilium or any of its Affiliates or Sublicensees of any Product in the Territory (excluding all intellectual property infringement or related claims, which are covered in Section 12.2); provided that notwithstanding the foregoing, in all cases referred to in this Section 12.1, Auxilium shall have no liability to BTC for any Losses to the extent that such Losses were caused by any item for which BTC is required to indemnify Auxilium pursuant to Section 12.2.

12.2 BTC. BTC shall defend Auxilium and its Affiliates at BTC’s cost and expense, and will indemnify and hold Auxilium and its Affiliates and their respective directors, officers, employees, consultants, contractors, representatives, and agents harmless from and against any and all Losses incurred in connection with or arising out of any Third Party Claim directly relating to (i) material breach by BTC of any of its representations, warranties or obligations pursuant to this Agreement, (ii) gross negligence or willful misconduct of BTC in the exercise of any of its rights or the performance of any of its obligations under this Agreement, (iii) personal injury and other product liability resulting from BTC’s Development, Manufacture, or Commercialization of any Product, (iv) intellectual property infringement or related claims, including any Third Party Claim and trade secret misappropriation liability relating to the Development, Manufacture, or Commercialization of any Product, (v) any liability or other claims from the Manufacture, handling, packaging, storage, sale, or other disposition of any Product by BTC or any of its Affiliates, sublicensees or subcontractors, or (vi) any liability or claims arising from Product Manufactured, or Enzyme manufactured, as the case may be, by BTC or any of its Affiliates or subcontractors; provided that notwithstanding the foregoing, in all cases referred to in this Section 12.2, BTC shall have no liability to Auxilium for any Losses to the extent (and only to the extent) that such Losses were caused by any item for which Auxilium is required to indemnify BTC pursuant to Section 12.1.

12.3 Claims Procedures. Each Party entitled to be indemnified by the other Party (an “Indemnified Party”) pursuant to Section 12.1 or 12.2 hereof shall give notice to the other Party (an “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any threatened or asserted claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided:

(a) That counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such Party’s expense (unless (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party; or (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the Indemnifying Party shall pay the reasonable fees and expenses of one law firm serving as counsel for the Indemnified Party, which law firm shall be subject to approval, not to be unreasonably withheld, by the Indemnifying Party).

EXECUTION VERSION

(b) The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent that the failure to give notice did not result in harm to the Indemnifying Party.

(c) No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the approval of each Indemnified Party which approval shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which (i) would result in injunctive or other relief being imposed against the Indemnified Party; or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

12.4 Escrow. In the event of any Third Party Claim against Auxilium for which BTC is obligated to indemnify Auxilium in accordance with Section 12.2, Auxilium shall be entitled, until a final un-appealable decision has been rendered or a settlement has been reached (a “Final Decision”), to pay an amount equal to fifty percent (50%) of all amounts due to BTC on Net Sales of Products (such aggregate amount, the “Escrowed Amount”) into an escrow account maintained by a Third Party reasonably acceptable to BTC. To the extent that Auxilium incurs any Losses in connection with such Third Party Claim, an amount equal to the amount of any such Losses shall be distributed to Auxilium out of such escrow account, with the remainder (if any) to be paid to BTC. In the event that the Escrowed Amount is less than the amount of such Losses, BTC shall pay the difference to Auxilium within thirty (30) days of such Final Decision.

12.5 Insurance. During the Term, each of Auxilium and BTC shall maintain general liability and product liability insurance in the following amounts: (i) at all times prior to approval of a NDA for a Product, $3,000,000 per occurrence, and (ii) at all times after approval of a NDA for a Product, $5,000,000.

12.6 Compliance. The Parties shall comply fully with all Laws and regulations in connection with their respective activities under this Agreement.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1 Amendment Effective Date. Upon the Effective Date (as defined in the Settlement Agreement) this Agreement shall become effective and enforceable (the “Amendment Effective Date”). Upon the Amendment Effective Date the Parties shall issue the press release set forth on Schedule 13.1.

EXECUTION VERSION

13.2 Dispute Resolution. In the event of any controversy or claim between the Parties arising out of relating to or in connection with any provision of this Agreement, or the rights or obligations hereunder, the Parties shall try to settle their differences amicably between themselves through good faith negotiations by submitting such controversy or claim to the senior management of the respective Parties for resolution. If they are unable to resolve such controversy or claim within thirty (30) days of initiating such negotiations, the Parties may institute litigation in any court of competent jurisdiction unless they have mutually agreed on some other form of dispute resolution. Such dispute resolution procedures shall not limit a court from granting a temporary restraining order or a preliminary injunction in order to preserve the status quo of the Parties pending litigation or any other mutually agreed dispute resolution mechanism or to protect a Party’s intellectual property or confidential or proprietary information.

13.3 Construction. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including”, and (e) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, and Schedule references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

13.4 Governing Law; Jurisdiction. This Agreement shall be construed and the respective rights of the Parties determined according to the substantive laws of the State of New York notwithstanding the provisions governing conflict of laws under such New York law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question.

13.5 Post-Closing Access to Information. BTC shall afford to representatives of Auxilium reasonable access to offices, plants, properties, books and records of BTC relating to the Product, during normal business hours, in order that Auxilium may have an opportunity to make such reasonable investigations as it desires with respect to Product. At all times after the Effective Date, each Party will permit the other Party and its representatives (including its counsel and auditors) during normal business hours, for a proper purpose to have reasonable access to and examine and make copies of, at the expense of the copying Party, all books, records, files and documents in its possession which relate to the Product.

13.6 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under section 365(n) of the Bankruptcy Code.

EXECUTION VERSION

13.7 Waiver. The failure on the part of Auxilium or BTC to exercise or enforce any rights conferred upon it hereunder shall not be deemed to be a waiver of any such rights nor operate to bar the exercise or enforcement thereof at any time or times thereafter. The observance of any Term may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Party entitled to enforce such term, but any such waiver shall be effective only if in writing signed by the Party against whom such waiver is to be asserted.

13.8 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any Term, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected Party.

13.9 Severability. It is the intention of the Parties to comply with all Laws domestic or foreign in connection with the performance of its obligations hereunder. In the event that any provision of this Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Agreement will be binding on the Parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and the Agreement shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

13.10 Government Acts. In the event that any act, regulation, directive, or law of a government, including its departments, agencies or courts, should make impossible or prohibit, restrain, modify or limit any material act or obligation of Auxilium or BTC under this Agreement, the Party, if any, not so affected shall have the right, at its option, to suspend or terminate this Agreement as to such country, if good faith negotiations between the Parties to make such modifications to this Agreement as may be necessary to fairly address the impact thereof, after a reasonable period of time are not successful in producing mutually acceptable modifications to this Agreement.

13.11 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement, without the consent of the other Party, in connection with the transfer or sale of all or substantially all of its assets or business or in the event of its merger or consolidation with another company. In all cases the assigning Party shall provide the other Party with prompt notice of any such assignment. Any purported assignment in contravention of this Section shall, at the option of the nonassigning Party, be null and void and of no effect. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder.

13.12 Counterparts. This Agreement may be executed in duplicate, both of which shall be deemed to be originals, and both of which shall constitute one and the same Agreement.

EXECUTION VERSION

13.13 No Agency. Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between BTC and Auxilium. Notwithstanding any of the provisions of this Agreement, neither Party shall at any time enter into, incur, or hold itself out to third Parties as having authority to enter into or incur, on behalf of the other Party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities undertaken or incurred by one Party in connection with or relating to the development, manufacture or sale of Enzymes or Product shall be undertaken, incurred or paid exclusively by that Party, and not as an agent or representative of the other Party.

13.14 Notice. All communications between the Parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to other addresses as designated by one Party to the other by notice pursuant hereto, by internationally recognized courier or by prepaid certified, air mail (which shall be deemed received by the other Party on the seventh business day following deposit in the mails), or by facsimile transmission or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by letter given by the close of business on or before the next following business day:

If to BTC, at:

Biospecifics Technologies Corp.

35 Wilbur Street

Lynbrook, New York 11563

Attn: Thomas Wegman, President

with a copy to:

Bingham McCutchen LLP

2020 K Street NW

Washington, DC 20006

Attn.: Carl A. Valenstein, Esq.

If to Auxilium at:

Auxilium Pharmaceuticals Inc.

40 Valley Stream Parkway

Malvern, PA 19355

Attn: Armando Anido, Chief Executive Officer and President

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attn: Michael N. Peterson

EXECUTION VERSION

If to Partner at:

Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

Attention: Senior Vice President and Associate General Counsel, Business Transaction

Fax: 1-212-573-0768

with a copy to:

Pfizer Inc.

235 East 42nd Street

New York, New York 10017-5755

Attention: General Counsel

Fax: 1-212-808-8924

For purposes of Section 11.3, from time-to-time, Auxilium shall provide appropriate contact information for each Partner II.

13.15 Headings. The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

13.16 Assurances. Neither Party will take any action, or fail to act in a manner, which would prejudice the rights intended to be granted to the other Party pursuant to this Agreement.

13.17 Entire Agreement. This Agreement and the Settlement Agreement (together with all exhibits and schedules thereto) contain the entire understanding of the Parties relating to the matters referred to herein and therein, and supersedes all prior agreements, understandings or arrangements between the Parties with respect thereto, whether oral or written, and may only be amended by a written document, duly executed on behalf of the respective Parties.

[Signature Page Follows]

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ Armando Anido
Name: Armando Anido
Title: Chief Executive Officer

BIOSPECIFICS TECHNOLOGIES CORP.

By:	/s/ Thomas L. Wegman
Name: Thomas L. Wegman
Title: President

[Signature Page to Second Amended and Restated Development and License Agreement]

Schedule 1.9

BTC Patents

Title: Methods for Treating Adhesive Capsulitis

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		PCT	Granted	2006206393	19-Jan-2006	2006206393	22-Jul-2010	19-Jan-2026
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
Korea, Republic of		PCT	Granted	2007-7018990	19-Jan-2006	10-0989267	14-Oct-2010	19-Jan-2026
[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
New Zealand		PCT	Granted	556160	19-Jan-2006	556160	11-Mar-2010	19-Jan-2026
[**]		[**]	[**]	[**]	[**]
South Africa		PCT	Granted	2007/05931	19-Jan-2006	2007/05931	30-Jul-2008	19-Jan-2026
[**]		[**]	[**]	[**]	[**]			[**]
[**]		[**]	[**]	[**]		[**]	[**]	[**]
[**]		[**]	[**]	[**]		[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Title: Compositions And Methods For Treating Collagen-Mediated Diseases

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]		PCT	[**]	[**]	[**]
[**]		PCT	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
Patent Cooperation Treaty		ORD	Natl Proc	US07/02654	30-Jan-2007
South Africa		PCT	Granted	2008/07049	30-Jan-2007	2008/07049	28-Jul-2010	30-Jan-2027
[**]	[**]	[**]	[**]	[**]	[**]
United States of America		PRO	Expired	60/763,470	30-Jan-2006			30-Jan-2007
United States of America	1	PRO	Expired	60/784,135	20-Mar-2006			20-Mar-2007
[**]	[**]	[**]	[**]	[**]	[**]

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
[**]	[**]	[**]	[**]	[**]	[**]
United States of America	2	ORD	Granted	11/699,302	29-Jan-2007	7,811,560	12-Oct-2010	12-Jul-2028
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]

Title: Amelioration Of Dupuytren’s Disease

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia		ORD	Granted	199859661	26-Mar-1998	733208	10-May-2001	26-Mar-2018
[**]		[**]	[**]	[**]	[**]
France		ORD	Granted	98/03320	18-Mar-1998	2772273	18-Jun-1999	18-Mar-2018
[**]		[**]	[**]	[**]	[**]			[**]
[**]	[**]	[**]	[**]	[**]	[**]			[**]
Sweden		ORD	Granted	9800806-3	12-Mar-1998	522723	02-Mar-2004	12-Mar-2018
United Kingdom		ORD	Granted	9805050.3	11-Mar-1998	2323530	10-Oct-2001	11-Mar-2018
United States of America		ORD	Granted	08/826,015	27-Mar-1997	6,086,872	11-Jul-2000	22-Aug-2014
United States of America	REI	REI	Granted	11/094,753	30-Mar-2005	RE39,941	18-Dec-2007

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Title: Methods For Treating Cellulite

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Australia	1	PCT	Granted	2007221225	22-Feb-2007	2007221225	27-May-2010	22-Feb-2027
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
South Africa	1	PCT	Granted	2008/07221	22-Feb-2007	2008/07221	29-Jul-2009	22-Feb-2027
[**]		[**]	[**]	[**]	[**]			[**]
[**]	[**]	[**]	[**]	[**]	[**]			[**]

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Title: Reduction of Adipose Tissue

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
Canada		ORD	Granted	2,165,271	14-Dec-1995	2,165,271	29-Jun-2010	14-Dec-2015
European Patent Convention		ORD	Granted	95309116.2	14-Dec-1995	0721781	06-Mar-2002	14-Dec-2015
Germany		EPC	Granted	69525728.5	14-Dec-1995	0721781	06-Mar-2002	14-Dec-2015
United Kingdom		EPC	Granted	95309116.2	14-Dec-1995	0721781	06-Mar-2002	14-Dec-2015
[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
United States of America	3	CIP	Granted	10/172,601	14-Jun-2002	6,958,150	25-Oct-2005	15-Dec-2014
United States of America	4	CON	Granted	11/237,543	28-Sep-2005	7,824,673	02-Nov-2010	20-Dec-2016
[**]	[**]	[**]	[**]	[**]	[**]

Title: Amelioration of Peyronie’s Disease

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
[**]		[**]	[**]	[**]	[**]
[**]		[**]	[**]	[**]	[**]
France		ORD	Granted	06863	29-May-2000	06863	30-Apr-2002	29-May-2020
[**]		[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]
Ireland		ORD	Granted	2000/0402	23-May-2000	84130	02-Aug-2006	23-May-2020
[**]		[**]	[**]	[**]	[**]
United Kingdom		ORD	Granted	0011969.3	19-May-2000	2,352,173	10-Nov-2004	19-May-2020
United States of America		ORD	Granted	09/325,224	03-Jun-1999	6,022,539	08-Feb-2000	03-Jun-2019

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Title: High Dosage Topical Forms of Collagenase

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
European Patent Convention		PCT	Granted	92310008.5	02-Nov-1992	0543521	06-May-1999	02-Nov-2012
France		EPC	Granted	0543521	02-Nov-1992	0543521	06-May-1999	02-Nov-2012
Germany		EPC	Granted	92310008.5	02-Nov-1992	0543521	06-May-1999	02-Nov-2012
Italy		EPC	Granted	0543521	02-Nov-1992	0543521	06-May-1999	02-Nov-2012
[**]		[**]	[**]	[**]	[**]
Spain		EPC	Granted	0543521	02-Nov-1992	0543521	06-May-1999	02-Nov-2012
United Kingdom		EPC	Granted	0543521	02-Nov-1992	0543521	06-May-1999	02-Nov-2012
[**]		[**]	[**]	[**]	[**]
United States of America	1	CIP	Granted	07/963,995	29-Oct-1992	5,393,792	28-Feb-1995	28-Feb-2012
United States of America	2	CIP	Granted	08/157,935	24-Nov-1993	5,422,103	06-Jun-1995	06-Jun-2012

Title: Clositridial Fermentation with Hydrolyzed Fish Gelatin

Country	Sub Case	Case Type	Status	Application Number	Filing Date	Patent Number	Issue Date	Expiration Date
[**]		[**]	[**]	[**]	[**]			[**]

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Schedule 1.23

Cost of Goods

The cost of Enzyme or a Product manufactured by Auxilium shall be calculated in accordance with U.S. Generally Accepted Accounting Principles and shall mean the fully allocated cost of manufacturing, which shall include the sum of the following actual costs:

1. Materials cost, which means the price paid for raw material components and finished goods which are purchased from outside vendors as well as any freight and duty where applicable.

2. Direct labor costs, which means the employment costs including, salary, employee benefits, seminars and training within the relevant manufacturing operating unit.

3. In-direct, direct and factory overheads, which means the cost of specific activities that are provided by support functions. Overhead costs include expenses associated with manufacturing support personnel, quality assurance and control testing, batch review, facility lease and rental costs, facility depreciation (including leasehold improvements, computer, furniture and fixtures, manufacturing equipment), equipment set-up, validation and calibration (including IQ, OQ, DQ and PQ), equipment repair and maintenance costs, manufacturing process supplies, manufacturing energy and utilities, waste removal, storage, transportation, insurance, management and administrative expenses (including appropriate inter-company allocations), general facilities costs, environmental engineering, interest expense and property taxes.

4. Contract manufacturing, lyophilization, fill and finish, packaging, labeling and storage

5. Routine quality compliance and quality assurance programs

6. Customs or excise taxes, import duties, sales taxes and other taxes or duties.

Schedule 1.57

Partner Territory

The Partner Territory consists of the 27 members of the European Union as of the date of this Agreement, specifically Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the UK, and Croatia, Albania, Armenia, Azerbaijan, Belarus, Bosnia & Herzegovina, Georgia, Kazakhstan, Kirghiz Republic, Macedonia, Moldova, Serbia & Montenegro, Tajikistan, Uzbekistan, Turkey, Iceland, Switzerland and Norway.

CONFIDENTIAL INFORMATION

Auxilium Pharmaceuticals, Inc.

[**]-Protocol-[**]

Schedule 2.2(d)

Cellulite Protocol

CONFIDENTIAL

COLLAGENASE CLOSTRIDIUM HISTOLYTICUM

(AA4500)

PROTOCOL [**]

A PHASE 1b, OPEN-LABEL, DOSE-ESCALATION

STUDY OF THE SAFETY, EFFECTIVENESS,

PHARMACOKINETICS, AND IMMUNOGENICITY

OF AA4500 FOR THE TREATMENT OF EDEMATOUS

FIBROSCLEROTIC PANNICULOPATHY

Date: [**]

Sponsor:

Auxilium Pharmaceuticals, Inc.

40 Valley Stream Parkway

Malvern, PA 19355

USA

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CONFIDENTIAL INFORMATION

Auxilium Pharmaceuticals, Inc.

[**]-Protocol-[**]

1.	STUDY SYNOPSIS

Name of Sponsor/Company: Auxilium Pharmaceuticals, Inc.
Name of Finished Product: XIAFLEX Study Drug: AA4500
Name of Active Ingredient: collagenase clostridium histolyticum	Study Number: [**]
Title of Study: A Phase 1b, open-label, dose-escalation study of the safety, effectiveness, and pharmacokinetics of AA4500 for the treatment of edematous fibrosclerotic panniculopathy
Study Centers: [**]
Study Period: [**]	Phase of Development: Phase 1b

Objectives: The objectives of this study are to assess the safety, effectiveness, pharmacokinetics, and immunogenicity of AA4500 at increasing doses ranging from [**] in the treatment of adult women with edematous fibrosclerotic panniculopathy (EFP).

Methodology/Study Design: This study is a Phase 1b, open-label, dose-escalation and pharmacokinetic study. To be eligible for treatment, a subject must have at least an 8 cm x 10 cm area of EFP [**]. Each subject will be screened for study eligibility within 30 days before injection of study drug on Day [**].

Cohort Assignment and Follow-up: In this study, [**] subjects will each receive 10 single injections of AA4500 within the investigator designated 8 cm x 10 cm area of EFP. [**]

Table 1:	Proposed Doses for the Phase 1 Study in Subjects With EFP

EFP
Cohort	Dose AA4500/ Designated EFP Area[a]		Volume/ Designated EFP Area[a]		Concentration		EFP Dose/ Designated EFP Area as a Percent of the Approved Dupuytren’s Dose (0.58 mg)		EFP Concentration as a Percent of the Approved Dupuytren’s Concentration (2.3 mg/mL)
[**]	[	**]	[	**]	[	**]	[	**]	[	**]
[**]	[	**]	[	**]	[	**]	[	**]	[	**]
[**]	[	**]	[	**]	[	**]	[	**]	[	**]
[**]	[	**]	[	**]	[	**]	[	**]	[	**]
[**]	[	**]	[	**]	[	**]	[	**]	[	**]
[**]	[	**]	[	**]	[	**]	[	**]	[	**]
[**]	[	**]	[	**]	[	**]	[	**]	[	**]

[a]	A total of 10 single injections per the 8 cm x 10 cm area of EFP, as designated by the investigator.

Safety: The safety of AA4500 will be evaluated through the collection of adverse events, including a targeted assessment of local/systemic reactions to treatment and vital sign measurements at baseline and on Days [**]. Clinical laboratory testing will also be performed at baseline and on Day [**].

Effectiveness: The effectiveness of AA4500 will be evaluated on Days [**] and [**] through the use of an investigator assessment of the treated area using a [**]. Physician and subject satisfaction with treatment will also be recorded at the Day [**] and Day [**] follow-up visits.

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CONFIDENTIAL INFORMATION

Auxilium Pharmaceuticals, Inc.

[**]-Protocol-[**]

Name of Sponsor/Company: Auxilium Pharmaceuticals, Inc.
Name of Finished Product: XIAFLEX Study Drug: AA4500
Name of Active Ingredient: collagenase clostridium histolyticum	Study Number: [**]

Pharmacokinetics: Subjects in Cohorts [**] will have blood samples collected for the determination of [**] plasma concentrations before dosing and 5 minutes, 10 minutes, 20 minutes, 30 minutes, 1 hour, 2 hours, 4 hours, 8 hours, and 24 hours after dosing.

Immunogenicity: Blood samples for follow-up [**] testing and neutralizing antibody testing to [**] will be collected before dosing and at the Day [**] and Day [**] follow-up visits.

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CONFIDENTIAL INFORMATION

Auxilium Pharmaceuticals, Inc.

[**]-Protocol-[**]

Name of Sponsor/Company: Auxilium Pharmaceuticals, Inc.
Name of Finished Product: XIAFLEX Study Drug: AA4500
Name of Active Ingredient: collagenase clostridium histolyticum	Study Number: [**]

Number of Subjects Planned: The sample size of [**] subjects is considered adequate and relevant for this proof of concept study. This sample size permits observation of dose-response trends, if present. The study is not statistically powered. Subjects who withdraw following injection of study drug, for any reason, will not be replaced.

Study Interruption Rules: If 2 or more subjects within a dosing cohort develop an adverse event that is clinically significant [**], the [**] will assess the available safety information and determine if the events are drug related. The [**] will then provide a recommendation as to whether it is safe to allow the remaining subjects in this or later cohorts to proceed with treatment or whether to discontinue further dosing. All decisions will be documented in writing, and where required, submitted to the IRB/IEC/HREC for their review or information.

Inclusion Criteria: No subject should be assigned to treatment until all eligibility criteria have been satisfied. To qualify for the study a subject must:

1.	Be a female and be ≥ 18 years of age and ≤ 65 years of age.

2.	Have EFP that is [**].

3.	Have EFP within [**] before the screening visit.

4.	Have an area of EFP that is at least 8 cm × 10 cm within the [**].

5.	Have a Body Mass Index (BMI) between 20.0 and 30.0 kg/m2, and intend to maintain stable weight throughout the duration of the study (variation of maximum of 5% baseline weight permitted).

6.	Be judged to be in good health, based upon the results of a medical history, physical examination, and laboratory profile at screening.

7.	Have a negative urine pregnancy test at screening and before injection of AA4500 and be using an effective contraception method (ie, abstinence, intrauterine device [IUD], hormonal [estrogen/progestin] contraceptives, or barrier control) for at least one menstrual cycle prior to study enrollment and for the duration of the study, or be surgically sterile.

8.	Voluntarily sign and date an informed consent agreement approved by the Institutional Review Board/Independent Ethics Committee/Human Research Ethics Committee (IRB/IEC/HREC). The subject must also sign an authorization form to allow disclosure of his protected health information (PHI). The PHI authorization form and informed consent form may be an integrated form or may be separate forms depending on the institution.

9.	Be able to complete and understand the various rating instruments in English.

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CONFIDENTIAL INFORMATION

Auxilium Pharmaceuticals, Inc.

[**]-Protocol-[**]

Name of Sponsor/Company: Auxilium Pharmaceuticals, Inc.
Name of Finished Product: XIAFLEX Study Drug: AA4500
Name of Active Ingredient: collagenase clostridium histolyticum	Study Number: [**]

Exclusion criteria: A subject will be excluded from study participation if she:

1.	Has any of the following conditions:

•	[**]

•	Other significant medical condition, which in the investigator’s opinion would make the subject unsuitable for enrollment in the study

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CONFIDENTIAL INFORMATION

Auxilium Pharmaceuticals, Inc.

[**]-Protocol-[**]

Name of Sponsor/Company: Auxilium Pharmaceuticals, Inc.
Name of Finished Product: XIAFLEX Study Drug: AA4500
Name of Active Ingredient: collagenase clostridium histolyticum	Study Number: [**]

Exclusion criteria (continued)

2.	Has used any of the following for the treatment of EFP of the legs or buttock or intends to use any of the following at any time during the study:

[**]

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CONFIDENTIAL INFORMATION

Auxilium Pharmaceuticals, Inc.

[**]-Protocol-[**]

Name of Sponsor/Company: Auxilium Pharmaceuticals, Inc.
Name of Finished Product: XIAFLEX Study Drug: AA4500
Name of Active Ingredient: collagenase clostridium histolyticum	Study Number: [**]

Selection of the Area to be Treated, Test Product, Dose and Mode of Administration: The investigator will select an area of EFP either within [**] or within [**] that is at least 8 cm x 10 cm [**]. The investigator will center the Sponsor’s injection template within the selected area and mark the area to be treated with a surgical marker.

Immediately after reconstitution of the commercial drug product (ie, AA4500) with [**] each subject will receive 10 injections of AA4500 (according to cohort assignment) in the designated 8 cm x 10 cm area of EFP [**].

[**]

[**].

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CONFIDENTIAL INFORMATION

Auxilium Pharmaceuticals, Inc.

[**]-Protocol-[**]

Name of Sponsor/Company: Auxilium Pharmaceuticals, Inc.
Name of Finished Product: XIAFLEX Study Drug: AA4500
Name of Active Ingredient: collagenase clostridium histolyticum	Study Number: [**]

Reference Therapy, Dose and Mode of Administration: None

Statistical Methods

Analyses Population: The intent-to-treat (ITT) and safety population is defined as all subjects who received 1 injection of AA4500. Modified intent-to-treat (MITT) population is defined as all intent-to-treat subjects with a baseline and at least one post-injection efficacy evaluation.

Safety: The following variables are safety endpoints:

•	Adverse events: Mapped to preferred term using the Medical Dictionary for Regulatory Activities (MedDRA)

•	Vital signs

•	Clinical laboratory testing

Adverse events, including a targeted assessment of local/systemic reactions to treatment, will be summarized by proportion of subjects reporting each event within each cohort and injection volume, within each cohort, and overall. Descriptive statistics will be presented for each clinical laboratory test and vital signs for the actual and change from baseline at each visit by dose/designated EFP area [**] and volume/designated EFP area [**] and by dose/designated EFP area [**].

Effectiveness Analyses: Primary endpoints are:

•	A responder analysis based on proportion of subjects (by dose and volume) with a [**]

•	A responder analysis based on proportion of subjects (by dose and volume) with a [**]

Secondary endpoints are:

•	A responder analysis based on proportion of subjects (by dose and volume) with a [**]

•	A responder analysis based on proportion of subjects (by dose and volume) with a [**]

•	The absolute change (mean value) in [**] severity scale from baseline

•	The absolute change in surface topographical characteristics of the treated area based on the 3 digital photography

•	Subject satisfaction with treatment

•	Physician satisfaction with treatment

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CONFIDENTIAL INFORMATION

Auxilium Pharmaceuticals, Inc.

[**]-Protocol-[**]

Name of Sponsor/Company: Auxilium Pharmaceuticals, Inc.
Name of Finished Product: XIAFLEX Study Drug: AA4500
Name of Active Ingredient: collagenase clostridium histolyticum	Study Number: [**]

The primary time point for analyses will be Day 90. For subjects who do not have an evaluation at Day 90, the evaluation at Day 60 will be carried forward and used for these analyses. All effectiveness analyses will be performed for Day 60 and Day 90. Data will be summarized with descriptive statistics by dose/designated EFP area [**] and volume/designated EFP area [**] and by dose/designated EFP area [**] at Days [**] and [**].

Pharmacokinetics: Plasma concentrations will be evaluated using a validated enzyme-linked immunoabsorbent assay (ELISA). Actual blood sampling times will be used in all pharmacokinetic analyses. The following pharmacokinetic parameters will be determined for each subject with quantifiable plasma concentrations: [**]. For pharmacokinetic profiles with missing values or measurements below the limit of quantitation (LOQ) appropriate statistical methods will be employed. The lower limit of quantification for [**] in human plasma is [**], respectively. Pharmacokinetic data will be summarized through data tabulations, descriptive statistics, and graphic presentations within Cohorts [**], as appropriate.

Immunogenicity: [**] antibodies levels and neutralizing antibodies to [**] will be summarized using descriptive statistics by dose/designated EFP area [**] and volume/designated EFP area [**] and by dose/designated EFP area [**].

Rationale for the evaluation time points: Following injection, the pharmacologic activity of AA4500 is local, rapid and is essentially complete in a period of 12 to 24 hours. Virtually all local AEs associated with AA4500 are resolved within the first 30 days after injection. Thus, any potential benefit as it relates to the designated EFP area should be apparent within the first the [**] days following injection. The Day 90 time point was added to this study to evaluate long term treatment effect.

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CONFIDENTIAL INFORMATION

Auxilium Pharmaceuticals, Inc.

[**]-Protocol-[**]

Table 2:	Study AUX-CC-830 Assessments

	Screening Period	Treatment	Follow-up					End of Study
Procedures	Day -30 to -1	Day 1	Day 2	Day 7 (± 2 days)	Day 14 (± 2 days)	Day 30 (± 5 days)	Day 60 (± 5 days)	Day 90 (± 5 days)
[**]

[a]	[**]
[b]

The investigator will select an area of EFP either within the [**] that is at least 8 cm x 10 cm [**]. The investigator will center the Sponsor’s injection template within the selected area and mark the area to be treated with a surgical marker. The investigator will also measure the distance from the edge of the injection template to the coccyx and to the anterior superior iliac spine as define din the protocol.

[c]	Before injection.
[d]	Up to [**]. Vital signs must be stable for a period of at least 60 minutes.
[e]	Cohorts [**] will have blood samples collected for the determination of [**] plasma concentrations before dosing; [**] minutes and [**] hours after dosing.

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Schedule 3.1

Additional Indication Review Process

Objectives

In accordance with Section 3.1(c) of the Agreement to which this Schedule is attached, Auxilium and BTC will develop a joint review plan through a structured process described below (all defined terms used in this Schedule, and not defined herein, shall have the meaning ascribed to such term in the Agreement). The objective of this process is to review proposals for proposed Additional Indications that may become Additional Indications and related Development Plans in order to develop the Product in an optimal set of indications to help patients address unmet needs and to maximize the value of the asset. The review process for proposed Additional Indications and related Development Plans will take place in time for review at any Joint Development Committee (JDC) meeting.

Introduction

The process described below is designed specifically as an evaluation tool for helping the JDC make decisions about proposed Additional Indications when they are at an early stage of development and where there is limited information available on the probability of technical success or the market potential of such proposed Additional Indications. The process will help to identify areas where there is some reasonable probability of the required combination of technical success and commercial potential, and conversely to rule out areas where the probability is too low to justify spending money, time and resources.

However, given that the investments in early stage development are relatively low, the criteria are inclusive and aim not to make false negative recommendations, rather than ruling out options too quickly. If a proposed Additional Indication becomes an Additional Indication and proceeds through Development and the likely profile becomes clearer and the market situation continues to evolve, the value of continuing to Develop such Additional Indication will need to be assessed using more detailed financial analysis based on future quantitative market research, and precise cost and time projections for Development activities.

Description of the Process

The process occurs in four steps (each a “Step”):

Step 1

(a)	Brainstorm Potential Additional Indications – the list of proposed Additional Indications to be evaluated are identified in a joint brainstorming session with representatives (commercial and medical) from both Parties. The full list of proposed Additional Indications are then placed into one of three (3) buckets:

Wave 1 – Proposed Additional Indications about which enough is currently known, both medically and commercially, to do an assessment based on the information possessed by both Parties

Wave 2 – Proposed Additional Indications of possible interest within the next three (3) years about which more needs to be learned. Next steps in terms of further scientific or market research should be agreed, with timelines and responsibilities for each of these proposed Additional Indications

Wave 3 – Proposed Additional Indications which are not going to be in the next three (3)-year plan and remain on the list for evaluation in future review.

(b)	Confirm Evaluation Criteria – the default criteria for evaluating proposed Additional Indications have been agreed by the Parties. Each of the criteria in the medical/scientific and commercial groupings has been equally weighted within each group; provided, that the Parties can discuss the need to change these criteria or weighting from time to time. Any change to the criteria or the weighting needs to be agreed by both Parties. In the absence of agreement the current criteria and weightings will continue to operate.

The current criteria and weightings are:

Scientific/Medical Criteria
Weight
[**]	[**]
Commercial Criteria
[**]	[**]

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Step 2

(a)	Evaluate Proposed Additional Indications – in advance of the JDC meeting to evaluate proposed Additional Indications, the Parties will share with each other any scientific/clinical and market research data with respect to the proposed Additional Indications that meet the Wave 1 criteria. [**]

(b)	Prioritize Proposed Additional Indications Based on Criteria – the ratings of the proposed Additional Indications will be used to prioritize and define future actions using the grid show below:

[**]

Step 3

(a)	Establish Development Plan for Prioritized Additional Indications – based on the decisions reached through the prioritization grid in Step 2(b), the Chief Medical Officer of each Party (or, in the event that a Party does not have a Chief Medical Officer, a physician designee on behalf of such Party) (“CMO”) will prepare a Development Plan for each of the Additional Indications for which it has been agreed they are responsible for Stage 1 Development. The plans will address:

•	Trial design to reach agreed Proof Of Concept;

•	Possible end-points;

•	Identify investigators for studies who are leaders in the specific field;

•	Responsibilities for trial deliverables;

•	Regulatory pathway;

•	Timeline; and

•	Commercial assessment.

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Specific protocols will be put together based on the plans for the indication. The CMOs will share protocols in order to get feedback and input from their counterpart.

Step 4

(a)	JDC approval of Development Plan – the Development Plan for each Additional Indication will be presented to the JDC for approval. Once approved, protocols will be developed by the responsible Party, in collaboration with the other Party, based on the Development Plan approved by JDC, and such protocols shall form a part of such Development Plan. Once completed, the protocols will be reviewed for approval by the JDC.

(b)	Execute Development Plan and Track Progress – the Development Plan for each approved Additional Indication will be monitored by the CMOs. The CMOs will have standing update meetings/calls to discuss progress against the Development Plans. The CMOs will report to the JDC on a quarterly basis on performance versus plan. Development Plans for Step 1 indications will be incorporated into an overall three (3)- year strategic development plan for the Product that will be shared between the Parties.

Schedule 3.1(b)(1)

Canine Lipoma Protocol

Advance Biofactures Corp. 35 Wilbur Street, Lynbrook NY 11563 (516) 593-7000 • Fax: (516) 593-7039		DRAFT
CONFIDENTIAL

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

DOUBLE BLIND STUDY TO EVALUATE THE EFFICACY OF

COLLAGENASE CLOSTRIDIUM HISTOLYTICUM FOR THE

TREATMENT OF CANINE LIPOMA

Protocol Number: Chien-804

[**]

PROTOCOL APPROVALS

Originated by	/

	Jean-Marie Soma, Mgr Clinical Affairs	Date

Approved by	/

	Thomas Wegman, President	Date

Approved by	/

	Sarit Dhupa, Investigator	Date

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Double Blind Study to Evaluate the Efficacy of Collagenase Clostridium Histolyticum for the

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DRAFT 110826

1.0	SYNOPSIS	4

2.0	STUDY CONTACTS	6

3.0	STUDY SITE	6

4.0	STUDY OBJECTIVE	7

5.0	BACKGROUND AND RATIONALE	7

	5.1 Chien-801	7
	5.2 Chien-802	8
	5.3 Chien-803	9
	5.3 Study Rationale	10
	5.4 Investigational Veterinary Product	10
	5.5 Rationale for Dosage Selection	10

6.0	STUDY DESIGN	10

	6.1 Study Structure	10
	6.1.1 Study Type	10
	6.1.2 Sample Size Determination	11
	6.1.3 Control Group	11
	6.1.4 Blinding	11
	6.1.5 Randomization	11
	6.1.6 Study Duration	11

7.0	STUDY ANIMAL SELECTION	12

	7.1 Population Base	12
	7.2 Inclusion Criteria	12
	7.3 Exclusion Criteria	12

8.0	ANIMAL MANAGEMENT PRACTICES	12

	8.1 Food and Water	12
	8.2 Housing	12
	8.3 Study Animal Care	12
	8.4 Concomitant Medications	13

9.0	ASSESSMENTS	13

	9.1 Physical Examination	13
	9.2 Laboratory Analyses	13
	9.3 Efficacy Assessment	13
	9.4 Safety Assessments	14
	9.5 Additional Parameters	14

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10.0	SCHEDULE OF STUDY EVENTS	14

11.0	TRIAL MEDICATION	15

	11.1 Investigational Veterinary Product	15
	11.2 Control product (Placebo)	16
	11.3 Reconstitution	17
	11.4 Injection Medication	17
	11.5 Drug Dispensation	17
	11.6 Drug Accountability	17

12.0	ADMINISTRATION OF STUDY MEDICATION	18

	12.1 Treatment Allocation	18
	12.2 Dose	18
	12.3 Route of Administration and Frequency	18
	12.4 Injection Technique	18

13.0	SAFETY EVALUATION / ADVERSE EVENTS	18

	13.1 Definition	18
	13.2 Reporting Adverse Events	19
	13.3 Monitoring Adverse Events	19
	13.4 Death of a Subject	19

14.0	STATISTICAL ANALYSIS	19

	14.1 Analysis Population	19
	14.2 Efficacy Analysis	20
	14.3 Safety Analysis	20
	14.4 Visit Windows	20
	14.5 Missing Data	20

15.0	REGULATORY AND ADMINISTRATIVE ASPECTS	21

	15.1 Regulatory	21
	15.2 Informed Consent	21
	15.3 Departures from Protocol/Amendments	21
	15.4 Handling of Records	21
	15.5 Monitoring of the Study	22

16.0	SIGNATURE PAGE	23

	STUDY FORMS

	Client Questionnaire

	Request for Preparation of Drug

	Drug Dispensation Form

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1.0	SYNOPSIS

Title	Double blind study to evaluate the efficacy of Collagenase Clostridium Histolyticum for the treatment of canine lipoma

Sponsor	Advance Biofactures Corporation 35 Wilbur Street, Lynbrook, New York 11563

Investigator	[**]

Investigative Site	[**]

Indication	Lipoma

Target Animal	Dogs

Objective	To assess the efficacy and safety of Collagenase Clostridium Histolyticum compared with placebo in the treatment of subcutaneous, benign lipoma in dogs

Study Design	Protocol Chien-804 is a single site, randomized, double-blind, placebo controlled, Phase II study.

Planned Sample Size	Thirty-two (32) study animals

Test Articles

Investigational Veterinary Product: FDA approved Collagenase Clostridium Histolyticum (XIAFLEX®, manufactured by Auxilium Pharmaceuticals, Inc.)

Placebo: Control product manufactured by Auxilium Pharmaceuticals, Inc.

Diluent: [**]% sodium chloride containing [**]% calcium chloride

Test Drug Dosage

[**] mg Collagenase Clostridium Histolyticum (CCH) administered per square centimeter surface area of the lipoma per single injection

The maximum surface area allowed is [**] resulting in a maximum dosage of [**] mg per single injection

Route of Administration	Injections are administered directly into the lipoma

Schedule of Administration	Study animals will receive a single injection of either CCH or placebo

Follow-Up	Follow-up visits: Days: [**] days post injection Months: [**] months post injection

Study Duration	Study animals will be followed for [**] months post injection

Efficacy Assessment	Primary Efficacy Endpoint [**] Secondary Efficacy Endpoints Responders at [**] days and [**] months. A responder is an animal with [**]

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Additional Information	Lipoma [**] [**]

Safety Parameters	Adverse Event Assessment on the day of injection and at each follow-up visit

Statistical Analysis

Efficacy Population

Analysis of efficacy parameters will be based on the Intent To Treat population

Analysis of Primary Variable

The primary statistical analysis will use the two sample t-test to compare the control group and the treated group

Analysis of Secondary Variables

[**]

Relative change will be percent change from baseline

[**] test will be used for the responder analysis

Analysis of the relative change from baseline will use the two sample t-test and in exploratory analyses, analysis of variance or covariance

Client satisfaction will be determined from the questionnaire and analyzed with [**] Test.

Safety:

Tables of adverse events and local site reactions will be constructed by treatment

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2.0	STUDY CONTACTS

2.1	Investigator

[**]

2.2	Sponsor Representative

[**]

Advance Biofactures Corporation

35 Wilbur Street

Lynbrook, New York 11563

(516) 593-7000

2.3	Study Monitor

[**]

Advance Biofactures Corporation

35 Wilbur Street

Lynbrook, New York 11563

(516) 593-7000

2.4	Statistician

[**]

3.0	STUDY SITE

3.1	[**]

3.2	[**]

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4.0	STUDY OBJECTIVE

The objective of this study is to assess the efficacy and safety of Collagenase Clostridium Histolyticum compared with placebo in the treatment of subcutaneous, benign lipoma in dogs.

5.0	BACKGROUND AND JUSTIFICATION

Two preliminary studies have been completed and one controlled study has been initiated assessing the efficacy of Purified Collagenase for Injection (PCI), a Collagenase Clostridium Histolyticum manufactured by Advance Biofactures Corporation, in canine subjects with lipoma. Study designs and results are summarized below:

5.1	Chien-801

This study, sponsored by Advance Biofactures Corporation, was a pilot study designed to evaluate the safety and efficacy of PCI as a non- operative treatment of canine lipoma.

Six animals were enrolled in the study.

Working concentrations of [**] of PCI were used in this study. Total mg study drug per subject for one injection ranged from [**] which was approximately [**] the total mg used in [**]. The dose of drug injected ranged from [**]. A single injection was administered to [**] study animals and [**] injections were administered to [**].

[**].

[**] were taken at all visits using [**] were taken initially and [**].

5.1.1	Study Results

Data from Chien-801 is summarized in the following table

[**].

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Data from Chien-801

[**]	[**]		[**]		[**]		[**]		[**]

	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

5.1.2	Adverse Reactions

The following adverse events were reported during this protocol:

5.1.2.1 [**].

5.1.2.2 [**].

5.1.2.3 [**].

5.1.2.4 [**].

5.1.2.5 [**].

5.2	Chien-802

A follow-up study to Chien-801 was sponsored by Advance Biofactures Corporation to further evaluate the efficacy of PCI and to gather data regarding the appropriate dosage and frequency of injections necessary to significantly reduce the size of canine lipoma.

[**] study animals were enrolled in the study, Chien-802.

Working concentrations of [**] were used in this study. The dose of drug injected was [**] and the allowable total mg study drug per subject was [**] per single injection. An additional injection was allowed to be administered at [**] days post [**]. Based upon the decision of the investigator, [**].

[**].

5.2.1	Study Results

Data from Chien-802 is summarized in the following table

% Reduction in Lipoma Size

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Pt	Baseline		30 Day		% Reduction		90 Day		% Reduction

	Caliper (cm2)	CT Scan (cm3)	Caliper (cm2)	CT Scan (cm3)	Caliper	CT Scan	Caliper (cm2)	CT Scan (cm3)	Caliper	CT Scan

#7	7.07	10.11	3.9	2.78	45	72.5	3.06	0	57	100

#8	18.7	N/A	5.04	N/A	73	N/A	3.1	6.19	83	N/A

#9	42.5	11.14	0	0.23	100	97.9	0	0.77	100	93

#10	44.48	18.28	11.3	3.3	75	81.9	0	0	100	100

NOTE: Due to a software malfunction, the CT scan data for patient #8 was not available (N/A)

5.2.2	Adverse Reactions

The following adverse events were reported during this study:

5.2.2.1 [**].

5.2.2.2 [**].

5.2.2.3 [**]

[**]

5.2.3	Client Questionnaire

[**].

5.3	Chien-803

Based upon the [**] results from Chien-802, a double blind study to evaluate the efficacy of treatment with PCI versus placebo in reducing the size of subcutaneous, benign lipomas, was sponsored by Advance Biofactures Corporation.

[**] study animals were to be enrolled with each subject having at least two lipomas.

[**]. The trial was suspended [**]. [**].

5.3.1	Study Results

[**]	[**]		[**]		[**]		[**]		[**]

[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**].

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[**]	[**]		[**]		[**]		[**]		[**]
	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

[**].

5.3.2	Adverse Reactions

5.3.2.1 [**]

5.3.2.2 [**]

5.3.3	Client Questionnaire

[**].

5.3	Study Rationale

The conclusion from the studies conducted to date using PCI for treatment of canine lipoma, indicate [**] months post collagenase injection.

[**]. Based on these results as well as the safety experience in human clinical trials and the potential therapeutic benefits of CCH, an additional controlled study is justified.

5.4	Investigational Veterinary Product

Collagenase Clostridium Histolyticum (CCH) manufactured by Auxilium Pharmaceuticals, Inc. has been approved by the FDA for use in humans for Dupuytren’s Contracture. [**].

5.5	Rationale for Dosage Selection

Based upon the [**] results achieved in Chien-802, [**] mg drug will be administered per square centimeter of the lipoma. Data from the Chien-802 study supports the continued use of a maximum dose of [**] mg per single injection.

6.0	STUDY DESIGN

6.1	Study Structure

6.1.1	Study Type

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This study protocol (Chien-804) is a randomized, double-blind, controlled study that compares treatment with CCH to placebo treatment in reducing the size of canine lipomas. The study will be conducted at [**] although limited screening procedures may take place at [**].

6.1.2	Sample Size Determination

Based on the results from the previous study using PCI, the sample size for the proposed study is conservatively based on the assumption that [**].

[**].

6.1.3	Control Group

Since there is no proven effective, non-surgical treatment for lipoma, and spontaneous remission does not occur, a placebo will be administered to the control animals. The control group and the test group will be treated and observed the same throughout the trial.

6.1.4	Blinding

To minimize the risk of biased study outcomes this protocol will be conducted as a double blind study. The level of blinding will extend to the client, the investigator, and anyone involved in determining subject eligibility, evaluation of endpoints, and assessment of compliance to the protocol. All precautions will be taken to insure that this level of blinding is maintained throughout the trial until all such opportunities for bias have passed. Unblinding will only be permitted in the case of a medical emergency or to provide adequate medical care.

6.1.5	Randomization

To minimize the possibility of bias, the same subject population will be randomly allocated to study treatment (CCH or Placebo). A randomization table will be provided by the statistician to the treatment dispenser prior to the start of the study. On the day of injection, the study animal will receive the next available treatment sequence listed in the randomization table.

6.1.6	Study Duration

Subject accrual in this study is scheduled to start in [**] of [**]. The projected study end will be [**].

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7.0	STUDY ANIMAL SELECTION

7.1	Population Base

Thirty-two, client owned dogs with subcutaneous, benign lipomas will be used in this study. [**]. Subjects must meet all of the inclusion criteria and none of the exclusion criteria to be eligible for entry into this study.

7.2	Inclusion Criteria

7.2.1	[**].

7.2.2	[**].

7.2.3	[**].

7.2.4	[**].

7.3	Exclusion criteria

7.3.1	[**].

7.3.2	[**].

7.3.3	[**].

7.3.4	[**].

7.3.5	[**].

7.3.6	[**].

7.3.6.1	[**]

7.3.6.2	[**]

7.3.6.3	[**]

7.3.7	[**].

8.0	ANIMAL MANAGEMENT PRACTICES

8.1	Food and Water

Food and water will be provided as is customary by owners.

8.2	Housing

Dogs will be kept in their home environment during the study although dogs may be kept in the clinic for short periods of time for owner convenience.

8.3	Study Animal Care

The study animal will remain at the clinic site for a minimum of [**] post-injection to be monitored for safety and immediate adverse events. Clients will be instructed not to put pressure on the injected lipoma, and to contact the investigator or clinic immediately, if they notice any problems. Instructions will be provided to the client for completion of a diary for recording adverse events.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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8.4	Comcomitant Medication

Dogs may be treated with medication that the dog is taking for control of an ongoing pre-existing medical condition that is well stabilized. [**]. These and all other concomitant medications must be recorded on the Case Report Form (CRF). Additionally, any diagnostic, therapeutic, or surgical procedure performed during the study period must be recorded including date, indication, description of procedure performed and any clinical findings.

9.0	STUDY ASSESSMENTS

9.1	Physical Examination

[**]

9.2	Laboratory Analyses

9.2.1	Serum Chemistry

[**]

9.2.2	Hematology

[**]

9.2.3	Urinalysis

[**]

9.3	Efficacy Parameters

[**] will be used as the primary assessment of efficacy.

9.3.1	Primary Efficacy Endpoint

[**].

9.3.2	Secondary Efficacy Endpoints:

9.3.2.1	[**]

9.3.2.2	[**]

9.3.2.3	[**]

9.3.2.4	[**]

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9.4	Safety Parameters

Adverse events and local site reactions will be assessed for each follow-up visit and may group subjects by the treatment dose for local site reactions.

9.5	Additional Information

9.5.1	Lipoma Characteristics

[**]

9.5.2	Client Questionnaire

[**]

10.0	SCHEDULE OF STUDY EVENTS

10.1	Screening

[**]

10.1.1	Subject Information: [**]

10.1.2	Medical History: [**]

10.1.3	Physical Examination: [**]

10.1.4	Laboratory Analysis: [**]

10.1.5	Biopsy: [**]

10.1.6	CT Scan: [**].

10.2	(Day [**]) Administration study drug

10.2.1	[**].

10.2.2	[**]

10.2.3	[**]

10.2.4	[**]

10.2.5	[**]

10.2.6	[**]

10.3	Day [**]

10.3.1	[**]

10.3.2	[**]

10.3.3	[**]

10.3.4	[**]

10.4	Day [**]

10.4.1	[**]

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10.4.2	[**]

10.4.3	[**]

10.4.4	[**]

10.4.5	[**]

10.4.6	[**]

10.5	Month [**] (Day [**]) or at time of removal from study

10.5.1	[**]

10.5.2	[**]

10.5.3	[**]

10.5.4	[**]

10.5.5	[**]

10.5.6	[**]

10.6	Early Termination

Study animals may be removed from the study by the investigator or may be withdrawn from the study by the client at any time and for any reason. It is understood that an excessive rate of withdrawals can jeopardize the analysis of the study and therefore unnecessary withdrawals should be avoided. At the time of discontinuation, all efforts will be made to complete the procedures and evaluations scheduled for the [**] month follow-up visit.

If a subject withdraws or is removed from the study, the reason for and date of the discontinuation should be recorded in the CRF Study Termination page.

Any subject that does not reach the [**] day post injection visit may be replaced.

11.0	TRIAL MEDICATION

11.1	Investigational Veterinary Product

11.1.1	Trade Name

XIAFLEX®

11.1.2	Active Ingredient

Collagenase Clostridium Histolyticum

11.1.3	Dosage Form

Sterile, lyophilized formulation containing [**], [**], [**], and [**] mg of Collagenase Clostridium Histolyticum. The drug is reconstituted with a diluent consisting of [**]% sodium chloride containing [**]% calcium chloride.

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11.1.4	Packaging

The drug product is supplied in glass vials as a sterile product. The diluent is also sterile and will be supplied in glass vials.

11.1.5	Lot/Batch Number/Expiration Date

The lot and/or batch number and expiration and/or retest date will be included on each shipment and recorded in the drug inventory forms.

11.1.6	Labeling

Labeling on each vial will include the identity of the product, storage conditions and the federal caution statement cited in 21CFR511.1[b](1).

11.1.7	Storage Condition

The drug will be shipped under refrigerated conditions (2-8ºC) and must also be stored refrigerated at the site in an area with restricted access. The diluent for reconstitution may be shipped at 2-30 ºC and stored at 2-8ºC.

11.2	Control Product [Placebo]

11.2.1	Active Ingredient

None

11.2.2	Dosage Form

Sterile, lyophilized formulation containing [**]. The placebo is reconstituted with a diluent consisting of [**].

11.2.3	Packaging

The placebo is supplied in glass vials as a sterile product. The diluent is also sterile and will be supplied in glass vials.

11.2.4	Lot/Batch Number/Expiration Date

The lot and/or batch number and expiration and/or retest date will be included on each shipment and recorded in the drug inventory forms.

11.2.5	Labeling

Labeling on each vial will include the identity of the product, storage conditions and the federal caution statement cited in 21CFR511.1[b](1).

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11.2.6	Storage Condition

The placebo will be shipped under refrigerated conditions (2-8ºC) and must also be stored refrigerated at the site in an area with restricted access. The diluent for reconstitution may be shipped at 2-30 ºC and stored at 2-8ºC.

11.3	Reconstitution

The dispenser will follow the procedures for reconstitution of CCH provided by Advance Biofactures Corporation, and maintain a record of the date(s) and time(s) of reconstitution and dispensation of the assigned treatment.

Once reconstituted with diluent, study drug and placebo (contained in the vial or syringe) can be kept at room temperature (25ºC) for up to 1 hour or refrigerated (2-8ºC) for up to 4 hours prior to administration. If refrigerated, the reconstituted product must remain at room temperature for approximately 15 minutes prior to use.

11.4	Injection Medication

Syringes containing either study drug or placebo will be prepared by the dispenser and delivered to the investigator. They will appear identical and provide no indication as to the contents. Labeling of the injection syringe should be limited to date of preparation, study animal number and name.

The dispenser shall keep accurate records of dates of reconstitution in addition to data required for the determination of drug administered.

11.5	Drug Dispensation

The dispenser and investigator agree neither to dispense the study drug from, nor store it, at any site(s) other than the one listed on the cover page. The investigator also agrees that the study drug(s) will be administered only to study subjects as per this protocol.

11.6	Drug Accountability

Documentation of dates and numbers of product shipped and received will be kept as well as records of product returned. All containers of study drug, whether empty or containing used or unused study drug are to be available for inspection by the Clinical Trial Monitor.

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12.0	ADMINISTRATION OF STUDY MEDICATION

12.1	Treatment Allocation

12.1.1	On the day of treatment, the investigator will provide the dispenser with the study animal number scheduled for treatment and the dimensions of the lipoma to be treated [**] by completing a Request For Preparation of Drug.

12.1.2	The study animal will be randomized to the next available treatment sequence, either CCH or PLACEBO, on the day of treatment provided they have been found to be eligible for the trial. Randomization will be closely monitored by the clinical monitor to assure that the randomization sequence has been assigned in the correct order.

12.2	Dose

The pharmacist will calculate the dose to be administered as [**] mg per cm2. Calculations, reconstitution and dispensation will be recorded on the Drug Dispensation Form.

The dose will be administered in a single injection.

NOTE: Study medication may not be administered less than [**] hours after [**]

12.3	Route of Administration and Frequency

The test article will be administered once directly into the lipoma.

12.4	Injection Technique

The specific technique for injection of study drug into the lipoma will be left to the discretion of the investigator. [**]. [**].

13.0	SAFETY EVALUATION/ADVERSE EVENTS

13.1	Definition

An adverse event (AE) is any unfavorable and unintended observation which occurs after the use of the investigational veterinary product whether or not considered to be product related.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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13.2	Reporting Adverse Events

All adverse events must be recorded in the subject animal’s medical records and on the Case Report Form. All serious adverse events (SAEs), i.e. those events that are life-threatening or requiring veterinary intervention, must be reported to the sponsor immediately or within 24 hours of observing.

13.3	Monitoring Adverse Events:

Adverse events will be assessed and followed for [**] months post injection with the exception of related events which must be followed until resolution.

13.3.1 The onset and end dates, severity, affect on study drug administration (e.g., discontinuation), relationship to study drug, and administration of any other drug(s) to treat this event will be recorded for each adverse event.

13.3.1	Any actions taken and follow-up results must be recorded on the appropriate page of the Case Report Form.

13.3.2	For all adverse events which require the study animal to be discontinued from the study, relevant clinical assessments must be recorded.

13.4	Death of a Subject

Should any dog die during the course of this study, a necropsy will be conducted (pending consent by the owner) by a veterinary pathologist if possible. If unavailable, the necropsy may be conducted by the Investigator or other veterinarian. Tissue samples for histopathology are to be collected as warranted by the circumstances surrounding the death. Findings and conclusions will be filed with the subject source data. Disposition of the subject remains will be left to the Owner’s discretion.

14.0	STATISTICAL ANALYSIS

14.1	Analysis Population

14.1.1	The intent-to-treat (ITT) population will consist of all randomized subjects that receive at least one dose of study article.

14.1.2	The per-protocol (PP) population will consist of all subjects who are eligible for the study, receive the protocol-mandated study treatment and complete study procedures, including visits from screening to the [**] month visit without major protocol violations or violations that can affect measurement of the primary endpoint. This includes the [**] month CT Scan.

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14.1.3	The safety population (SP) will consist of all randomized subjects that receive at least one dose of investigational veterinary product.

14.2	Efficacy Analysis

Statistical significance will be evaluated at a two-sided alpha = 0.05 level for all tests.

14.2.1	The primary efficacy parameter is [**]. The primary statistical analysis will use the [**].

14.2.2	Secondary efficacy parameters will include the measurements below.

14.2.2.1	Responders at [**] days and [**] months. [**] Test will be used for the responder analysis.

14.2.2.2	[**]

14.2.2.2	[**]

14.2.2.4	[**]

14.2.3	[**]

14.3	Safety Analysis

Tables of adverse events and local site reactions will be constructed by treatment.

14.4	Visit Windows

All scheduled visits are to be included in the statistical analysis. Visits after Day [**] will be assigned to the nearest scheduled time point for the statistical analysis. If a visit is equidistant from two time points then it will be assigned to the later of the two time points. Only one visit can be assigned to a time point. If two visits are candidates for a time point than the nearer of the two will be assigned and the other may be assigned to the later time point.

14.5	Missing Data

14.5.1 Primary Efficacy Assessment

For the primary efficacy endpoint, if the [**] month follow-up visit observation is missing then the [**] day visit observation will be carried forward to the [**] month visit. If a [**] day follow-up visit observation is not available to carry forward, then that subject will be dropped from the analysis.

14.5.2	Secondary Efficacy Variables

For the secondary variables, analysis at a visit will use only data collected at that visit. Observations will not be carried forward from an earlier visit to replace missing values at a later visit.

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15.0	REGULATORY AND ADMINISTRATIVE ASPECTS

15.1	Regulatory

The investigator will ensure that this trial will be conducted in the spirit of Good Clinical Practice, VICH GL9, May 09, 2001, Center for Veterinary Medicine Guidance #85. The investigator and dispenser must sign the signature page prior to subject treatment or dispensation of drug.

15.2	Informed Consent

It is the responsibility of the investigator to obtain written informed consent from each client prior to performing any study-related procedure. The client must sign a statement which indicates that they have given their consent for the study animal to participate in the trial.

15.3	Departures from Protocol/Amendments

When circumstances arise, whereby a departure from this protocol should be considered, the investigator or other veterinarian in attendance, or the study coordinator must contact the study monitor by telephone as soon as possible prior to implementation. Any departure from the agreed protocol will pertain only to the individual study animal involved. The Case Report Form will describe the circumstances and identify the pertinent protocol procedure.

In the event that a protocol change is proposed for all study animals, then a prior discussion between the investigator and Advance Biofactures Corporation should be made prior to the protocol amendment.

15.4	Handling of Records

The investigator must maintain adequate and accurate records on the forms provided for this study to enable the conduct of the study to be fully documented and the study data to be subsequently verified. Raw data will be recorded at the time of observation. A copy of records (labs, pathology, imaging reports) provided to the investigator must be reviewed and signed by the investigator.

All study data must be kept on file by the Investigator or at a site approved by ABC. No study document should be destroyed without prior written agreement between ABC and the Investigator. Clinical samples will be disposed of as per normal laboratory procedures.

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15.5	Monitoring of the Study

It is understood that the Advance Biofactures Corporation monitor or representative will contact and visit the investigator/site regularly. It will be the monitor’s responsibility to inspect the documentation at regular intervals throughout the study, to verify the completeness, consistency and accuracy of the data being entered on them, and to verify adherence to the protocol. The monitor should have access to laboratory test reports and other subject records needed to verify the entries on the Case Report Form. The investigator and study coordinator agree to cooperate with the monitor to ensure that any problems detected in the course of these monitoring visits are resolved.

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16.0	SIGNATURE PAGE

I have thoroughly read and reviewed the study protocol. Having read and understood the requirements and conditions of the study protocol, I agree to adhere to the protocol and perform the clinical study according to the spirit of Good Clinical Practice, VICH GL9, May 09, 2001, Center for Veterinary Medicine Guidance #85.

I agree to use the study material, including medication and diluent, only as specified in the protocol.

I understand that changes to the protocol must be made in the form of an amendment which has prior written approval from the Sponsor. I understand that any violation of the protocol may lead to early termination of the Study.

I agree to follow the study time schedule as outlined in the protocol.

I agree to report to the Sponsor, within one working day, any clinical adverse event that is serious, whether considered treatment-related or not.

Investigator		/
	[**]	Date

Dispenser		/
	[**]	Date

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CLIENT QUESTIONNAIRE

Subject #	Study Animal Name

Study Visit	Date

Location of Lipoma

To Be Completed by the Client: Please provide the requested information regarding the lipoma to be treated. Enter the number of the best response. Feel free to write comments at the end

[    ]  Initial Screening Visit:

1. What is the [**] the lipoma?	1 = [**] 2 = [**] 3 = [**] 4 = Other, please cite reason

2. How [**]does the lipoma to be treated [**]?	1 = [**] 2 = [**] 3 = [**] 4 = [**]

3. If the location of the lipoma is on one side, [**]?	1 = [**] 2 = [**] 3 = [**] 4 = [**]

(Record N/A if this is not applicable to your dog)

[    ]  All Follow-Up Visits:

1. Is your dog experiencing any [**]?	1 = [**] 2 = [**] 3 = [**] 4 = [**]

2. How [**]does the lipoma to be treated [**]?	1 = [**] 2 = [**] 3 = [**] 4 = [**]

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3. If the location of the lipoma is on one side, [**]? (Record N/A if this is not applicable to your dog)	1 = [**] 2 = [**] 3 = [**] 4 = [**]

4. Considering your reason for treatment, how [**]?	1 = [**] 2 = [**] 3 = [**]

5. Would you participate in this trial again?	1 = Yes 2 = No 3 = Undecided Explain Below in Comments

Comment:

Client Signature	/ Date

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PROTOCOL CHIEN-[**]
REQUEST FOR PREPARATION OF DRUG

DATE:

SUBJECT#	SUBJECT NAME:

Dose: ([**] lipoma)

Lipoma Location:

Lipoma [**] ([**] measurement):                                              [**]

Total Drug to be Injected (area x dose ):                                                       mg

Volume to be Injected (total drug/0.58mg):                                                   mL

PI Signature:	Date:	/ /

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DRUG DISPENSATION RECORD PROTOCOL Chien-[**]
Investigator: [**] Drug: XIAFLEX®		Site: [**] Indication: Lipoma
Patient Name:	Patient Study Number

LIPOMA RANDOMIZED TO:	SEQUENCE #

RECONSTITUTION: Add [**] mL Reconstitution Diluent to the Vial of XIAFLEX® = 0.58 mg/mL Time removed from refrigeration hrs
Date	XIAFLEX® Lot #	Diluent Lot #	Volume Diluent Added	Date / Time of Reconstitution	Prepared By:

DOSE: [**] lipoma

Syringe #1 filled with:		(CCH or PLACEBO)
Lipoma [**]	Total Medication to Be Injected (area x 0.02)	Volume to Be Injected (Total Medication /0.58)	Actual Volume Filled in Syringe #1	Dispensed By / Date
cm2	mg	mL

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Schedule 3.1(b)(2)

Human Lipoma Protocols

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

A DOSE ESCALATION STUDY USING COLLAGENASE CLOSTRIDIUM HISTOLYTICUM IN THE TREATMENT OF LIPOMA

Lipoma [**]

BB IND 8486

Investigator/Sponsor:    [**]

[**]

The information contained in this document is provided to you in confidence for review by you, your staff, an applicable Ethics Committee/Institutional Review and regulatory authorities. It is understood that the information will not be disclosed to others without prior written approval from Advance Biofactures Corporation except to the extent necessary to obtain informed consent from those persons to whom the medication may be administered.

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	SYNOPSIS		5

1.	INTRODUCTION		7

2.	USE OF PURIFIED COLLAGENASE FOR INJECTION		8

	2.1	Pre-Clinical Studies	8
	2.2	Clinical Studies	8
	2.3	Treatment of Lipoma	9
		2.3.1 Study Design	9
		2.3.2 Study Results	9
		2.3.3 Adverse Reactions	9

3.	USE OF COLLAGENASE CLOSTRIDIUM HISTOLYTICUM		10

4.	REFERENCES		11

5.	RATIONALE		12

	5.1	Study Rationale	12
	5.2	Rationale for Dosage	12
	5.3	Injection technique	12

6.	OBJECTIVE		13

7.	STUDY DESIGN		13

	7.1	Study Center	13
	7.2	Sample Size	13
	7.3	Efficacy Parameters	13
		7.3.1 Primary Efficacy Outcome	13
		7.3.2 Secondary Efficacy Outcome	13
	7.4	Additional Information	13
	7.5	Safety Parameters	13
	7.6	Investigational Plan	14
	7.7	Subject Care	14
	7.8	Follow-Up	15
	7.9	Assessments	15
	7.10	Handling Samples	17
	7.11	Safety Reports	17

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8.0	STUDY POPULATION		17

	8.1	Inclusion Criteria	17
	8.2	Exclusion Criteria	18

9.0	TRIAL MEDICATIONS		19

	9.1	Study Drug (XIAFLEX®)	19
	9.2	Reconstitution Diluent	19
	9.3	Injection Medications	19
	9.4	Drug Storage	19
	9.5	Drug Accountability	19
	9.6	Administration of Study Medication	19
		9.6.1 Reconstitution	19
		9.6.2 Route of Administration	20
	9.7	Concomitant Treatment	20

10.0	STUDY METHODOLOGY		21

	10.1	Measurements and Evaluation	21
	10.2	Schedule of Testing / Follow-Up Visits	21
	10.3	Early Termination	24

11.0	SAFETY EVALUATION / ADVERSE EVENTS		24

	11.1	Adverse Events	24
	11.2	Recording Adverse Events	24
	11.3	Monitoring Adverse Events	25
	11.4	Known Potential Toxicity of Study Drug(s)	25
	11.5	Serious Adverse Events	25

12.0	STATISTICAL ANALYSIS		26

	12.1	Safety Analysis	26
	12.2	Efficacy Analysis	27

13.0	ETHICAL, REGULATORY AND ADMINISTRATIVE ASPECTS		27

	13.1	Declaration of Helsinki	27
	13.2	Regulatory	27
	13.3	Informed Consent	27
	13.4	Institutional Review Board	28

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	13.5	Disclosure of Data	28
	13.6	Confidentiality of Documents / Subject Records	28

14.0	STUDY DOCUMENTATION		28

	14.1	Investigator’s Statement	28
	14.2	Investigator’s Record Requirements	28
	14.3	Departures from Protocol	29
	14.4	Study Documentation	29
	14.5	ABC or Health Authority Queries	31
	14.6	Inspections	31
	14.7	Monitoring of the Study	32

15.0	APPENDICES

	Attachment 1: Investigator Statement
	Attachment 2: Subject Questionnaire

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SYNOPSIS

Title	A Dose Escalation Study Using Collagenase Clostridium Histolyticum in the Treatment of Lipoma

Investigator / Sponsor Clinical Site	[**]

Project Phase	Clinical Phase II

Indication	Lipoma

Objectives	To evaluate the safety and efficacy of Collagenase Clostridium Histolyticum for the nonsurgical treatment of lipoma.

Study Design	Lipoma [**] is a single injection, open label, Phase II, dose escalation study to be conducted at a single study center

Planned Total Sample Size	Fourteen (14) subjects

Formulations	Drug: FDA approved Collagenase Clostridium Histolyticum (XIAFLEX®, manufactured by Auxilium Pharmaceuticals, Inc.)

Test Drug Dosage

Dose #1

[**] Clostridium Collagenase Histolyticum ([**] dose for marketed indication)

Dose #2

[**] Clostridium Collagenase Histolyticum ([**] dose for marketed indication)

Dose #3

[**] Clostridium Collagenase Histolyticum ([**] dose for marketed indication) administered per single injection

Dose #4

[**] Clostridium Collagenase Histolyticum ([**] dose for marketed indication) administered per single injection

Route of Administration and Volume	Injections are administered directly into the lipoma Volume administered: [**] for lipomas ranging from [**] [**] for lipomas ranging from [**]

Schedule of Administration

[**] subjects will be treated with Dose #1 and [**] subjects will be treated with Dose #2.

Upon satisfactory completion of the safety review at [**] month post injection using Dose #2, [**] additional subjects will be treated with Dose #3.

Upon satisfactory completion of the safety review, at [**] month post injection using Dose #3, [**] additional subjects will be treated with Dose #4.

Subject Follow-Up	Follow-up visits: Days: [**] post injection Months: [**] post injection

Study Duration	Subjects will be followed for [**] months post injection

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Efficacy Parameters	Primary EfficacyVariable Reduction in [**] of the lipoma Secondary Variables Reduction in [**] of the lipoma Greatest dimension of the lipoma (length) as measured by caliper
Additional Information	Lipoma [**] Lipoma [**] Subject Questionnaire

Safety Parameters	Adverse Event Assessment Vital Signs Laboratory evaluations Immunogenicity Testing

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1.	INTRODUCTION

Lipomas are common mesenchymal, benign, fatty tumors of varying sizes that occur in the general adult population and are rare in children and infants. They usually manifest as painful or annoying lumps that are palpable and often visible in the subcutaneous tissues. They are uncommon on the hands and feet, but widely distributed elsewhere. The incidence of these masses in the deep tissues is unknown as they are usually asymptomatic or the symptoms never lead to investigation and/or diagnosis. Subcutaneous lipomas are extremely variable in size and shape ranging from barely palpable to very large sizes of 15 cm or more in diameter. The incidence of subcutaneous lipomas in the general population is unknown; however, they are very common. Solitary lipomas are seen predominately in women, while multiple lipomas occur more frequently in men.(1)

The fat within a lipoma is microscopically indistinguishable from normal fat. The fibrous encapsulation represents the only abnormality. Benign lipomas contain normal fat that is encapsulated within a fibrous “shell” thus often compressing the fat and causing it to feel more firm than the surrounding fat. A lipoma is best described to the lay public as a clear water balloon floating under water in a swimming pool. The water inside the balloon is the same as to the surrounding water. The only reason that it feels different is the capsule.

Many subcutaneous lipomas are asymptomatic and are removed for non-medical reasons. However, a significant number of them cause the subject pain or discomfort and they interfere with normal activity. In rare cases multiple large lipomas cause a significant and/or disabling symptom complex (Madelung’s disease). It is not clear whether a lipoma may ever become malignant (liposarcoma) as malignant transformation of lipoma to liposarcoma has not been documented. Liposarcomas arise by malignant transformation of adipocytes, not necessarily adipocytes from within a lipoma. (2)

Spontaneous remission of lipomas has not been reported. A lipoma, once it presents itself, remains there for the lifetime of a person who carries it and may stay small or become larger.(3)

At present, lipomas are usually treated in one of the following ways: 1) wide excision with large incision, 2) limited incision with limited dissection or 3) liposuction. If a large excision is performed there is the problem of having a very large scar and the accompanying issues of healing such a scar. In addition, removing a large mass from the subcutaneous tissues will leave behind a potential space which could fill with blood resulting in hematoma, followed by consolidation of the hematoma and the remnants of a mass of scar tissue. This is often painful and may be more problematic than the original lipoma.

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Liposuction of a lipoma allows a smaller incision, therefore resulting in a smaller scar which carries a smaller risk of infection. However, the potential for hematoma formation followed by scar mass residual, remains an issue of concern.

To avoid the complications discussed above, a non-invasive method of treatment, [**], would be desirable.

Collagenase Clostridium Histolyticum (CCH) is a collagen specific enzyme that is being marketed in the United States for the treatment of adult Dupuytren’s Contracture patients with a palpable cord. It is manufactured from Clostridium histolyticum by Auxilium Pharmaceuticals, Inc and marketed as XIAFLEX®. The drug substance, Purified Collagenase for Injection (PCI), is manufactured from Clostridium histolyticum by Advance Biofactures Corporation. PCI has been shown in [**].

The primary aim of this study is to perform a step-wise approach in dosing to evaluate the safety and efficacy of CCH as a non-operative treatment for lipoma.

2.0	USE OF PURIFIED COLLAGENASE FOR INJECTION

2.1	Pre-Clinical Studies

PCI has been used in pre-clinical safety/efficacy studies for Dupuytren’s disease, [**].

Toxicity studies performed [**] indicate that the dosage form has a wide margin of safety systemically as well as in local tissues.

PCI did not induce [**] was not induced. [**] administration of [**].

2.2	Clinical Studies

PCI has been used in clinical trials for the following clinical indications: Peyronies’ disease, Dupuytren’s contracture, [**]. This drug product has been used in the treatment of [**] and has a good safety profile.

During pharmacokinetic studies conducted during the treatment of Dupuytren’s contracture, no collagenase was detected in the plasma of subjects receiving therapeutic doses.

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While antibodies develop in nearly all subjects injected with PCI, it does not appear to affect the safety profile. No correlation has been observed between AEs and antibody titer.

Adverse events related to the study drug PCI have been reported as mild to moderate in severity and consist mainly of injection site tenderness, edema, and ecchymosis. These events resolve spontaneously without medical intervention. [**].

There is no known drug abuse potential, no known drug-drug interactions nor manifestations of overdose.

2.3	Purified Collagenase For Injection in the Treatment of Lipoma

2.3.1	Study Design [**]

This open-label study sponsored by Advance Biofactures Corporation, was designed to evaluate the safety and efficacy of PCI as a non-operative treatment for Lipoma. [**] subjects were enrolled in the study with one discontinuation after the 3 days post injection visit due to travel distance.

Concentration of PCI administered in this study was [**]. Injection volume was based on the largest dimension of lipoma in cm [**]. The volume injected ranged from [**]. [**] injection of PCI was administered. Dimensions of the lipoma were taken at baseline, [**] post injection.

2.3.2	Study Results

At the [**] post injection follow-up visit, a significant diminution in the size of the [**] completing the study was noted. [**] subjects responded [**] on the subject questionnaire although greater than [**] the subjects met the success criterion [**].

2.3.3	Adverse Reactions

Adverse events were limited to local reactions at the treatment site (swelling, bruising, tenderness and erythema). None had an intensity more severe than “mild” on a mild-moderate-severe scale, and [**] (one lost to follow-up) resolved without medical intervention within two weeks.

[**] experienced swelling

[**] experienced bruising

[**] experienced tenderness

[**] experienced erythema

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3.0	CLINICAL STUDIES WITH COLLAGENASE CLOSTRIDIUM HISTOLYTICUM

This drug substance (CCH) is manufactured by Auxilium Pharmaceuticals, Inc.

3.1	Dupuytren’s Contracture

CCH® has been approved by the FDA for use in Dupuytren’s Contracture.

Common Adverse Events reported during clinical trials included:

•

Peripheral edema (77.0%), Contusion (51%), Injection Site Pain (40.0%), Extremity Pain (37.4%), Injection Site Hemorrhage (34.5%), Tenderness (29.3%), Injection Site Swelling (24.7%), Ecchymosis (18.1%), Skin Laceration (12.7%), Pruritis (12.7%), Lymphadenopathy (11.0%), Blood Blister (9.0%), Axillary Pain (6.7%), Hematoma (5.5%), Arthralgia (5.3%), Injection Site Pruritis (5.3%).

Common adverse events were mostly confined to the treated extremity, non- serious/mild or moderate intensity, and resolved before the next injection without intervention. The median duration of all AEs was 10 days.

Serious Adverse Events included:

•

Tendon rupture (0.3%), Ligament injury (0.04%), Tendonitis (0.04%), Finger Deformity / Boutonniere Deformity (0.04%), Deep Vein Thrombosis (0.04%), Proliferation of Dupuytren’s Disease* (0.04%), Sensory Disturbance of hand* (0.04%), Complex regional Pain Syndrome (0.04%).

Note: *These SAE’s occurred in the same subject

No consistent pattern was demonstrated between AE rates and antibody titers. There were no events or signals indicative of systemic anaphylaxis in the clinical program.

3.2	Peyronie’s Disease

Results from a Phase 2b study show that treatment with CCH significantly reduced penile curvature in men with Peyronie’s disease. The studies also demonstrated that CCH was well tolerated with no serious adverse events related to study drug. The majority of AEs are transient, non-serious, mild to moderate in intensity resolving without sequelae. No clinically meanful effects on laboratory or vital sign parameters were noted. No systemic immunologic events were reported.

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4.0	REFERENCES

1.	Moraru RA. Lipomas. eMedicine Journal, Volume 2, Number 6, June 2001.

2.	Moraru RA. Lipomas. eMedicine Journal, Volume 2, Number 6, June 2001.

3.	Ackerman B,, Kerl H., Sanchez J. et al. A Clinical Atlas of 101 Common Skin Diseases with Histophathologic Correlation. January 2000

4.	An Exloratory Study on the Effect of Injected Nucleolysin® on the Subcutaneous Fat Pads of Female Zucker Rats. Study No.95-2384. Pharmaco LSR (for Advanced Biofactures Corporation) 1995.

5.	Briefing document for Collagenase Clostridium Histolyticum (AA4500) in the Treatment of Advanced Dupuytren’s Disease. Presented to Arthritis Advisory Committee Meeting, September 16, 2009.

6.	BB IND 8486

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5.0	RATIONALE

5.1	Study Rationale

[**].

This study will be an open label, [**] injection, dose escalation study.

5.2	Rationale for Dosage Selection and Study Design

5.2.1	The safety and efficacy of CCH will be evaluated by using a step-wise approach for administration of study drug. The dose of CCH administered for the marketed indication of Dupuytren’s contracture is 0.58 mg into a Dupuytren’s cord, and for Peyronie’s disease, 0.58 mg per injection of a plaque. The proposed dose of CCH to be administered into a lipoma will be [**], provided the safety evaluations are acceptable.

5.2.2	Volumes injected into a lipoma in the previous human study ranged from [**] to [**] based upon the length of the lipoma. In this clinical trial, the dose of study drug will be injected into the lipoma in [**] for lipomas ranging in size from [**] lipomas ranging in size from [**].

5.2.3	Based upon our previous experience evaluating the use of PCI in humans and pre-clinical trials, the efficacy evaluation will be performed at [**] months post injection.

5.2.4	Measurement of efficacy will be based upon the [**] of the lipoma as measured by caliper due to investigator familiarity with caliper measurements and clinical practice.

[**] of the lipoma is taken as the [**] times the [**]. This measurement will be an acceptable, approximate value for all lipomas including oval and circular shaped lipomas.

5.2.5	An [**] will be performed prior to injection to confirm the diagnosis of benign lipoma, and again at study end to provide an objective assessment of [**] as compared to pre-injection.

5.3	Injection Technique

Lipomas are to be treated by injecting study drug through a [**] into the [**] of the lipoma and then [**] within the lipoma will be performed in a manner that will not cause damage to any peripheral areas.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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6.	OBJECTIVE

The objective of this study is to assess the efficacy and safety of CCH in reducing the area of a subcutaneous, benign lipoma, in a step-wise approach using [**] of the marketed dose.

7.	STUDY DESIGN

7.1	Study Center

This Phase II clinical trial protocol (Lipoma [**]) will be carried out at [**] clinical site and will be reviewed by an approved Institutional Review Board.

7.2	Sample Size

Fourteen subjects will be enrolled in the study: [**] initial subjects will receive [**] injection of study drug equivalent to [**] of the dose for the marketed indication followed by [**] subjects, [**] receiving one injection of study drug equivalent to [**] receiving [**], and [**] receiving [**] of the marketed dose.

7.3	Efficacy Parameters

7.3.1	Primary Efficacy Outcome (Endpoint)

7.3.1.1	Visible [**] of Lipoma

The [**] of the target lipoma will be measured at all visits using a caliper as described in Section 5.2.4. Determination of efficacy will be performed at [**] months post injection.

7.3.2	Secondary Efficacy Outcomes:

7.3.2.1	Greatest [**] lipoma [**]

7.3.2.2	Relative change in lipoma [**]:

The [**] from baseline for lipoma [**] month [**] months

7.3.2.3	Relative change in [**] of lipoma as determined by [**]

7.4	Additional Information

7.4.1	Lipoma Characteristics

The investigator will record the [**] of the lipoma using a [**], and perform an evaluation of lipoma [**] and relation to surrounding skin at each follow-up visit.

7.4.2	Subject Questionnaire

A questionnaire will be completed by each subject prior to injection and at each follow-up visit to gather information regarding patient assessment of treatment in relation to reason for lipoma [**].

7.5	Safety Parameters

7.5.1	Adverse Event Assessment

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7.5.2	Vital Signs

7.5.3	Laboratory Analysis

7.5.4	[**] antibody and neutralizing antibody testing. Antibody levels will be measured through the completion of this study ([**] Post-injection)

7.6	Investigational Plan

7.6.1	Subjects must present with at least one lipoma meeting inclusion criteria.

7.6.2	Two subjects will receive a [**] injection of [**] study drug. [**] additional subjects will receive a [**] injection [**] study drug. A safety report will be generated after the [**] Month Post Injection follow-up visit for these [**] patients. The report will include both local site reactions, laboratory results, and systemic adverse events.

7.6.3	Upon a satisfactory safety report, the investigator will administer a [**] injection of dose #3 [**] to [**] additional subjects. A safety report will be generated after the [**] Month Post Injection follow-up visit for these [**] subjects as well as updated information for the first [**] subjects. The report will include both local site reactions, laboratory results, and systemic adverse events.

7.6.4	Upon a satisfactory safety report, the investigator will administer a [**] injection of dose #4 [**] to [**] additional subjects. A safety report will be generated after the [**] Month Post Injection follow-up visit for these [**] subjects as well as updated information for the first [**] subjects. The report will include both local site reactions, laboratory results, and systemic adverse events.

7.6.5	No [**] of the lipoma will be performed either before or after administration of study drug.

7.7	Subject Care

The subject will remain at the clinic site for a minimum [**] post-injection to be monitored for safety and immediate adverse events. In addition to evaluating the injection site, the investigator will assess the subject following study drug administration for findings consistent with a [**]. If a [**] is suspected, this event should be recorded as an adverse event.

The Investigator will be prepared to address [**] should it occur. [**]. The investigator/nursing staff is familiar with their use, and treatment procedure.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Subjects may be discharged after a minimum of [**] provided that the subject does not exhibit any signs of [**] nor any clinically significant systemic or local adverse reactions, and vital signs are stable.

Subjects will be instructed not to put pressure on the injected lipoma, and to contact the investigator immediately, by 24 hour emergency answering service, if they notice any problems.

7.8	Follow-Up

The schedule for follow-up visits post injection is [**] days, [**] months post injection.

7.9	Assessments

7.9.1	Informed Consent

Each subject must voluntarily sign the informed consent before any study procedures may be performed.

7.9.2	The initial visit will include a review of the disease history (duration of the disease; previous treatments, number of lipomas), and evaluation of the lipoma to be treated [**].

7.9.3	Screening procedures prior to injection will include:

7.9.3.1	A physical exam by body system, measurement of height and body weight, ECG

7.9.3.2	[**] of the lipoma [**] diagnose the lipoma as benign

7.9.3.3	An [**] to confirm the benign diagnosis and as a baseline measurement of lipoma [**]

7.9.3.4	Laboratory testing including: routine hematology and chemistry including liver function testing and urinalysis; serum PT/PTT levels

7.9.3.5	Immunogeniciy testing (anti-drug (anti-AUX-1 and anti-AUX-II) antibodies and neutralizing antibodies)

7.9.4.	On the Day of Injection the following procedures will be performed:

7.9.4.1	Urine HCG test to determine pregnancy on women of child bearing age

7.9.4.2	Measurement of vital signs

7.9.4.3	A questionnaire will be completed by each subject

7.9.4.3	Administration of [**] injection of study drug

7.9.4.4	Active examination by the investigator for injection site adverse events

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7.9.5	At each post-treatment visit (Day [**], and Months [**]) the following procedures will be performed:

7.9.5.1	Measurement of vital signs

7.9.5.2	A questionnaire will be completed by each subject

7.9.5.3	Approximately [**] blood will be collected for routine hematology and chemistry, including liver function testing and urinalysis, immunogenicity testing and serum PT/PTT levels

7.9.5.4	Evaluation of the treated lipoma including caliper measurements and lipoma [**]

7.9.5.5	Active examination by the investigator for injection site adverse events including [**]and other signs of local tolerability

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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7.9.6	At the end of the study a repeat [**] and a physical exam by body system, measurement of height and body weight, and ECG will be taken

7.10	Handling of Samples

Certified laboratories will be used for all testing not performed on site. Specimens will be processed and results provided to the study investigator. The investigator or qualified designee will evaluate each laboratory value and determine whether or not any values exceeding laboratory norms are clinically significant.

Serum samples to be used for analyzing [**] antibody levels and neutralizing potential of antibodies to [**] will be split into three vials, frozen, and stored at the site until forwarded to AUXILIUM Pharmaceuticals, Inc., or their designee for testing.

7.11	Safety Reports

Safety reports will be generated and reviewed by the clinical investigator when the four subjects receiving a dose have completed the [**] Month post injection follow-up visit, including all testing required, and prior to the administration of the next dose escalation.

Reports will include a review of all laboratory data for clinical significance. If a laboratory value exceeds laboratory norms, the investigator must determine whether or not it is a clinically significant change from baseline (adverse event) and its relation to study drug.

The review will also address any systemic or local reactions in relation to expected severity and duration.

8.0	STUDY POPULATION

Subjects must meet all of the inclusion and none of the exclusion criteria specified below for entry into this study.

8.1	Inclusion Criteria

8.1.1	Subjects must be 18-65 years of age, of either sex or any race.

8.1.2	Subjects must have a clinical history for the lipoma to be treated of [**], with no treatment of the lipoma [**].

8.1.3	Lipoma must be diagnosed as benign.

8.1.4	Lipomas must have an area [**] with easily definable edges and a single mass.

8.1.5	Subjects must be willing to participate in and complete the study, and comply with its procedures by voluntarily signing an IRB approved written consent form.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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8.1.6	Subjects must understand and be able to adhere to the visit schedule, follow study procedures and instructions, and agree to report concomitant medications and adverse events accurately and consistently.

8.1.7	Women of childbearing potential must use an acceptable method of birth control or be surgically sterilized (e.g., hysterectomy or tubal ligation).

8.2	Exclusion Criteria

8.2.1	[**]

8.2.2	[**]

8.2.3	[**]

8.2.4	[**]

8.2.5	[**]

8.2.6	[**]

8.2.7	[**]

8.2.8	[**]

8.2.9	[**]

8.2.10	[**].

8.2.11	Subjects having the following laboratory abnormalities:

[**]

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9.	TRIAL MEDICATION

9.1	Study Drug: XIAFLEX®

This is a purified collagenase derived from Clostridium histolyticum. It is supplied as a sterile, lyophilized powder in a single-use glass vial. Each vial contains 0.9 mg protein.

9.2	Reconstitution Diluent

Supplied by Auxilium Pharmaceuticals, Inc. Sterile diluent consists of [**] sodium chloride containing [**] calcium chloride. Study drug is to be reconstituted only with the supplied diluent.

9.3	Injection Medications

Syringes will be prepared by the investigational pharmacist and delivered to the investigator. The investigational pharmacist shall keep accurate records of dates of reconstitution in addition to data required for the determination of drug administered.

9.4	Drug Storage

CCH must be kept refrigerated (2-8ºC) in an area with restricted access. [**]. If refrigerated, the reconstituted product must remain at room temperature for approximately [**] prior to use.

The investigator agrees neither to dispense the study drug from, nor store it, at any site(s) other than those listed on the Form FDA 1572. The investigator agrees that study drug(s) will be administered by the investigator or sub-investigator(s) named on the Form 1572.

The investigator also agrees that the study drug(s) will be administered for this protocol only and to study subjects who have provided written informed consent.

9.5	Drug Accountability

A Drug Dispensing Form/Inventory must be kept current by the investigative pharmacist. All containers of study drug, whether empty or containing used or unused study drug are to be available for inspection by the Clinical Trial Monitor.

9.6	Administration of Study Medication

9.6.1	Reconstitution

The pharmacist will follow the procedures for reconstitution of CCH provided by the manufacturer and dilution instructions as provided in a separate procedure. The pharmacist will maintain a record of the date(s) and time(s) of reconstitution and dispensation of the study drug.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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NOTE: The syringe contents must be administered within [**] hours of reconstitution of CCH.

9.6.2	Route of Administration

Injections will be administered [**].

9.7	Concomitant Treatment

[**]. All other concomitant medication must be recorded on the Case Report Form (CRF). Additionally, any diagnostic, therapeutic, or surgical procedure performed during the study period should be recorded including the date, indication, and description of the procedure(s) and any clinical findings.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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10.	STUDY METHODOLOGY

10.1	Measurements and Evaluations

Efficacy Evaluation	Measurement	Measured By
Reduction in visible lipoma [**] [**] lipoma	[**] [**]	Caliper, Study Site Outside laboratory

Other Information	Measurement	Measured By
Lipoma [**] Subject Satisfaction	[**] Questionnaire	[**], Study Site Investigator Investigator Subject, study site

Safety Evaluation	Measurement	Measured By
Adverse Events	Provided by Subject	Study Site

Vital Signs: Blood Pressure Pulse/Heart Rate Respiration Temperature	mm Hg #/minute #/minute Degrees (Farenheit/Celsius)	Study Site

Laboratory Testing Radiography Pregnancy Test Immunogenicity	CBC Blood chemistries Urinalysis [**] Urine HCG [**]	Outside Laboratory Outside Lab Study Site Auxilium Pharmaceuticals, Inc. or designee

10.2	Schedule of Testing/Follow-Up Visits

The schedule of testing and standard follow-up visits with the actions to be taken at each time point is summarized in Table A.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Table A

Visit #	Visit Name	Time Point	Actions
1	[**]	[**]

a.      Informed consent will be discussed and obtained/signed:

1.      One copy of signed consent form will be given to the subject

2.      Second copy retained in with subject’s study documents

b.      Review of Inclusion/Exclusion Criteria

c.      Past medical history, review of systems, review of lipoma history, onset, progression and treatment

d.      [**]

e.      Measurement of [**]

f.       Review of medications used in the past [**]; information recorded in study documents

g.      Return appointment scheduled for treatment ([**] of screening visit)

h.      Subjects assigned a unique subject study number

	[**]	[**]	a. Physical exam b. ECG c. Routine hematology and chemistry

	[**]		d. Liver function and urinalysis e. Serum PT/PTT f. Baseline immunogenicity test g. [**]

2	[**]	[**]

a.      Vital signs are measured prior to injection

b.      Subject questionnaire completed

c.      The target lipoma evaluated [**]

d.      Urine collected for HCG, if applicable

e.      Study drug administered

f.       Vital signs are measured immediately post-injection and prior to discharge

g.      Subject instructed to contact the investigator immediately regarding any side effects/adverse events

3	[**]	[**]

a.      Vital signs measured and recorded

b.      Subject questionnaire completed

c.      The injected lipoma evaluated [**]

d.      Adverse events reported by the subject and those actively monitored are recorded

e.      All changes in medication used since the last visit recorded

f.       [**] blood collected for lab and immunogenicity testing

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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4	[**]	[**]

a.      Vital signs measured and recorded

b.      Subject questionnaire completed

c.      The injected lipomas evaluated [**]

d.      Adverse events reported by the subject and those actively monitored are recorded

e.      All changes in medication used since the last visit recorded

f.       [**] blood collected for lab and immunogenicity testing

5	[**].	[**]

a.      Vital signs will be measured and recorded

b.      Subject questionnaire completed

c.      The injected lipomas evaluated [**]

d.      Adverse events reported by the subject and those actively monitored are recorded

e.      All changes in medication used since the last visit recorded

f.       [**] blood collected for lab and immunogenicity testing

6	[**]	[**]

a.      Vital signs will be measured and recorded

b.      Subject questionnaire completed

c.      The injected lipomas evaluated [**]

d.      Adverse events reported by the subject and those actively monitored are recorded

e.      All changes in medication used since the last visit recorded

f.       20 mL blood collected for lab and immunogenicity testing

7	[**]	[**]

a.      Vital signs will be measured and recorded

b.      Subject questionnaire completed

c.      The injected lipomas evaluated [**]

d.      Adverse events reported by the subject and those actively monitored are recorded

e.      All changes in medication used since the last visit recorded

f.       [**] blood collected for lab and immunogenicity testing

8	[**]	[**]

a.      Vital signs will be measured and recorded

b.      Subject questionnaire completed

c.      The injected lipomas evaluated [**]

d.      Adverse events reported by the subject and those actively monitored are recorded

e.      All changes in medication used since the last visit recorded

f.       [**] blood collected for lab and immunogenicity testing

g.      Physical exam

h.      ECG

i.       [**]

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10.3	Early Termination

Subjects may voluntarily withdraw from the study at any time and for any reason.

The investigator may discontinue the subject’s participation in the study if he believes it necessary for any reason including adverse events, clinically significant adverse changes in laboratory testing or failure to comply with the protocol. At the time of withdrawal or discontinuation of a subject, all efforts will be made to complete the procedures and evaluations scheduled for the [**] month follow-up visit (See Table A).

If a subject withdraws or is discontinued from the study for any reason, the reason for and date of the discontinuation should be recorded in the appropriate section of the Case Report Form on the Study Termination page.

Subjects may be replaced if they have not reached the [**] month post injection follow-up visit.

11.	SAFETY EVALUATION/ADVERSE EVENTS

11.1	Adverse Events

An adverse event is any undesired medical occurrence which occurs during study participation once the subject consent is signed. This includes any physical or clinical change regardless of the relationship to study drug. Abnormal laboratory findings and exacerbation of pre-existing conditions are also considered to be adverse events.

11.2	Recording Adverse Events

The Investigator must report on the Case Report Form all adverse signs and symptoms which are volunteered by subjects or observed by the Investigator. The onset and end dates, severity, duration, effect on study drug administration (e.g., discontinuation), relationship to study drug, and administration of any other drug(s) to treat this event will be recorded for each adverse event.

Subjects will be questioned and/or examined by the investigator or his/her designee for occurrence of adverse events. The questioning of adverse events should be general and open-ended such as “How have you been feeling since your last visit?” The presence or absence of specific adverse events will not be solicited from subjects.

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11.3	Monitoring Adverse Events:

Adverse events will be assessed, graded and followed for [**] months post injection with the exception of related events which must be followed until resolution or stabilization. Immunogenicty testing will be performed until levels return to baseline.

Intensity Rating for Adverse Events:

0 = None, not aware of adverse event

1 = Mild, aware of adverse event but easily tolerated

2 = Moderate, adverse event interferes with usual activities

3 = Severe, adverse event is incapacitating; unable to perform usual activities

Subjects having adverse events will be monitored with relevant clinical assessments and laboratory tests as determined by the investigator. Any actions taken and follow-up results must be recorded on the appropriate page of the Case Report Form. Follow-up laboratory results should be filed with the subject’s source documentation.

11.4	Known Potential Toxicity of Study Drug(s)

There have been no toxicity experiences in previous clinical trials. Refer to the Package Insert for XIAFLEX®.

11.5	Serious Adverse Events

11.5.1	All serious adverse events, treatment-related or not, must be reported to the study monitor and to Auxilium Pharmaceuticals, Inc. immediately if feasible, or within 24 hours. A written report must be made including a full description of the event and sequelae. Such notification shall be made as soon as possible and in no event later than 5 working days after the sponsor’s initial receipt of the information. The FDA, via form 3500A, and the institutional IRB will be notified in a written IND safety report of any adverse experience associated with use of the drug that is both serious and unexpected.

In each written report, the sponsor shall identify all safety reports previously filed with the IND concerning a similar adverse experience, and shall analyze the significance of the adverse experience in light of the previous, similar reports.

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11.5.2	A serious adverse event is one that suggests a significant hazard, contraindication, side effect, or precaution. With respect to human clinical experience, this includes any event that:

11.5.2.1	Results in death

11.5.2.2	Is life-threatening

11.5.2.3	Requires hospitalization or prolongs existing hospitalization

11.5.2.4	Results in persistent, or significant disability/incapacity

11.5.2.5	Important medical events that may not result in death, etc. But may be considered a serious adverse event and jeapardize the subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

11.5.3	Telephone report: FDA will be notified by telephone of any unexpected fatal or life-threatening experience associated with use of the drug in the clinical studies conducted under the IND no later than 3 working days after receipt of the information. Each telephone call to FDA shall be transmitted to the Center for Drug Evaluation and Research, which has responsibility for review of the IND. For purposes of this section, life-threatening means that the subject was, in view of the investigator, at immediate risk of death from the reaction as it occurred, i.e., it does not include a reaction that, had it occurred in a more serious form, might have caused death. For example, drug induced hepatitis that resolved without evidence of hepatic failure would not be considered life threatening even though drug-induced hepatitis can be fatal.

12.	STATISTICAL ANALYSIS

12.1	Safety Analysis

12.1.1	Adverse Events

Tables of adverse event rates will be constructed including severity, and relationship to study treatment. Additionally, separate tables may be created for localized adverse events that occur at the treated lipoma.

12.1.2	Clinical Labs and Vitals

Descriptive statistics at baseline and changes over the course of the study will be tabulated.

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12.1.3	Immunogenicity

[**] levels and [**] of antibodies to [**]will be summarized using descriptive statistics for the actual value at each visit.

12.3	Efficacy Analysis

12.3.1	The primary efficacy outcome is lipoma [**] measured as [**] times the [**]. [**] will be analyzed as the percent change from baseline at the[**] month visit.

12.3.2	A secondary efficacy outcome is [**] of the lipoma, that is, the [**] alone. This will be analyzed as the percent change from baseline at the [**] month visit. [**] at the other visits will also be evaluated.

12.3.3	Relative change from baseline will be evaluated at [**] Months post injection.

12.3.4	Relative [**] the lipoma (as determined by [**]) from baseline will be evaluated at [**] months post injection.

13.	ETHICAL, REGULATORY AND ADMINISTRATIVE ASPECTS

13.1	Declaration of Helsinki

The investigator will ensure that this study is conducted in full conformance with the principles of the Declaration of Helsinki-Ethical Principles for Medical Research Involving Human Subjects as amended by the 59th WMA General Assembly in Seoul, October 2008.

13.2	Regulatory

The investigator will ensure that this trial will be conducted in compliance with the protocol and that the basic principles of “Good Clinical Practices” and applicable regulatory requirements are adhered to.

13.3	Informed Consent

It is the responsibility of the investigator to obtain written informed consent from each subject prior to performing any study-related procedure. The subject must sign a statement (complying with the requirements of the U.S. Code of Federal Regulations, Title 21 CFR Part 50) which indicates that they have given their consent to participate in the study.

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13.4	Institutional Review Board

This protocol and any accompanying material provided to the subject will be submitted by the investigator to the Institutional Review Board (IRB). Approval from the committee must be obtained before starting the study and should be documented in a letter to the investigator specifying the date on which the committee met and granted the approval.

Any modifications made to the protocol after initial IRB approval must be likewise submitted and approved.

Notification will be given to the IRB in the event any serious adverse events occur.

13.5	Disclosure of Data

It is understood by the investigator that the information and data included in this protocol may be disclosed to and used by the investigator’s staff and associates as may be necessary to conduct this clinical trial.

The information derived from this clinical study will be used by Advance Biofactures Corporation and therefore, may be disclosed by Advance Biofactures Corporation as required to other clinical investigators, to the Food and Drug Administration, and to other government agencies. In order to allow for the use of the information derived from this clinical study, it is understood by the investigator that there is an obligation to provide Advance Biofactures Corporation with complete test results and all data from this clinical study.

13.6	Confidentiality of Documents / Subject Records

The investigator must assure that subject’s anonymity will be maintained and that their identities are protected from unauthorized parties. CRFs or other documents submitted to the sponsor should not be identified by their names but by an identification code. Documents not submitted to the sponsor shall be maintained by the investigator in strict confidence.

14.	STUDY DOCUMENTATION

14.1	Investigator’s Statement

The investigator must sign the investigator’s statement (Attachment 1) prior to performing an examination or treatment of a subject.

14.2	Investigator’s Record Requirements

Federal regulations require that copies of case report forms and other pertinent documentation (i.e., photographs, laboratory reports, hospital or office subject’s records, etc.) be retained by the investigator for a period of two years following either the approval of the BLA or withdrawal of the BLA.

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The investigator is aware of the fact that he/she may be subjected to a field audit by FDA inspectors in order to validate the participation of subjects in the study and to verify the data reported on the case report forms. With this in mind, careful attention should be paid to seeing that records of medications received and copies of original photographs, laboratory tests, etc., are filed, and retained, in the investigator’s file along with the Case Report Form. Documentation should be made on the office/hospital chart and transferred to the Case Report Form. The participation of all subjects in Lipoma [**] should be noted in the office/hospital chart. The signed informed consent should be filed with the subject’s source document chart.

14.3	Departures from Protocol

When circumstances arise, which suggest that a departure from this protocol should be considered, the investigator or other physician in attendance must contact the study monitor by telephone as soon as possible prior to implementation. Any departure from the agreed protocol will pertain only to the individual subject involved. The Case Report Form will describe the circumstances and identify the pertinent protocol procedure.

In the event that a protocol change is proposed for all subjects, then the procedure for protocol amendment should be followed. In either case, any modification of the protocol that may become necessary during the course of this study, other than to protect subjects from an immediate hazard, is subject to prior discussion between the clinical investigator and Advance Biofactures Corporation.

14.4	Study Documentation: Case Report Forms (CRFs), Standardized Source Documents and Record Keeping.

The investigator must maintain adequate and accurate records to enable the conduct of the study to be fully documented and the study data to be subsequently verified. These documents should be classified into two different separate categories: (1) Investigator’s Study File, and (2) Subject Clinical Source Documents.

14.4.1	The Investigator’s Study File will contain the following:

a. The Protocol / Amendments

b. FDA 1572

c. Signed Investigator’s Agreement

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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d. Ethical Committee / Institutional Review Board and Governmental Approval with Correspondence

e. Informed Consent

f. Investigator Brochure

g. Safety Reports

h. Drug Records (including shipment records and accountability log)

i. Randomization Schedule / Treatment Code

j. Site Study Personnel Curriculum Vitae

k. Study Correspondence Between Site and Sponsor

l. Laboratory Certification and Normal Ranges

m. Site Study Personnel Signature Log

n. Screening and Enrollment Log

o. Monitor’s Visit / Signature Log

14.4.2	Subject’s Clinical Source Documents which may include:

a. Standardized Source Document

b. Subject Hospital / Clinic Records

c. Physician / Nurse’s Notes

d. Original Laboratory Reports

e. ECG, MRI, Pathology and Special Assessment Reports

f. Photo of Subject’s Lipoma(s)

g. Consultant Letters

These two categories of documents must be kept on file by the Investigator for at least two years following either the approval of the BLA or withdrawal of the BLA. No study document should be destroyed without prior written agreement between ABC and the Investigator. Should the Investigator wish to assign the study records to another party or move them to another location, ABC must be notified in advance.

If the Investigator cannot guarantee this archiving requirement at the investigational site for any or all of the documents, special arrangements must be made to store these in a sealed container(s) outside of the site so that they can be returned sealed to the Investigator in case of a regulatory audit. When source documents are required for the continued care of the subject, appropriate copies should be made for storing outside of the site.

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14.5	Monitor or Health Authority Queries

The investigator shall supply the monitor on request with any required background data from the study documentation or clinic records. This is particularly important when Case Report Forms are illegible or when errors in data transcription are suspected. In case of special problems and/or governmental queries or requests for audit inspections, it is also necessary to have access to the complete study records, provided that subject confidentiality is protected.

14.6	Inspections

The investigator should understand that source documents for this trial should be made available to the study monitor or to health authority inspectors after appropriate notification. The verification of the Case Report Form data may be by direct inspection of source documents (where permitted by law) or through an interview technique.

The minimal requirement for the source data checks include:

14.6.1	All subjects to be 100% SDV

14.6.2	Each subject should have the following data points SDV:

14.6.2.1	Subject’s existence

14.6.2.2	Informed consent

14.6.2.3	Inclusion/exclusion criteria

14.6.2.4	All adverse events and Serious Adverse Events

14.6.2.5	Study medication & dispensing

14.6.2.6	Date of visits

14.6.3	Case Report Forms and Standardized Source Documents

For each subject enrolled, Case Report Form as well as a standardized source document must be completed and signed by the principal investigator or co- investigator. This also applies to the records of those subjects who fail to complete the study (even during the screening period if a Case Report form is initiated). If a subject withdraws from the study because of a treatment-limiting adverse event, thorough efforts must be made to clearly document the outcome. All forms must be typed or filled-out using black ballpoint pen, and must be legible. Errors should be crossed out but not obliterated, the correction inserted and the change initialed and dated by the investigator or his/her authorized delegate.

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14.7	Monitoring of the Study

It is understood that the responsible monitor will contact and visit the investigator/site regularly and that he/she will be allowed, on request, to inspect the various records of the trial (Case Report Forms, Standardized Source Documents and other pertinent data), provided that subject confidentiality is maintained in accordance with local requirements. It will be the monitor’s responsibility to inspect the Case Report Forms at regular intervals throughout the study, to verify the completeness, consistency and accuracy of the data being entered on them, and to verify adherence to the protocol. The monitor should have access to laboratory test reports and other subject records needed to verify the entries on the Case Report Form. The investigator (or his/her deputy) agrees to cooperate with the monitor to ensure that any problems detected in the course of these monitoring visits are resolved.

For this study, the expected average monitoring frequency is every [**]weeks.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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ATTACHMENT 1

INVESTIGATOR’S SIGNATURE PAGE

I have thoroughly read and reviewed the study protocol. Having read and understood the requirements and conditions of the study protocol, I agree to perform the clinical study according to the international Good Clinical Practice principles and regulatory authority requirements for source document verification and auditing / inspection of the study.

I agree to use the study material, including medication and diluent, only as specified in the protocol.

I understand that changes to the protocol must be made in the form of an amendment, which has prior written approval of the Sponsor.

I understand that any violation of the protocol may lead to early termination of the study.

I agree to follow the study time schedule as outlined in the protocol.

I agree to report to the Sponsor, within one working day, of any clinical adverse event that is serious, whether considered treatment-related or not.

Signature	Date

Signature	Date

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ATTACHMENT 2

SUBJECT QUESTIONNAIRE

Subject #	Subject Initials

Study Visit	Date

Location of Lipoma #1	Location of Lipoma #2

To Be Completed by the Subject: Please provide the requested information regarding the two lipomas under treatment for the appropriate visit. Enter the number of the best response.

[ ]	Initial Screening Visit:

1. Reason for treating lipomas	1 = [**] 2 = [**] 3 = [**]	Lipoma #1	Lipoma #2

2. How [**] are the lipomas to be treated?	1 = Not at all 2 = Somewhat 3 = Very	Lipoma #1	Lipoma #2

Subject Signature __________________________________/ Date __________

[ ]	All Other Visits:

1. How [**] are the lipomas to be treated?	1 = Not at all 2 = Somewhat 3 = Very	Lipoma #1	Lipoma #2

2. How [**]?	1 = [**] 2 = [**] 3 = [**]	Lipoma #1	Lipoma #2

3. If this is your final visit, would you participate in this trial again?	1 = Yes 2 = No 3 = N/A	Lipoma #1	Lipoma #2

Subject Signature __________________________________/ Date __________

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

1

Confidential treatment requested under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

[**]

A DOUBLE BLIND STUDY TO EVALUATE THE EFFICACY OF COLLAGENASE CLOSTRIDIUM HISTOLYTICUM IN THE TREATMENT OF LIPOMA

[**]-Lipoma II [**]

BB IND 8486

                                                                                          Investigator:             [**]

Originated by	/
Jean-Marie Soma, Mgr Clinical Affairs Date

Approved by	/
Thomas Wegman, President Date

[**]	** CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

The information contained in this document is provided to you in confidence for review by you, your staff, an applicable Ethics Committee/Institutional Review and regulatory authorities. It is understood that the information will not be disclosed to others without prior written approval from Advance Biofactures Corporation except to the extent necessary to obtain informed consent from those persons to whom the medication may be administered.

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1.	SYNOPSIS		5

2.	BACKGROUND OF LIPOMA		7

3.	USE OF PURIFIED COLLAGENASE FOR INJECTION		8

	3.1	Pre-Clinical Studies	8
	3.2	Clinical Studies	9
	3.3	Treatment of Lipoma	9
		3.3.1 Study Design	9
		3.3.2 Study Results	9
		3.3.3 Adverse Reactions	10
	3.4	References	10

4.	CLINICAL STUDIES WITH COLLAGENASE CLOSTRIDIUM HISTOLYTICUM		10

	4.1	Dupuytren’s Contracture	10
	4.2	Peyronie’s Disease	11
	4.3	Lipoma	11

5.	RATIONALE		11

	5.1	Study Rationale	11
	5.2	Rationale for Dosage	12

6.	OBJECTIVE		12

7.	STUDY DESIGN		12

	7.1	Study Structure	12
		7.1.1 Study Type	12
		7.1.2 Sample Size Determination	12
		7.1.3 Control Group	13
		7.1.4 Blinding	13
		7.1.5 Randomization	13
		7.1.6 Study Duration	13
		7.1.7 Efficacy Parameters	13
		7.1.7.1 Primary Efficacy Outcome	13
		7.1.7.2 Secondary Efficacy Outcome	13
		7.1.8 Additional Information	14
		7.1.9 Safety Parameters	14
	7.2	Investigational Plan	14

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	7.3	Subject Care	15
	7.4	Follow-Up	15
	7.5	Assessments	15
	7.6	Handling of Samples	16

8.	STUDY POPULATION		17

	8.1	Population Base	17
	8.2	Inclusion Criteria	17
	8.3	Exclusion Criteria	17

9.	TRIAL MEDICATIONS		18

	9.1	Drug Product	18
	9.2	Control Product (Placebo)	18
	9.3	Injection Medications	19
	9.4	Drug Storage	19
	9.5	Drug Accountability	20
	9.6	Administration of Study Medication	20
		9.6.1 Treatment Allocation	20
		9.6.2 Reconstitution	20
		9.6.3 Labeling	20
		9.6.4 Blinding	20
		9.6.5 Route of Administration	20
	9.7	Concomitant Treatment	21

10.	STUDY METHODOLOGY		21

	10.1	Measurements and Evaluation	21
	10.2	Schedule of Testing / Follow-Up Visits	21
	10.3	Early Termination	24

11.	SAFETY EVALUATION / ADVERSE EVENTS		24

	11.1	Adverse Events	24
	11.2	Reporting Adverse Events	24
	11.3	Monitoring Adverse Events	25
	11.4	Known Potential Toxicity of Study Drug(s)	25
	11.5	Serious Adverse Events	25
	11.6	Breaking the Blind	26

12.	STATISTICAL ANALYSIS		27

	12.1	Analysis Population	27
	12.2	Missing Data	27
	12.3	Efficacy Analysis	27

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	12.4	Demographics and Baseline Characteristics	28
	12.5	Safety Analysis	28
		12.5.1 Adverse Events	28
		12.5.2 Clinical Labs and Vitals	28
	12.6	Interim Analysis	28
	12.7	Visit Windows	28

13.	ETHICAL, REGULATORY AND ADMINISTRATIVE ASPECTS		29

	13.1	Declaration of Helsinki	29
	13.2	Regulatory	29
	13.3	Informed Consent	29
	13.4	Institutional Review Board	29
	13.5	Disclosure of Data	29
	13.6	Confidentiality of Documents / Subject Records	30

14.	STUDY DOCUMENTATION		30

	14.1	Investigator’s Statement	30
	14.2	Investigator’s Record Requirements	30
	14.3	Departures from Protocol	31
	14.4	Study Documentation	31
	14.5	ABC or Health Authority Queries	32
	14.6	Inspections	32
	14.7	Monitoring of the Study	33

15.	APPENDICES

	15.1	Appendix 1: Investigator Statement
	15.2	Appendix 2: Subject Questionnaire

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I.	SYNOPSIS

Title	Double-blind study to evaluate the efficacy of Collagenase Clostridium Histolyticum in the treatment of lipoma

Sponsor	Advance Biofactures Corporation 35 Wilbur Street, Lynbrook, New York 11563

Investigator / Clinical Site	[**]

Project Phase	Clinical Phase II

Indication	Lipoma

Objectives	To evaluate the efficacy and common short-term side effects of Collagenase Clostridium Histolyticum versus placebo in the treatment of lipomas

Study Design	[**]-Lipoma II is a randomized, double-blind, placebo controlled Phase II study. This protocol will be conducted at a single study center

Planned Total Sample Size	[**] ([**]) subjects, each having at least two lipomas of similar size

Formulations

Drug: FDA approved XIAFLEX (manufactured by Auxilium Pharmaceuticals, Inc.)

Placebo: Control product manufactured by Auxilium Pharmaceuticals, Inc.

Diluent: [**]% sodium chloride containing [**]% calcium chloride

Test Drug Dosage	[**] mg XIAFLEX administered per square centimeter of [**] of the lipoma per single injection The maximum surface area allowed is [**] resulting in a maximum dosage of [**] mg per single injection

Route of Administration	Injections are administered directly into the lipoma

Schedule of Administration	Subjects will have both lipomas treated in immediate succession; one with XIAFLEX and the other with placebo

Subject Follow-Up	Follow-up visits: Days: [**], post injection Months: [**] post injection

Study Duration	Subjects will be followed for [**] months post injection

Efficacy Parameters

Primary Endpoint

Reduction in measurable surface area of the lipoma as determined by caliper at [**] months post injection

Secondary Variables

Responders at [**] months post injection. A responder is a subject with a [**]% decrease in the drug treated lipoma volume relative to baseline as measured by MRI

Reduction in [**] of the lipoma as determined by caliper at [**] days and [**] months post injection

Reduction from baseline of the greatest dimension of the lipoma (length) as measured by caliper

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Additional Information	Lipoma [**] Lipoma [**] Subject Questionnaire

Safety Parameters	Adverse Event Assessment Vital Signs Immunogenicity Testing Laboratory Evaluations [**] pre and post treatment

Statistical Analysis

Efficacy Population

Analysis of efficacy parameters will be based on the Intent To Treat population

Demographics & Baseline Comparability

Demographic data and baseline characteristics will be tabulated for descriptive purposes. Comparability of baseline characteristics of lipomas by treatment will be examined.

Analysis of Primary Variable

[**] ([**]) will be analyzed as the percent change from baseline at the [**]-month post injection visit. Statistical analysis appropriate to paired data measurements (“split-plot” study design) will be utilized.

Analysis of Secondary Variables

[**] test will be used for the responder analysis

Analysis of lipoma length will consist of percent change from baseline to the [**]-month post injection visit;

Superiority over Placebo will be determined when all subjects have completed the [**]-month post injection visit.

Subject Satisfaction will be determined from the questionnaire and analyzed with [**] Test.

Safety:

Descriptive statistics at baseline and changes over the course of the study will be tabulated for vital signs and clinical labs.

Tables of adverse event rates will be constructed including severity, and relationship to study treatment.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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2.	BACKGROUND OF LIPOMA

Lipomas are common mesenchymal, benign, fatty tumors of varying sizes that occur in the general adult population and are rare in children and infants. They usually manifest as painful or annoying lumps that are palpable and often visible in the subcutaneous tissues. They are uncommon on the hands and feet, but widely distributed elsewhere. The incidence of these masses in the deep tissues is unknown as they are usually asymptomatic or the symptoms never lead to investigation and/or diagnosis. Subcutaneous lipomas are extremely variable in size and shape ranging from barely palpable to very large sizes of 15 cm or more in diameter. The incidence of subcutaneous lipomas in the general population is about 1% in the general population. Solitary lipomas are seen predominately in women, while multiple lipomas occur more frequently in men.(1)

The fat within a lipoma is microscopically indistinguishable from normal fat. The fibrous encapsulation represents the only abnormality. Benign lipomas contain normal fat that is encapsulated within a fibrous “shell” thus often compressing the fat and causing it to feel more firm than the surrounding fat.

Many subcutaneous lipomas are asymptomatic and are removed for non-medical reasons although some of them cause the subject pain or discomfort and interfere with normal activity. In rare cases multiple large lipomas cause a significant and/or disabling symptom complex (Madelung’s disease). There is no evidence to date that a lipoma may ever become malignant (liposarcoma) as malignant transformation of lipoma to liposarcoma has not been documented. Liposarcomas arise by malignant transformation of adipocytes, not necessarily adipocytes from within a lipoma. (2)

Spontaneous remission of lipomas has not been reported. A lipoma, once it presents itself, remains there for the lifetime of a person who carries it and may stay small or become larger.(3)

At present, lipomas are usually treated in one of the following ways: 1) wide excision with large incision, 2) limited incision with limited dissection or 3) liposuction.

If a large excision is performed there is the problem of having a very large scar and the accompanying issues of healing such a scar. In addition, removing a large mass from the subcutaneous tissues will leave behind a potential space which could fill with blood resulting in hematoma, followed by consolidation of the hematoma and the remnants of a mass of scar tissue. This is often painful and may be more problematic than the original lipoma.

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Liposuction of a lipoma allows a smaller incision, therefore resulting in a smaller scar which carries a smaller risk of infection. However, the potential for hematoma formation followed by scar mass residual, remains an issue of concern.

To avoid the complications discussed above, a non-invasive method of treatment, [**], would be desirable.

Collagenase Clostridium Histolyticum (CCH) is a collagen specific enzyme that is being marketed in the United States for the treatment of adult Dupuytren’s Contracture patients with a palpable cord. It is manufactured from Clostridium histolyticum by Auxilium Pharmaceuticals, Inc and marketed as XIAFLEX®. The drug substance, Purified Collagenase For Injection (PCI), is manufactured from Clostridium histolyticum by Advance Biofactures Corporation. PCI has been shown in [**].

[**].

3.0	USE OF PURIFIED COLLAGENASE FOR INJECTION

3.1	Pre-Clinical Studies

PCI has been used in pre-clinical safety/efficacy studies for Dupuytren’s disease, [**].

Toxicity studies performed in [**] indicate that the dosage form has a wide margin of safety systemically as well as in local tissues.

PCI did not induce [**] was not induced. [**] administration of PCI was [**].

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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3.2	Clinical Studies

PCI has been used in clinical trials for the following clinical indications: Peyronies’ disease, Dupuytren’s contracture, [**]. This drug product has been used in the treatment of over [**] subjects and has a good safety profile.

During pharmacokinetic studies conducted during the treatment of Dupuytren’s contracture, no collagenase was detected in the plasma of subjects receiving therapeutic doses.

While antibodies develop in nearly all subjects injected with PCI, it does not appear to affect the safety profile. No correlation has been observed between AEs and antibody titer.

Adverse events related to the study drug PCI have been reported as mild to moderate in severity and consist mainly of injection site tenderness, edema, and ecchymosis. These events resolve spontaneously without medical intervention. [**].

There is no known drug abuse potential, no known drug-drug interactions nor manifestations of overdose.

3.3	Purified Collagenase For Injection in the Treatment of Lipoma

3.3.1	Study Design ([**]) [6]

This open-label study sponsored by Advance Biofactures Corporation, was designed to evaluate the safety and efficacy of PCI as a non-operative treatment for Lipoma. Twelve subjects were enrolled in the study with one discontinuation after the 3 days post injection visit due to travel distance.

Concentration of PCI administered in this study was [**]mg/mL. Injection volume was based on the largest dimension of lipoma in cm ([**]). The volume injected ranged from [**] to [**]. A [**] injection of PCI was administered. Dimensions of the lipoma were taken at baseline, [**], and [**] days, and [**], and [**] months post injection.

3.3.2	Study Results

At the 6 month post injection follow-up visit, a significant diminution in the size of the eleven lipomas completing the study was noted. [**] subjects responded “[**]” on the subject questionnaire although greater than 90% of the subjects met the success criterion of 50% or greater reduction from baseline in lipoma size (length x width) based on the [**] month follow-up visit.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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3.3.3	Adverse Reactions

Adverse events were limited to local reactions at the treatment site (swelling, bruising, tenderness and erythema). None had an intensity more severe than “mild” on a mild-moderate-severe scale, and [**] (one lost to follow-up) resolved without medical intervention within two weeks.

[**] subjects experienced swelling

[**] subjects experienced bruising

[**] subjects experienced tenderness

[**] subjects experienced erythema

3.4	REFERENCES

1.	Moraru RA. Lipomas. eMedicine Journal, Volume 2, Number 6, June 2001.

2.	Moraru RA. Lipomas. eMedicine Journal, Volume 2, Number 6, June 2001.

3.	Ackerman B,, Kerl H., Sanchez J. et al. A Clinical Atlas of 101 Common Skin Diseases with Histophathologic Correlation. January 2000

4.	An Exloratory Study on the Effect of Injected Nucleolysin® on the Subcutaneous Fat Pads of Female Zucker Rats. Study No.95-2384. Pharmaco LSR (for Advanced Biofactures Corporation) 1995.

5.	Briefing document for Collagenase Clostridium Histolyticum (AA4500) in the Treatment of Advanced Dupuytren’s Disease. Presented to Arthritis Advisory Committee Meeting, September 16, 2009.

6.	BB IND 8486

4.0	CLINICAL STUDIES WITH COLLAGENASE CLOSTRIDIUM HISTOLYTICUM

This drug substance (CCH) is manufactured by Auxilium Pharmaceutical, Inc.

4.1	Dupuytren’s Contracture

XIAFLEX® has been used in the treatment of 1082 subjects in controlled and uncontrolled studies.

CCH® has been approved by the FDA for use in Dupuytren’s Contracture.

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Common Adverse Events reported during clinical trials included:

•

Peripheral edema (77.0%), Contusion (51%), Injection Site Pain (40.0%), Extremity Pain (37.4%), Injection Site Hemorrhage (34.5%), Tenderness (29.3%), Injection Site Swelling (24.7%), Ecchymosis (18.1%), Skin Laceration (12.7%), Pruritis (12.7%), Lymphadenopathy (11.0%), Blood Blister (9.0%), Axillary Pain (6.7%), Hematoma (5.5%), Arthralgia (5.3%), Injection Site Pruritis (5.3%).

Common adverse events were mostly confined to the treated extremity, non- serious/mild or moderate intensity, and resolved before the next injection without intervention. The median duration of all AEs was 10 days.

Serious Adverse Events included:

•

Tendon rupture (0.3%), Ligament injury (0.04%), Tendonitis (0.04%), Finger Deformity / Boutonniere Deformity (0.04%), Deep Vein Thrombosis (0.04%), Proliferation of Dupuytren’s Disease* (0.04%), Sensory Disturbance of hand* (0.04%), Complex regional Pain Syndrome (0.04%).

Note: *These SAE’s occurred in the same subject

No consistent pattern was demonstrated between AE rates and antibody titers. There were no events or signals indicative of systemic anaphylaxis in the clinical program.

4.2	Peyronie’s Disease

Results from a Phase 2b study show that treatment with CCH significantly reduced penile curvature in men with Peyronie’s disease. The studies also demonstrated that CCH was well tolerated with no serious adverse events related to study drug. The majority of AEs are transient, non-serious, mild to moderate in intensity resolving without sequelae. No clinically meanful effects on laboratory or vital sign parameters were noted. No systemic immunologic events were reported.

4.3	Lipoma (Lipoma [**]) [DRAFTING NOTE]

Results to be presented upon conclusion of the study.

5.0	RATIONALE

5.1	Study Rationale

This study will be a placebo controlled study, with drug/placebo administered in a random manner. Each subject enrolled must present with [**]. Each subject will receive [**]. It is believed that [**].

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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Rationale for Dosage Selection and Regimen: Based upon results from the open label lipoma study, 10-Lipolase and may change subject to results from the dose escalation study.

5.2.1	The proposed study will standardize the dose administered based upon the area of the lipoma. Size of the lipoma will be determined as [**] of the lipoma as measured by caliper. [**] will be taken as the [**]. This measurement will be an acceptable, approximate value for all lipomas, including oval and circular shaped lipomas.

5.2.2	[**] mg drug will be administered per square centimeter of surface area of the lipoma.

5.2.3	In order to allow treatment of a larger sized lipoma, the maximum surface area allowed will be [**] resulting in a maximum dosage of [**] mg per single injection. The maximum single injection of a lipoma to date using collagenase has been [**] mg. No adverse reactions are expected by increasing the unitage proposed for this lipoma trial.

6.	OBJECTIVE

The objective of this study is to assess the efficacy of CCH versus placebo in reducing the area of a subcutaneous, benign lipoma, and the common short term side effects.

7.	STUDY DESIGN

7.1	Study Structure

7.1.1	Study Type

This Phase II clinical trial protocol ([**]-Lipoma II) will be carried out at [**] clinical site and will be reviewed by an approved Institutional Review Board.

7.1.2	Sample Size Determination (may change subject to results from the dose escalation study)

Based on the experience from the previous clinical study using PCI, treatment success ([**]) at [**] months post injection was [**]%. Therefore, the sample size for the current study using XIAFLEX is conservatively based on a treatment success rate of [**]% for active-treated lipomas and [**]% for placebo-treated lipomas (although no placebo response is expected).

Additionally, there is the assumption that the proportion of subjects with discordant active-placebo outcomes in the study will be equal to [**]. For a 2-sided exact sign test for the equality of paired proportions, p-value of [**], power of [**]%, [**] subjects are required. Allowing for [**] subjects not reaching the [**] month visit, the study will require [**] subjects.

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7.1.3	Control Group

Since there is no proven effective, non-surgical treatment for Lipoma, and spontaneous remission is undocumented, this will be a placebo-controlled study. The total protocol enrollment will be [**] subjects and each subject will serve as his/her own control. One control lipoma and one test lipoma per subject will be treated and observed similarly throughout the efficacy phase of the trial.

7.1.4	Blinding

To minimize the risk of biased study outcomes this protocol will be conducted as a double blind study. The level of blinding will extend to the subject, the investigator, and anyone involved in determining subject eligibility, evaluation of endpoints, and assessment of compliance to the protocol. All precautions will be taken to insure that this level of blinding is maintained throughout the trial until all such opportunities for bias have passed. Unblinding will only be permitted in the case of a medical emergency or to provide adequate medical care.

7.1.5	Randomization

To minimize the possibility of bias, each subject will be randomly allocated to study treatment (XIAFLEX/Placebo or Placebo/XIAFLEX). A randomization table will be provided to the research pharmacist. On the day of injection, the subject will receive the next available treatment listed in the randomization table.

7.1.6	Study Duration

Subject accrual in this Phase II study is scheduled to start in [**] quarter of [**]. The projected study end will be [**] quarter [**].

7.1.7	Efficacy Parameters

7.1.7.1	Primary Efficacy Outcome (Endpoint)

A. [**] of Lipoma

The [**] of all lipomas at all visits will be measured using a caliper as described in Section 5.2

[**] will be determined at the [**] months post injection visit.

7.1.7.2	Secondary Efficacy Outcomes:

A. Greatest dimension of lipoma ( i.e. length)

Will be evaluated at the [**] months post injection visit.

B. Responders at [**] months. A responder is a subject with a [**]% decrease in the drug treated lipoma volume relative to baseline as

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measured by MRI at [**] months. [**] Test will be used to perform the responder analysis.

C. Superiority of study treatment over placebo

To be determined when all subjects have completed the [**] month post injection follow-up visit or Study Termination.

7.1.8	Additional Information

7.1.8.1	Lipoma Characteristics

The investigator will record the hardness of the lipoma using a durometer, and perform an evaluation of lipoma shape and relation to surrounding skin at each follow-up visit.

7.1.8.2	Subject Questionnaire

A questionnaire will be completed by each subject prior to injection and at each follow-up visit to gather information regarding patient assessment of treatment in relation to reason for lipoma bother.

7.1.9	Safety Parameters

7.1.9.1	Adverse Event Assessment

7.1.9.2	Vital Signs

7.1.9.3	Laboratory Analysis

7.1.9.4	[**]

7.2	Investigational Plan

7.2.1	Subjects must present with at least two lipomas of similar size that are present on two different body parts ([**]). Lipomas located on the [**] will not be treated.

7.2.2	The investigator will designate the [**]. This designation will remain throughout the entire study.

7.2.3	On the day of injection, the investigator will submit the subject number and the dimensions of both lipomas to the research pharmacist. [**].

7.2.4	The pharmacist will calculate the dose to be administered as [**] Subjects will be randomized to one of the two possible sequences, XIAFLEX/placebo or placebo/XIAFLEX.

[**]

7.2.5	The investigator will then inject the contents of syringe #1 into lipoma #1 followed by injecting the contents of syringe #2 into lipoma #2. [**] will be performed either before or after administration of test material(s). NOTE: An [**] may be used prior to injection of the lipoma. Details are to be recorded on the Case Report Form (CRF).

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7.3	Subject Care

The subject will remain at the clinic site for a minimum [**] post-injection to be monitored for safety and immediate adverse events. In addition to evaluating the injection site, the investigator will assess the subject following study drug administration for findings consistent with a [**]. If a [**] is suspected, this event should be recorded as an adverse event.

The Investigator will be prepared to address a [**] should it occur. [**]. The investigator/nursing staff is familiar with their use, and treatment procedure.

Subjects may be discharged after a minimum of [**] provided that the subject does not exhibit any signs of [**] nor any clinically significant systemic or local adverse reactions, and vital signs are stable.

Subjects will be instructed not to put pressure on the injected lipoma, and to contact the investigator immediately, by 24 hour emergency answering service, if they notice any problems.

7.4	Follow-Up

7.3.1	The schedule for follow-up visits post injection is [**] days, [**] and [**] months post injection.

7.5	Assessments

7.5.1	Informed Consent

Each subject must voluntarily sign the informed consent before any study procedures may be performed.

7.5.2	The initial visit will include a review of the disease history (duration of the disease; previous treatments, number of lipomas), and evaluation of the lipoma to be treated ([**]).

7.5.3	Screening procedures prior to injection will include:

7.5.3.1	A physical exam by body system, measurement of height and body weight, ECG

7.5.3.2	[**] of the lipoma [**] to diagnose the lipoma as benign

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7.5.3.3	An [**] to confirm the benign diagnosis and as a baseline measurement of lipoma [**]

7.5.3.4	Laboratory testing including: routine hematology and chemistry including liver function testing and urinalysis; serum PT/PTT levels

7.5.3.5	Immunogenicity testing (anti-drug ([**]) antibodies and neutralizing antibodies)

7.5.4.	On the Day of Injection the following procedures will be performed:

7.5.4.1	Urine HCG test to determine pregnancy on women of child bearing age

7.5.4.2	Measurement of vital signs

7.5.4.3	A questionnaire will be completed by each subject

7.5.4.3	Administration of one injection of study drug

7.5.4.4	Active examination by the investigator for injection site adverse events

7.5.5	At each post-treatment visit (Day [**], and Months [**], and [**]) the following procedures will be performed:

7.5.5.1	Measurement of vital signs

7.5.5.2	A questionnaire will be completed by each subject

7.5.5.3	Approximately [**] mL blood will be collected for routine hematology and chemistry, including liver function testing and urinalysis, immunogenicity testing and serum PT/PTT levels

7.5.5.4	Evaluation of the treated lipoma including caliper measurements and lipoma [**]

7.5.5.5	Active examination by the investigator for injection site adverse events including [**] and other signs of local tolerability

7.5.6	At the end of the study an [**], a physical exam by body system, height and body weight measurements, and an ECG will be taken.

7.6	Handling of Samples

Certified laboratories will be used for all testing not performed on site. Specimens will be processed and results provided to the study investigator. The investigator or qualified designee will evaluate each laboratory value and determine whether or not any values exceeding laboratory norms are clinically significant.

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Serum samples to be used for analyzing [**] antibody levels and neutralizing potential of antibodies to [**] will be split into three vials, frozen, and stored at the site until forwarded to Auxilium Pharmaceuticals, Inc., or their designee for testing.

8.0	STUDY POPULATION

8.1	Population Base

Subjects must meet all of the inclusion criteria and none of the exclusion criteria specified below for entry into this study.

8.2	Inclusion Criteria

8.2.1	Subjects must be 18-65 years of age, of either sex or any race.

8.2.2	Subjects must have a clinical history of at least two subcutaneous lipomas for at least [**], with no treatment of the lipoma within the last [**] days.

8.2.3	Lipomas must be diagnosed as benign

8.2.4	Lipomas must be on distinctly separate parts of the subject’s body with area [**] with easily definable edges and a single mass.

8.2.5	Subjects must be willing to participate in and complete the study, and comply with its procedures by signing an IRB approved written consent form.

8.2.6	Subjects must understand and be able to adhere to the visit schedule, follow study procedures and instructions, and agree to report concomitant medications and adverse events accurately and consistently.

8.2.7	Women of childbearing potential must use an acceptable method of birth control or be surgically sterilized (e.g., hysterectomy or tubal ligation).

8.3	Exclusion Criteria

8.3.1	[**].

8.3.2	[**].

8.3.3	[**].

8.3.4	[**].

8.3.5	[**].

8.3.6	[**].

8.3.7	[**].

8.3.8	[**].

8.3.9	[**].

8.3.10	[**]:

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[**]

9.	TRIAL MEDICATION

9.1	Drug Product

9.1.1	Trade Name

XIAFLEX®

9.1.2	Active Ingredient

Collagenase Clostridium histolyticum

9.1.3	Dosage Form

Sterile, lyophilized formulation containing [**], [**],[**], and [**] mg of collagenase clostridium histolyticum. The drug is reconstituted with a diluent consisting of [**]% sodium chloride containing [**]% calcium chloride.

9.1.4	Packaging

The drug product is supplied in glass vials as a sterile product. The diluent is also sterile and will be supplied in glass vials.

9.1.5	Lot/Batch Number/Expiration Date

The lot and/or batch number and expiration and/or retest date will be included on each shipment and recorded in the drug inventory forms.

9.1.6	Labeling

Labeling on each vial will include the identity of the product, storage conditions and the federal caution statement cited in 21CFR511.1[b](1).

9.1.7	Storage Condition

The drug will be shipped under refrigerated conditions (2-8ºC) and must also be stored refrigerated at the site in an area with restricted access. The diluent for reconstitution may be shipped at 2-30 ºC and stored at 2-8ºC.

9.2	Control Product [Placebo]

9.2.1	Active Ingredient

None

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9.2.2	Dosage Form

Sterile, lyophilized formulation containing [**], [**],[**]. The placebo is reconstituted with a diluent consisting of [**]% sodium chloride containing [**]% calcium chloride.

9.2.3	Packaging

The placebo is supplied in glass vials as a sterile product. The diluent is also sterile and will be supplied in glass vials.

9.2.4	Lot/Batch Number/Expiration Date

The lot and/or batch number and expiration and/or retest date will be included on each shipment and recorded in the drug inventory forms.

9.2.5	Labeling

Labeling on each vial will include the identity of the product, storage conditions and the federal caution statement cited in 21CFR511.1[b](1).

9.2.6	Storage Condition

The placebo will be shipped under refrigerated conditions (2-8ºC) and must also be stored refrigerated at the site in an area with restricted access. The diluent for reconstitution may be shipped at 2-30 ºC and stored at 2-8ºC.

9.3	Injection Medications

Syringes containing either study drug or placebo will be prepared by the investigational pharmacist and delivered to the investigator. The syringes shall be labeled Syringe #1 and Syringe #2 and give no indication as to its contents. The investigational pharmacist shall keep accurate records of dates of reconstitution in addition to data required for the determination of drug administered.

9.4	Drug Storage

XIAFLEX must be kept refrigerated (2-8ºC) in an area with restricted access. [**]. If refrigerated, the reconstituted product must remain at room temperature for approximately [**] minutes prior to use.

The investigator agrees neither to dispense the study drug from, nor store it, at any site(s) other than those listed on the Form FDA 1572. The investigator agrees that study drug(s) will be administered by the investigator or sub-investigator(s) named on the Form 1572. The investigator also agrees that the study drug(s) will be administered for this protocol only and to study subjects who have provided written informed consent.

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9.5	Drug Accountability

A Drug Dispensing Form/Inventory must be kept current by the investigative pharmacist. All containers of study drug, whether empty or containing used or unused study drug are to be available for inspection by the Clinical Trial Monitor.

9.6	Administration of Study Medication

9.6.1	Treatment Allocation

The investigator will provide the investigative pharmacist with the subject number scheduled for treatment. The subject will be randomized to the next available treatment sequence on the day of treatment, provided they have been found to be eligible for the trial and have signed the informed consent. Randomization will be closely monitored by the clinical monitor to assure that the randomization sequence has been assigned in the correct order.

9.6.2	Reconstitution

The pharmacist will follow the procedures for reconstitution of XIAFLEX provided by the manufacturer and dilution instructions as provided by Advance Biofactures Corporation. The pharmacist will maintain a record of the date(s) and time(s) of reconstitution and dispensation of the assigned treatment.

NOTE: The syringe contents must be administered within [**] hours of reconstitution of XIAFLEX.

9.6.3	Labeling

Labeling of the injection syringe should be limited to number of the syringe, date of preparation, subject initials and study number.

9.6.4	Blinding

This is a double blind study whereby the investigator and subjects are blinded. All precautions will be taken to insure that this level of blinding is maintained throughout the trial. Unblinding will only be permitted in the case of a medical emergency or when all subjects have completed the 6 month follow-up visit or Study Termination.

9.7.5	Route of Administration

Injections will be administered [**].

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9.8	Concomitant Treatment

[**]. All other concomitant medication must be recorded on the Case Report Form (CRF). Additionally, any diagnostic, therapeutic, or surgical procedure performed during the study period should be recorded including the date, indication, and description of the procedure(s) and any clinical findings.

10.	STUDY METHODOLOGY

10.1	Measurements and Evaluation

Efficacy Evaluation	Measurement	Measured By/Location

Reduction in [**] lipoma [**] [**] lipoma	[**] [**]	Caliper, Study Site Outside laboratory

Other Information	Measurement	Measured By

Lipoma [**] Subject Satisfaction	[**] [**] [**] Questionnaire	[**], Study Site Investigator Investigator Subject, study site

Safety Evaluation	Measurement	Measured By

Adverse Events	Provided by Subject	Study Site

Vital Signs:		Study Site
Blood Pressure	mm Hg
Pulse/Heart Rate	#/minute
Respiration	#/minute
Temperature	Degrees (Farenheit/Celsius)

Laboratory Testing Pregnancy Test Radiography Immunogenicity	CBC Blood chemistries Urinalysis Urine HCG [**] [**]	Outside Laboratory Study Site Outside Laboratory Auxilium Pharmaceuticals, Inc. or designee

10.2	Schedule of Testing/Follow-Up Visits: The schedule of testing and standard follow-up visits with the actions to be taken at each time point is summarized in Table A.

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Table A

Visit #	Visit Name	Time Point	Actions
1	[**]	[**]

a. Informed consent will be discussed and obtained/signed:

1. One copy of signed consent form will be given to the subject

2. Second copy retained in with subject’s study documents

b. Review of Inclusion/Exclusion Criteria

c. Past medical history, review of systems, review of lipoma history, onset, progression and treatment

d. [**]

e. Measurement of lipoma size (caliper)

f.  Review of medications used in the past thirty (30) days; information recorded in study documents

g. Return appointment scheduled for treatment (within 45 days of screening visit)

h. Subjects assigned a unique subject study number

	[**]	[**]	a. Physical exam b. ECG c. Routine hematology and chemistry d. Liver function and urinalysis e. Serum PT/PTT f. Baseline immunogenicity test g. [**]
[**]

2	[**]	Day [**]

a. Vital signs are measured prior to injection

b. Subject questionnaire completed

c. The target lipomas evaluated for size of [**]

d. Urine collected for HCG, if applicable

e. Syringe #1 administered into the lipoma #1

f.  Syringe #2 administered into the lipoma #2

g. Vital signs are measured immediately post-injection and prior to discharge

h. Subject instructed to contact the investigator immediately regarding any side effects/adverse events

3	Day [**].	Day [**]

a. Vital signs measured and recorded

b. Subject questionnaire completed

c. The injected lipomas evaluated for [**]

c. Adverse events reported by the subject and those actively monitored are recorded

d. All changes in medication used since the last visit recorded

e. [**] blood collectd for lab and immunogenicity testing

4	Day [**].	Day [**]

a. Vital signs will be measured and recorded

b. Subject questionnaire completed

c. The injected lipomas evaluated for [**]

d. Adverse events observed by the subject and those actively monitored are recorded

e. All changes in medication used since the last visit recorded

f.  [**] blood collected for lab and immunogenicity testing

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5	Day [**].	Day [**]

a. Vital signs will be measured and recorded

b. Subject questionnaire completed

c. The injected lipomas evaluated for [**]

d. Adverse events reported by the subject and those actively monitored are recorded

e. All changes in medication used since the last visit recorded

f. [**] blood collected for lab and immunogenicity testing

6	Day [**].	Day [**]

a. Vital signs will be measured and recorded

b. Subject questionnaire completed

c. The injected lipomas evaluated for [**]

d. Adverse events reported by the subject and those actively monitored are recorded

e. All changes in medication used since the last visit recorded

f. [**] blood collected for lab and immunogenicity testing

7	[**] Months [**].	[**] Months

a. Vital signs will be measured and recorded

b. Subject questionnaire completed

c. The injected lipomas evaluated for [**]

d. Adverse events reported by the subjectand those actively monitored are recorded

e. All changes in medication used since the last visit recorded

f. [**] blood collected for lab and immunogenicity testing

8	[**] Months [**].	[**] Months

a. Vital signs will be measured and recorded

b. Subject questionnaire completed

c. The injected lipomas evaluated for [**]

d. Adverse events reported by the subject and those actively monitored are recorded

e. All changes in medication used since the last visit recorded

f. [**] blood collected for lab and immunogenicity testing

g. Physical exam

h. ECG

i. [**]

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10.3	Early Termination

Subjects may voluntarily withdraw from the study at any time and for any reason. The investigator may discontinue the subject’s participation in the study if he believes it necessary for any reason including adverse events, clinically significant adverse changes in laboratory testing or failure to comply with the protocol. It is understood by all that an excessive rate of withdrawals can jeopardize the analysis of the study and therefore unnecessary withdrawals should be avoided.

At the time of withdrawal or discontinuation, all efforts will be made to complete the procedures and evaluations scheduled for the [**] month follow-up visit (See Table A).

If a subject withdraws or is removed from the study for any reason, the reason for and date of the discontinuation should be recorded in the appropriate section of the Case Report Form on the Study Termination page.

There will be no replacement of subjects in this clinical trial as the determination of sample size allowed for [**] subjects not reaching the [**] month vist.

11.	SAFETY EVALUATION/ADVERSE EVENTS

11.1	Adverse Events

An adverse event is any undesired medical occurrence which occurs during study participation once the subject consent is signed. This includes any physical or clinical change regardless of the relationship to study drug. Abnormal laboratory findings and exacerbation of pre-existing conditions are also considered to be adverse events.

11.2	Recording Adverse Events

The investigator must report on the Case Report Form all adverse signs and symptoms which are volunteered by subjects or observed by the Investigator. The onset and end dates, severity, duration, effect on study drug administration (e.g., discontinuation), relationship to study drug, and administration of any other drug(s) to treat this event will be recorded for each adverse event.

Subjects will be questioned and/or examined by the investigator or his/her designee for occurrence of adverse events. The questioning of adverse events should be general and open-ended such as “How have you been feeling since your last visit?” The presence or absence of specific adverse events will not be solicited from subjects.

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11.3	Monitoring Adverse Events:

Adverse events will be assessed, graded and followed for [**] months post injection with the exception of related events which must be followed until resolution or stabilization. Subjects having adverse events will be monitored with relevant clinical assessments and laboratory tests as determined by the investigator.

Intensity Rating for Adverse Events:

0 = None, not aware of adverse event

1 = Mild, aware of adverse event but easily tolerated

2 = Moderate, adverse event interferes with usual activities

3 = Severe, adverse event is incapacitating; unable to perform usual activities

Subjects having adverse events will be monitored with relevant clinical assessments and laboratory tests as determined by the investigator. Any actions taken and follow-up results must be recorded on the appropriate page of the Case Report Form. Follow-up laboratory results should be filed with the subject’s source documentation.

11.4	Known Potential Toxicity of Study Drug(s)

Refer to the Package Insert for XIAFLEX®.

11.5	Serious Adverse Events

11.5.1	All serious adverse events, treatment-related or not, must be reported to the study monitor and to Auxilium Pharmaceuticals, Inc. immediately if feasible, or within 24 hours. A written report must be made including a full description of the event and sequelae. Such notification shall be made as soon as possible and in no event later than 5 working days after the sponsor’s initial receipt of the information. The FDA, via form 3500A, and the institutional IRB will be notified in a written IND safety report of any adverse experience associated with use of the drug that is both serious and unexpected.

In each written IND safety report, the sponsor shall identify all safety reports previously filed with the IND concerning a similar adverse experience, and shall analyze the significance of the adverse experience in light of the previous, similar reports.

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11.5.2	A serious adverse event is one that suggests a significant hazard, contraindication, side effect, or precaution. With respect to human clinical experience, this includes any event that:

11.5.2.1	Results in death

11.5.2.2	Is life-threatening

11.5.2.3	Requires hospitalization or prolongs existing hospitalization

11.5.2.4	Results in persistent, or significant disability/incapacity

11.5.2.5	Important medical events that may not result in death, etc. But may be considered a serious adverse event and jeapardize the subject and may require medical or surgical intervention to prevent one of the outcomes listed in this definition.

11.5.3	Telephone report: FDA will be notified by telephone of any unexpected fatal or life-threatening experience associated with use of the drug in the clinical studies conducted under the IND no later than 3 working days after receipt of the information. Each telephone call to FDA shall be transmitted to the Center for Drug Evaluation and Research, which has responsibility for review of the IND. For purposes of this section, life-threatening means that the subject was, in view of the investigator, at immediate risk of death from the reaction as it occurred, i.e., it does not include a reaction that, had it occurred in a more serious form, might have caused death. For example, drug induced hepatitis that resolved without evidence of hepatic failure would not be considered life threatening even though drug-induced hepatitis can be fatal.

11.6	Breaking the Blind

When the treatment that a subject has been receiving must be known in order to provide adequate medical care, the investigator may break the randomization code for that subject. The reason for the breaking of the code is to be recorded in the research pharmacist’s log as well as in the Study Conduct Comments Section of the subject’s Case Report Form.

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12.	STATISTICAL ANALYSIS

12.1	Analysis Population

12.1.1	The intent-to-treat (ITT) population will consist of all subjects who receive at least one study treatment, have a baseline evaluation, and have at least one efficacy evaluation in the double-blind portion of the study.

12.1.2	The per-protocol (PP) population will consist of all subjects who are eligible for the study, receive the protocol-mandated study treatments and complete study procedures, including visits, from screening to the 6-month visit without major protocol violations.

12.1.3	The safety population consists of all randomized subjects.

12.2	Missing Data and Data Imputation

The ITT analysis will be done on observed data only without imputation. For the per-protocol analysis, missing lipoma measurements may be replaced with the last observed observation, except that durability of response will always be evaluated from observed data only.

12.3	Efficacy Analysis

12.3.1	The primary efficacy outcome is lipoma [**] measured as the [**] times the [**]. [**] will be analyzed as the percent change from baseline at the [**]-month visit. [**] at other visits will also be evaluated.

In this “split-plot” (actually “split-body”) study design, each subject serves as his or her own control and the statistical analysis will use methods appropriate to such paired data measured on a continuous scale in a single-center study. [**].

12.3.2	A secondary efficacy outcome is the [**] alone. This will be analyzed as the percent change from baseline at the [**] month visit using methods appropriate for paired data. Greatest dimension at the other visits will also be evaluated. Another secondary efficacy outcome is responders at [**] months. A responder is a patient with a [**]% decrease in the drug treated lipoma volume relative to baseline as measured by [**] at [**] months. [**] Test will be used to perform the responder analysis

12.1.1	Treatment success will be analyzed at [**] months.

12.1.2	The superiority of study treatment over placebo will be inferred if treatment is statistically significantly better (at the 0.05 level, 2-sided test) in the primary efficacy analysis of the ITT population. This is a single test and therefore no multiplicity adjustment is necessary. Analysis with the per-protocol population and all secondary and other analyses will be supportive of the primary analysis in the ITT population and will be done without multiplicity adjustments.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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12.1.3 Descriptive statistics will be tabulated at each visit for variables of interest.

12.2	Demographics and Baseline Characteristics

Demographic data and baseline characteristics will be tabulated for descriptive purposes. Each subject simultaneously receives both active and control treatments so between-subject comparability of treatment groups at baseline is not possible. Comparability of baseline characteristics of lipomas by treatment will be examined.

12.3	Safety Analysis

12.3.1	Adverse Events

Tables of adverse event rates will be constructed including severity, and relationship to study treatment. Additionally, separate tables may be created for localized adverse events that occur at the treated lipoma. Tables of localized reactions may group events by active and placebo treatment.

12.3.2	Clinical Labs and Vitals

Descriptive statistics at baseline and changes over the course of the study will be tabulated. Tables may group subjects by the active treatment dose or number of injections received.

12.4	Interim Analysis

There will be no interim analysis.

12.5	Visit Windows

Visit windows define the maximum and minimum time allowed for inclusion in any “Time Point”. The table below shows the visit windows.

Visit Name	Time Point	First Time Point in Window	Last Time Point in Window
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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13.	ETHICAL, REGULATORY AND ADMINISTRATIVE ASPECTS

13.1	Declaration of Helsinki

The investigator will ensure that this study is conducted in full conformance with the principles of the Declaration of Helsinki-Ethical Principles for Medical Research Involving Human Subjects as amended by the 59th WMA General Assembly in Seoul, October 2008.

13.2	Regulatory

The investigator will ensure that this trial will be conducted in compliance with the protocol and that the basic principles of “Good Clinical Practices” and applicable regulatory requirements are adhered to.

13.3	Informed Consent

It is the responsibility of the investigator to obtain written informed consent from each subject prior to performing any study-related procedure. The subject must sign a statement (complying with the requirements of the U.S. Code of Federal Regulations, Title 21 CFR Part 50) which indicates that they have given their consent to participate in the study.

13.4	Institutional Review Board

This protocol and any accompanying material provided to the subject will be submitted by the investigator to the Institutional Review Board (IRB). Approval from the committee must be obtained before starting the study and should be documented in a letter to the investigator specifying the date on which the committee met and granted the approval.

Any modifications made to the protocol after initial IRB approval must be likewise submitted and approved.

Notification will be given to the IRB in the event any serious adverse events occur.

13.5	Disclosure of Data

It is understood by the investigator that the information and data included in this protocol may be disclosed to and used by the investigator’s staff and associates as may be necessary to conduct this clinical trial.

The information derived from this clinical study will be used by Advance Biofactures Corporation and therefore, may be disclosed by Advance Biofactures Corporation as required to other clinical investigators, to the Food and Drug Administration, and to other government agencies. In order to allow for the use of the information derived from this clinical study, it is understood by the investigator that there is an obligation to provide Advance Biofactures Corporation with complete test results and all data from this clinical study.

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13.6	Confidentiality of Documents / Subject Records

The investigator must assure that subject’s anonymity will be maintained and that their identities are protected from unauthorized parties. CRFs or other documents submitted to the sponsor should not be identified by their names but by an identification code. Documents not submitted to the sponsor shall be maintained by the investigator in strict confidence.

14.	STUDY DOCUMENTATION

14.1	Investigator’s Statement

The investigator must sign the investigator’s statement (Attachment 1) prior to performing an examination or treatment of a subject.

14.2	Investigator’s Record Requirements

Federal regulations require that copies of case report forms and other pertinent documentation (i.e., photographs, laboratory reports, hospital or office subject’s records, etc.) be retained by the investigator for a period of two years following either the approval of the BLA or withdrawal of the BLA.

The investigator is aware of the fact that he/she may be subjected to a field audit by FDA inspectors in order to validate the participation of subjects in the study and to verify the data reported on the case report forms. With this in mind, careful attention should be paid to seeing that records of medications received and copies of original photographs, laboratory tests, etc., are filed, and retained, in the investigator’s file along with the Case Report Form. Documentation should be made on the office/hospital chart and transferred to the Case Report Form. The participation of all subjects in 10-Lipoma II should be noted in the office/hospital chart. The signed informed consent should be filed with the subject’s source document chart.

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14.3	Departures from Protocol

When circumstances arise, which suggest that a departure from this protocol should be considered, the investigator or other physician in attendance must contact the study monitor by telephone as soon as possible prior to implementation. Any departure from the agreed protocol will pertain only to the individual subject involved. The Case Report Form will describe the circumstances and identify the pertinent protocol procedure.

In the event that a protocol change is proposed for all subjects, then the procedure for protocol amendment should be followed. In either case, any modification of the protocol that may become necessary during the course of this study, other than to protect subjects from an immediate hazard, is subject to prior discussion between the clinical investigator and Advance Biofactures Corporation.

14.4	Study Documentation: Case Report Forms (CRFs), Standardized Source Documents and Record Keeping.

The investigator must maintain adequate and accurate records to enable the conduct of the study to be fully documented and the study data to be subsequently verified. These documents should be classified into two different separate categories: (1) Investigator’s Study File, and (2) Subject Clinical Source Documents.

14.4.1	The Investigator’s Study File will contain the following:

a.	The Protocol / Amendments

b.	FDA 1572

c.	Signed Investigator’s Agreement

d.	Ethical Committee / Institutional Review Board and Governmental Approval with Correspondence

e.	Informed Consent

f.	Investigator Brochure

g.	Safety Reports

h.	Drug Records (including shipment records and accountability log)

i.	Randomization Schedule / Treatment Code

j.	Site Study Personnel Curriculum Vitae

k.	Study Correspondence Between Site and Sponsor

l.	Laboratory Certification and Normal Ranges

m.	Site Study Personnel Signature Log

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n.	Screening and Enrollment Log

o.	Monitor’s Visit / Signature Log

14.4.2	Subject’s Clinical Source Documents which may include:

a.	Standardized Source Document

b.	Subject Hospital / Clinic Records

c.	Physician / Nurse’s Notes

d.	Original Laboratory Reports

e.	ECG, EEG, Radiological, Pathology and Special Assessment Reports

f.	Photo of Subject’s Lipoma(s)

g.	Consultant Letters

These two categories of documents must be kept on file by the Investigator for at least two years following either the approval of the BLA or withdrawal of the BLA. No study document should be destroyed without prior written agreement between ABC and the Investigator. Should the Investigator wish to assign the study records to another party or move them to another location, ABC must be notified in advance.

If the Investigator cannot guarantee this archiving requirement at the investigational site for any or all of the documents, special arrangements must be made between the Investigator and ABC to store these in a sealed container(s) outside of the site so that they can be returned sealed to the Investigator in case of a regulatory audit. When source documents are required for the continued care of the subject, appropriate copies should be made for storing outside of the site.

14.5	ABC or Health Authority Queries

The investigator shall supply the sponsor on request with any required background data from the study documentation or clinic records. This is particularly important when Case Report Forms are illegible or when errors in data transcription are suspected. In case of special problems and/or governmental queries or requests for audit inspections, it is also necessary to have access to the complete study records, provided that subject confidentiality is protected.

14.6	Inspections

The investigator should understand that source documents for this trial should be made available to appropriately qualified ABC personnel or to health authority inspectors after appropriate notification. The verification of the Case Report Form data may be by direct inspection of source documents (where permitted by law) or through an interview technique.

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The minimal requirement for the source data checks include:

14.6.1	All subjects to be 100% SDV

14.6.2	Each subject should have the following data points SDV:

14.6.2.1	Subject’s existence

14.6.2.2	Informed consent

14.6.2.3	Inclusion/exclusion criteria

14.6.2.4	All adverse events and Serious Adverse Events

14.6.2.5	Study medication & dispensing

14.6.2.6	Date of visits

14.6.3	Case Report Forms and Standardized Source Documents

For each subject enrolled, Case Report Form as well as a standardized source document must be completed and signed by the principal investigator or co- investigator. This also applies to the records of those subjects who fail to complete the study (even during the screening period if a Case Report form is initiated). If a subject withdraws from the study because of a treatment-limiting adverse event, thorough efforts must be made to clearly document the outcome. All forms must be typed or filled-out using black ballpoint pen, and must be legible. Errors should be crossed out but not obliterated, the correction inserted and the change initialed and dated by the investigator or his/her authorized delegate.

14.7	Monitoring of the Study

It is understood that the responsible ABC monitor or its representative will contact and visit the investigator/site regularly and that he/she will be allowed, on request, to inspect the various records of the trial (Case Report Forms, Standardized Source Documents and other pertinent data), provided that subject confidentiality is maintained in accordance with local requirements.

It will be the monitor’s responsibility to inspect the Case Report Forms at regular intervals throughout the study, to verify the completeness, consistency and accuracy of the data being entered on them, and to verify adherence to the protocol. The monitor should have access to laboratory test reports and other subject records needed to verify the entries on the Case Report Form. The investigator (or his/her deputy) agrees to cooperate with the monitor to ensure that any problems detected in the course of these monitoring visits are resolved.

For this study, the expected average monitoring frequency is every [**] weeks.

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

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ATTACHMENT 1

INVESTIGATOR’S SIGNATURE PAGE

I have thoroughly read and reviewed the study protocol. Having read and understood the requirements and conditions of the study protocol, I agree to perform the clinical study according to the international Good Clinical Practice principles and regulatory authority requirements for source document verification and auditing / inspection of the study.

I agree to use the study material, including medication and diluent, only as specified in the protocol.

I understand that changes to the protocol must be made in the form of an amendment, which has prior written approval of the Sponsor.

I understand that any violation of the protocol may lead to early termination of the study.

I agree to follow the study time schedule as outlined in the protocol.

I agree to report to the Sponsor, within one working day, of any clinical adverse event that is serious, whether considered treatment-related or not.

Signature	Date

Signature	Date

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ATTACHMENT 2

SUBJECT QUESTIONNAIRE

Subject # ______     Subject Initials

Study Visit _____________________        Date __________

Location of Lipoma #1 _________________     Location of Lipoma #2 _______________

To Be Completed by the Subject: Please provide the requested information regarding the two lipomas under treatment for the appropriate visit. Enter the number of the best response.

[ ]	Initial Screening Visit:

1. Reason for treating lipomas	1 = [**] 2 = [**] 3 = [**]	Lipoma #1	Lipoma #2

2. How [**] are the lipomas to be treated?	1 = Not at all 2 = Somewhat 3 = Very	Lipoma #1	Lipoma #2

Subject Signature __________________________________/ Date __________

[ ]	All Other Visits:

1. How [**] are the lipomas to be treated?	1 = Not at all 2 = Somewhat 3 = Very	Lipoma #1	Lipoma #2

2. How [**]	1 = [**] 2 = [**] 3 = [**]	Lipoma #1	Lipoma #2

3. If this is your final visit, would you participate in this trial again?	1 = Yes 2 = No 3 = N/A	Lipoma #1	Lipoma #2

Subject Signature __________________________________/ Date __________

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

1

Schedule 3.1(b)(3)

In Vitro Research Proposal Template

Introduction

The proposal states the purpose and potential importance of the project.

Research Questions and Hypotheses

In this section, the proposal states a research question and hypotheses. The research question should be of potential significance. This section will describe and provide references for currently available technology and/or therapeutic options. It will include a brief discussion of the study objectives including benefits that may ultimately result if the in vitro research is successful. It also will define “success” of the project and how the data generated may be used.

Methods and Procedures

This section gives the details on the experimental design, test methods, materials, analytical techniques, and data collection. This section also outlines next steps, if applicable.

Schedule 3.2

Clinical Trials

Dupuytren’s Disease

[**]

Peyronie’s Disease

[**]

Frozen Shoulder

[**]

**	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.

Schedule 13.1

Joint Press Release

Auxilium Pharmaceuticals, Inc. and BioSpecifics Technologies Corp. Announce Plans to Develop Additional Indications using XIAFLEX®

- Parties Dismiss All Pending Litigation -

-Auxilium to Initiate Studies for the Treatment of Cellulite; BioSpecifics to Initiate Studies for the Treatment of Human and Canine Lipomas-

-Auxilium Conference Call with Investors Scheduled for 9:00 am ET September 1; BioSpecifics Conference Call with Investors Scheduled for 10:30 am ET September 1-

MALVERN, PA and LYNBROOK, NY., August 31, 2011—Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL), a specialty biopharmaceutical company, and BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company, today announced that they have dismissed all pending litigation between the Companies and announced plans to move XIAFLEX forward in the clinic for cellulite and human and canine lipoma as well as to collaborate on the initiation of further studies for XIAFLEX for additional indications. Through an amendment and restatement of the Companies’ 2008 development and license agreement, the Companies have clarified the rights and responsibilities of the Joint Development Committee.

Auxilium has been granted the right to initiate studies for the treatment of edematous fibrosclerotic panniculopathy, more commonly known as cellulite, and expects to begin phase Ib clinical studies in early 2012. BioSpecifics will initiate studies for the treatment of human and canine lipomas and plans to initiate clinical studies for both human and canine lipomas shortly. Auxilium will continue to have the option to exclusively license these indications upon completion of BioSpecifics’ development work. Auxilium and BioSpecifics also plan to collaborate on identifying further indications for treatment with XIAFLEX.

Based on the terms of the amended agreement, Auxilium will pay BioSpecifics an opt-in fee at the time of completion by Auxilium of Stage I development of cellulite and will be responsible for all development costs associated with cellulite. Auxilium’s opt-in rights remain unchanged with respect to the two lipoma indications. In addition to the opt-in fees, BioSpecifics will continue to be entitled to regulatory milestones, low double digit royalties and a markup of cost of goods on all indications.

“We are pleased that we have reached a mutually beneficial settlement with our partner BioSpecifics, and we are excited to move forward with the development of XIAFLEX in cellulite,” said Armando Anido, Chief Executive Officer and President of Auxilium. “We look forward to a close collaboration with BioSpecifics on the development of additional indications that could result in new opportunities for XIAFLEX.”

“We are very happy to be collaborating with Auxilium as we explore promising new indications for XIAFLEX that could have significant potential benefit for patients,” commented Thomas L. Wegman, President of BioSpecifics. “We are very enthusiastic about the positive study results we have already seen for both human and canine lipoma and look forward to advancing these indications in the clinic as soon as possible.”

Auxilium Conference Call

Auxilium will hold a conference call tomorrow, September 1, 2011 at 9:00 am ET, to discuss these developments. The presentation slides to be used during the call are now available on the “For Investors” section of the Company’s web site under the “Presentations” tab. A question and answer session will follow the presentation. The conference call and the presentation slides will be simultaneously web cast on the “For Investors” section of its web site under the “Events” tab. The conference call will be archived for future review until October 1, 2011.

Conference call details:
Date:	Thursday, September 1, 2011
Time:	9:00 a.m. ET
Dial-in (U.S.):	XXX-XXX-XXXX
Dial-in (International):	XXX-XXX-XXXX
Web cast:	http://www.auxilium.com
Passcode:	AUXILIUM

To access an audio replay of the call:
Access number (U.S.):	XXX-XXX-XXXX
Access number (International):	XXX-XXX-XXXX
Replay Passcode #:	XXXXXX

BioSpecifics Conference Call

BioSpecifics will hold a conference call tomorrow, September 1, 2011 at 10:30 a.m. ET, to discuss these developments. The conference call will be simultaneously web cast on BioSpecifics’ website and archived for future review until October 1, 2011.

Conference call details:
Date:	Thursday, September 1, 2011
Time:	10:30 a.m. ET
Dial-in (U.S.):	XXX-XXX-XXXX
Dial-in (International):	XXX-XXX-XXXX
Web cast:	http://www.biospecifics.com
Passcode:	XXXXXXXX

To access an audio replay of the call:
Access number (U.S.):	XXX-XXX-XXXX
Access number (International):	XXX-XXX-XXXX
Replay Passcode #:	XXXXXX

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a testosterone gel, for the topical treatment of hypogonadism in the U.S. Pfizer Inc. has marketing rights for XIAPEX® (the EU tradename for collagenase clostridium histolyticum) in 46 countries in Eurasia and Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan. Ferring International Center S.A. markets Testim in the EU and Paladin Labs Inc. markets Testim in Canada. Auxilium has three projects in clinical development. XIAFLEX is in phase III of development for the treatment of Peyronie’s disease, in phase II of development for the treatment of Frozen Shoulder syndrome (Adhesive Capsulitis) and is in phase I of development for the treatment of cellulite (edematous fibrosclerotic panniculopathy). Auxilium also has rights to pursue additional indications for XIAFLEX. For additional information, visit http://www.auxilium.com.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications, five of which include: Dupuytren’s contracture; Peyronie’s disease; Frozen Shoulder (Adhesive Capsulitis) and human and canine lipoma. Its strategic partner Auxilium Pharmaceuticals, Inc. markets XIAFLEX® in the U.S. for the treatment of Dupuytren’s contracture. Pfizer, Inc. is responsible for marketing XIAPEX® in 46 countries in Eurasia and Asahi Kasei Pharma Corporation has development and commercial rights for XIAFLEX in Japan. More information about the Company may be found on its website at www.biospecifics.com.

About Cellulite

Cellulite, also known medically as edematous fibrosclerotic panniculopathy, describes a pathologic inflammatory condition, in which lobules of subcutaneous adipose tissue extend into the dermal layer. These changes can visibly affect the shape of the epidermis and resemble an orange peel-like dimpling of the skin.1

In the normal subcutaneous fat layer directly under the skin, there are both perpendicular columnar and net-like fibrous connective tissue called septae. These fibrous septae, made of types I and III collagen, connect the epidermis to the dermis and create a network of compartmentalized adipose deposits. Women tend to have a higher proportion of columnar septae that are perpendicular to the epidermis, while men tend to have more of the net-like system. In cellulite, the subcutaneous fat cells swell and push upwards. 2 As a result, the skin between the septae is pushed up and the perpendicular septae act as an anchor to pull the epidermis downwards and form the classic cellulite dimple. The surrounding adipose tissue forms small bulges under the epidermis around the dimple that can give skin a “cottage cheese” texture.

Cellulite has been reported to occur in 85 to 98% of post-pubertal females and rarely in men. The condition is prevalent in women of all races. 1

[1]	Avram, Cellulite: a review of its physiology and treatment, Journal of Cosmetic Laser Therapy 2004; 6: 181–185
[2]	Querleux, Anatomy and physiology of subcutaneous adipose tissue by in vivo MRI and spectroscopy: Relationship with sex and presence of cellulite, Skin Research and Technology; 8: 118-124

About Human and Canine Lipoma

Lipomas are encapsulated fat deposits that occur under the skin and they are common in both humans and dogs. Approximately 1% of the general human population has a lipoma.1 Subcutaneous lipomas are the most common lipomas found in humans.

In addition, lipomas that restrict motion in older dogs are a serious problem. The only proven therapy for this condition is surgical excision of the lipoma, which necessarily involves the use of general anesthesia. It has been estimated that up to 2% of dogs die as a complication of general anesthesia.2 Lipomas occur in 2.3% of the dog population, 3 or in approximately 1.7 million dogs in the U.S.4

[1]	Nickloes E-Medicine 2010 March
[2]	Brodbelt Vet J 2009 Dec; 182 (3): 375-6
[3]	Lund JAVMA Vol. 214, No. 9, May 1, 1999
[4]	U.S. Pet Ownership & Demographics Sourcebook (2007 Edition)

AUXILIUM SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the timing of phase Ib clinical studies for XIALFEX® for the treatment of edematous fibrosclerotic panniculopathy, more commonly known as cellulite; the number of people with cellulite; the identification of additional indications for XIAFLEX and their market potential and products in development for Peyronie’s disease and Frozen Shoulder syndrome; and all other statements containing projections, statements of future performance or expectations, our beliefs or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Forward-looking statements can generally be identified by words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, beliefs, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report under the heading “Risk Factors” on Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended June 30, 2011, which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading

“For Investors — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.

Auxilium disclaims responsibility for statements above in “About BioSpecifics”, which were provided by BioSpecifics for inclusion in this release.

BioSpecifics Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding BioSpecifics’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, its expected revenue growth, and any other statements containing the words “believes,” “expects,” “anticipates,” “plans,” “estimates” and similar expressions, are forward-looking statements. There are a number of important factors that could cause its actual results to differ materially from those indicated by such forward-looking statements, including the statements made by BioSpecifics concerning the likelihood of success of future clinical trials in new indications, and other risk factors identified in the BioSpecifics’ Form 10-K for the year ended December 31, 2010 and its reports on Form 8-K filed with the SEC. All forward-looking statements included in this press release are made as of the date hereof, and BioSpecifics assumes no obligation to update these forward-looking statements.

BioSpecifics disclaims responsibility for statements above in “About Auxilium”, which were provided by Auxilium for inclusion in this release.

Auxilium Contacts:

James E. Fickenscher

Chief Financial Officer

+1-484-321-5900

jfickenscher@auxilium.com

or

William Q. Sargent Jr.

Vice-President, Investor Relations and Corporate Communications

+1-484-321-5900

wsargent@auxilium.com

BioSpecifics contact:

BioSpecifics Technologies Corp.

Thomas L. Wegman, President

(516) 593-7000

thomas_wegman@biospecifics.com